SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

WESCO FINANCIAL CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously by written preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

WESCO FINANCIAL CORPORATION

301 EAST COLORADO BOULEVARD, SUITE 300, PASADENA, CALIFORNIA 91101-1901

(626) 585-6700

www.wescofinancial.com

To Our Shareholders:

You are cordially invited to attend a special meeting of the shareholders of Wesco Financial Corporation, a Delaware corporation (“Wesco”), to be held at the University Club of Pasadena, 175 North Oakland Avenue, Pasadena, California 91101, on Friday, June 24, 2011, at 10:00 a.m., local time.

At the special meeting, you will be asked to approve the Agreement and Plan of Merger, dated as of February 4, 2011, by and among Berkshire Hathaway Inc., a Delaware corporation (“Berkshire”), Montana Acquisitions, LLC, a limited liability company and an indirect wholly owned subsidiary of Berkshire (“Merger Sub”), and Wesco, as amended by the Amendment to Agreement and Plan of Merger, dated as of April 15, 2011 (the “merger agreement”), pursuant to which Wesco will be merged with and into Merger Sub (the “merger”), with Merger Sub continuing as the surviving entity. Following the merger, Wesco will cease to exist as a publicly traded company and Merger Sub will change its name to “Wesco Financial, LLC.”

If the merger is completed, each share of Wesco’s common stock, par value $1.00 per share (“Wesco common stock”), will be converted into the right to receive an amount, either in cash or Class B common stock, par value $0.0033 per share, of Berkshire (“Berkshire Class B common stock”) at the election of the shareholder, equal to: (i) $386.55 (which represents Wesco’s shareholder’s equity per share as of January 31, 2011, estimated for purposes of the merger agreement), plus (ii) an earnings factor of $.98691 per share per month from and after February 1, 2011 through and including the anticipated effective time of the merger (pro rated on a daily basis for any partial month), plus (or minus, if negative) (iii) the sum of the following (expressed on a per share basis, net of taxes) for the period between February 1, 2011 and the close of business on the second full trading day prior to the date of the special meeting (the “determination date”): (a) the change (positive or negative) in net unrealized appreciation of Wesco’s investment securities, (b) the amount of net realized investment gains or losses, and (c) the amount of other-than-temporary impairment charges with respect to Wesco’s investment securities, minus (iv) the per share amount of cash dividends declared with respect to Wesco common stock having a record date from and after February 4, 2011 through and including the anticipated effective time of the merger, and minus (v) certain fees and expenses incurred by Wesco in connection with the transaction (expressed on a per share basis). For Wesco shareholders who elect to receive their merger consideration in shares of Berkshire Class B common stock, the exchange ratio will be based on the average of the daily volume-weighted average prices per share of Berkshire Class B common stock for the period of 20 consecutive trading days ending on the determination date. Fractional shares of Berkshire Class B common stock will not be issued in the merger; instead, cash will be paid in lieu of any fractional shares of Berkshire Class B common stock. Berkshire Class B shares are listed on the New York Stock Exchange under the stock symbol “BRK.B.” The final per share merger consideration will be determined by Berkshire and reasonably agreed to by Wesco (acting through the special committee), and will be made publicly available through the filing of a Form 8-K by Wesco with the SEC by no later than 9:30 a.m., New York time, on the first business day following the determination date.

Because of the per share merger consideration formula in the merger agreement, the per share merger consideration will not be affected by losses incurred by Wesco’s Wes-FIC insurance business, under its quota share retrocession agreement with Berkshire’s National Indemnity Company subsidiary, as a result of recent catastrophic events such as the earthquake in New Zealand and the earthquake and tsunami in Japan.

This proxy statement/prospectus provides a detailed description of the merger agreement and the proposed merger. In addition, it contains important information regarding the special meeting. We urge you to read this proxy statement/prospectus (and any documents incorporated into this proxy statement/prospectus by reference, including the merger agreement) carefully. Please pay particular attention to the section entitled “Risk Factors” beginning on page 74.

The Board of Directors of Wesco unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement.

Your vote is very important. The merger cannot be completed unless Wesco obtains (i) the affirmative vote of holders of a majority of the outstanding shares of Wesco common stock in favor of the adoption of the merger agreement and (ii) the affirmative vote of holders of a majority of the outstanding shares of Wesco common stock (excluding shares owned by Berkshire and its affiliates and any shares beneficially owned by Cascade Investment LLC, Robert E. Denham, Peter D. Kaufman or Robert E. Sahm) in favor of the adoption of the merger agreement. Please note that failing to vote has the same effect as a vote “AGAINST” the adoption of the merger agreement for purposes of both of these shareholder approval requirements.

Whether or not you plan to attend the special meeting, please complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or over the Internet prior to the special meeting. If your shares of Wesco common stock are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of Wesco common stock using the instructions provided by your broker, bank or other nominee. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy you previously submitted. However, if you hold your shares though a broker, bank or other nominee, you must provide a legal proxy issued from such nominee in order to vote your shares in person at the special meeting.

If you have any questions or need assistance voting your shares, please call Wesco’s Chief Financial Officer at (626) 585-6700.

We look forward to the successful completion of the merger.

Sincerely,

Charles T. Munger
Chairman of the Board, Chief Executive Officer and President

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement/prospectus, passed upon the merits or fairness of the merger or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated May 18, 2011 and is first being mailed to the shareholders of Wesco on or about May 19, 2011.

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Wesco and Berkshire from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available for you to review at the Securities and Exchange Commission’s (the “SEC”) public reference room located at 100 F Street, N.E., Washington, D.C. 20549, and through the SEC’s website at www.sec.gov. Free copies of Wesco’s documents are also available on Wesco’s website at www.wescofinancial.com and free copies of Berkshire’s documents are available on Berkshire’s website at www.berkshirehathaway.com. You can also obtain the documents incorporated by reference into this proxy statement/prospectus free of charge by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Wesco Financial Corporation	Berkshire Hathaway Inc.
301 East Colorado Boulevard, Suite 300 Pasadena, California 91101-1901 (626) 585-6700 Attention: Chief Financial Officer	3555 Farnam Street Omaha, Nebraska 68131 (402) 346-1400 Attention: Corporate Secretary

If you would like to request any documents, please do so by June 13, 2011 in order to receive them before the special meeting.

You also may obtain additional proxy cards and other information related to the proxy solicitation by contacting the appropriate contact listed above. You will not be charged for any of these documents that you request.

For more information, please see the section entitled “Where To Find More Information” beginning on page 114.

ABOUT THIS DOCUMENT

This document, which forms part of a registration statement on Form S-4 filed with the SEC by Berkshire (File No. 333-172636), constitutes a prospectus of Berkshire under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Berkshire Class B common stock to be issued to Wesco shareholders as required by the merger agreement. This document also constitutes a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a notice of meeting with respect to the special meeting of Wesco shareholders, at which Wesco shareholders will be asked to vote upon a proposal to adopt the merger agreement.

You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated as of May 18, 2011. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. Neither our mailing of this proxy statement/prospectus to Wesco shareholders nor the issuance by Berkshire of Class B common stock in connection with the merger will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding Wesco has been provided by Wesco and information contained in this proxy statement/prospectus regarding Berkshire has been provided by Berkshire.

WESCO FINANCIAL CORPORATION

301 EAST COLORADO BOULEVARD, SUITE 300

PASADENA, CALIFORNIA 91101-1901

(626) 585-6700

www.wescofinancial.com

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held June 24, 2011

A special meeting of shareholders of Wesco Financial Corporation, a Delaware corporation (“Wesco”), will be held at the University Club of Pasadena, 175 North Oakland Avenue, Pasadena, California 91101, on Friday, June 24, 2011, at 10:00 a.m., local time, for the following purposes:

•

to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 4, 2011, by and among Berkshire Hathaway Inc., a Delaware corporation (“Berkshire”), Montana Acquisitions, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Berkshire (“Merger Sub”), and Wesco, as amended by the Amendment to Agreement and Plan of Merger, dated as of April 15, 2011 (the “merger agreement”), pursuant to which Wesco will be merged with and into Merger Sub and Merger Sub will continue as the surviving entity, as further described in the accompanying proxy statement/prospectus; and

•

to transact any other business that may properly be brought before the special meeting, or any adjournments or postponements thereof, including, without limitation, a motion to adjourn or postpone the special meeting to another time and/or place for the purpose of soliciting additional proxies in favor of the proposal to adopt the merger agreement, if necessary.

Adoption of the merger agreement requires (i) the affirmative vote of holders of a majority of the outstanding shares of Wesco’s common stock, par value $1.00 per share (“Wesco common stock”), in favor of the adoption of the merger agreement (the “Company Shareholder Approval”) and (ii) the affirmative vote of holders of a majority of the outstanding shares of Wesco common stock (excluding shares owned by Berkshire and its affiliates and any shares beneficially owned by Cascade Investment LLC, Robert E. Denham, Peter D. Kaufman or Robert E. Sahm) in favor of the adoption of the merger agreement (the “Special Shareholder Approval”).

The Board of Directors of Wesco has fixed May 16, 2011, as of the close of business, as the record date for the determination of shareholders entitled to this notice and to vote at such special meeting or any adjournments or postponements thereof. A list of the shareholders as of such record date will be open to examination by any shareholder for any purpose germane to the special meeting during ordinary business hours at Wesco’s principal office at 301 East Colorado Boulevard, Suite 300, Pasadena, California for a period of at least ten days prior to June 24, 2011. The shareholder list will also be available at the special meeting for examination by any shareholder present at the special meeting.

Only shareholders of record of Wesco and their proxies are invited to attend the special meeting in person. If you plan to attend the special meeting, please check the appropriate box on the enclosed proxy card, save the admission ticket that is attached to your proxy card and present it, along with your photo identification, at the door. Please note that there will not be a question and answer session with Charles T. Munger during or immediately following the special meeting.

Whether or not you plan to attend the special meeting, please complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or over the Internet prior to the special meeting. If your shares of Wesco common stock are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of Wesco common stock using the instructions provided by your broker, bank or other nominee. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy you previously submitted.

However, if you hold your shares though a broker, bank or other nominee, you must provide a legal proxy issued from such nominee in order to vote your shares in person at the special meeting.

Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement/prospectus.

In connection with our solicitation of proxies for the special meeting, we are making available this proxy statement/prospectus and proxy card on or about May 19, 2011.

By Order of the Board of Directors

Margery A. Patrick
Secretary

Pasadena, California

May 18, 2011

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting To Be Held on June 24, 2011. The proxy statement and proxy card for the special meeting are available on Wesco’s website at www.wescofinancial.com or at http://bnymellon.mobular.net/bnymellon/wsc.

SUMMARY TERM SHEET

This Summary Term Sheet, together with the “Questions and Answers,” summarizes the material information in this proxy statement/prospectus, including the merger agreement and the amendment to the merger agreement attached as Annex A-1 and Annex A-2 to this proxy statement/prospectus. We encourage you to read carefully this entire proxy statement/prospectus, its annexes and the documents referred to or incorporated by reference in this proxy statement/prospectus. You may obtain a list of the documents incorporated by reference into this proxy statement/prospectus in the section entitled “Where To Find More Information” beginning on page 114. Each item in this Summary Term Sheet includes a page reference directing you to a more complete description of that topic in this proxy statement/prospectus.

The Companies

Wesco Financial Corporation

301 East Colorado Boulevard, Suite 300

Pasadena, California 91101-1901

(626) 585-6700

Wesco is a holding company that conducts no operating activities and owns no significant assets other than through its interests in its subsidiaries. Through its subsidiaries, Wesco is engaged in three principal businesses: the insurance business, the furniture rental business and the steel service center business. Wesco’s operations also include the management of commercial and residential real estate in downtown Pasadena, California. As of December 31, 2010, Wesco and its subsidiaries had approximately 2,290 employees. Since 1983, Wesco has been an indirect 80.1% subsidiary of Berkshire.

Additional information about Wesco and its subsidiaries is included in documents incorporated by reference into this proxy statement/prospectus. For further information, please see the section entitled “Where To Find More Information” beginning on page 114.

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

(402) 346-1400

Berkshire is a holding company owning subsidiaries that engage in a number of diverse business activities including property and casualty insurance and reinsurance, railroads, utilities and energy, finance, manufacturing, services and retailing. As of December 31, 2010, Berkshire and its subsidiaries had approximately 260,000 employees.

Additional information about Berkshire and its subsidiaries is included in documents incorporated by reference into this proxy statement/prospectus. For further information, please see the section entitled “Where To Find More Information” beginning on page 114.

The Merger (see p. 82)

Berkshire and Wesco agreed to the acquisition of Wesco by Berkshire under the terms of the merger agreement that is described in this proxy statement/prospectus. The merger agreement provides that Wesco will merge with and into Merger Sub, an indirect wholly owned subsidiary of Berkshire. Following the merger, Merger Sub will continue as the surviving entity and will remain an indirect wholly owned subsidiary of Berkshire. Merger Sub will change its name to “Wesco Financial, LLC” upon consummation of the merger. Upon completion of the merger, Wesco will cease to be a publicly traded company, and you will cease to have any rights in Wesco as a shareholder. The merger agreement is attached as Annexes A-1 and A-2 to this proxy statement/prospectus, and both Wesco and Berkshire encourage you to read it carefully in its entirety because it is the legal document that governs the merger.

Merger Consideration (see p. 82)

If the merger is completed, each share of Wesco common stock (other than shares owned by Berkshire or Wesco or their respective subsidiaries) will be converted into the right to receive an amount equal to:

•	$386.55 (which represents Wesco’s shareholder’s equity per share as of January 31, 2011, estimated for purposes of the merger agreement), plus

•

an earnings factor of $.98691 per share per month from and after February 1, 2011 through and including the anticipated effective time of the merger (pro rated on a daily basis for any partial month), plus (or minus, if negative)

•

the sum of the following (expressed on a per share basis, net of taxes) for the period between February 1, 2011 and the close of business on the second full trading day prior to the date of the special meeting of the shareholders of Wesco to vote on the transaction, which is referred to in this proxy statement/prospectus as the “determination date”: (a) the change (positive or negative) in net unrealized appreciation of Wesco’s investment securities, (b) the amount of net realized investment gains or losses, and (c) the amount of other-than-temporary impairment charges with respect to Wesco’s investment securities, minus

•

the per share amount of cash dividends declared with respect to Wesco’s common stock having a record date from and after February 4, 2011 through and including the anticipated effective time of the merger, and minus

•

a good faith estimate (expressed on a per share basis) of the fees and expenses of the advisors to the special committee and of the legal counsel to Wesco and Wesco’s one-half share of the fees and expenses incurred in connection with printing and mailing this proxy statement/prospectus and the SEC filing fees relating to the merger, in each case, incurred or to be incurred subsequent to December 31, 2010 in connection with the merger.

Because of the per share merger consideration formula in the merger agreement, the per share merger consideration will not be affected by losses incurred by Wesco’s Wes-FIC insurance business, under its quota share retrocession agreement with Berkshire’s National Indemnity Company subsidiary, as a result of recent catastrophic events such as the earthquake in New Zealand and the earthquake and tsunami in Japan.

For each share of Wesco common stock, Wesco shareholders can elect to receive the merger consideration in cash or a number of shares of Berkshire Class B common stock equal to the exchange ratio, which is calculated by dividing (i) the cash merger consideration per share (described above) by (ii) the average of the daily volume-weighted average trading prices per share of Berkshire Class B common stock over the twenty trading day period ending on the determination date. Fractional shares of Berkshire Class B common stock will not be issued in the merger. Instead, cash will be paid in lieu of any fractional shares of Berkshire Class B common stock.

As of the date of this proxy statement/prospectus, the per share merger consideration is estimated to be $390.31. Based on such estimated merger consideration, the exchange ratio (as described above) would be 4.8011, and Wesco shareholders who elect to receive their merger consideration in shares of Berkshire Class B common stock would receive 4 shares of Berkshire Class B common stock in exchange for one share of Wesco common stock, and $65.13 payable as cash in lieu of a fractional share. As of May 17, 2011, there are 1,061,797,321 shares of Berkshire Class B common stock outstanding. Based upon such estimated merger consideration, if all Wesco shareholders were to elect to receive their merger consideration in shares of Berkshire Class B common stock, Berkshire would issue an aggregate amount of 6,801,835 shares of Berkshire Class B common stock in exchange for such holders’ shares of Wesco common stock, which following such issuance would represent 0.6365% of the outstanding shares of Berkshire Class B common stock as of May 17, 2011.

For a detailed description of the merger consideration to be received by Wesco shareholders in the merger and the assumptions that form the basis of this per share estimate, see the section entitled “The Merger Agreement—Merger Consideration” beginning on page 82. From time to time between the date of this proxy statement/prospectus and the determination date, Wesco will update and make publicly available on its website at www.wescofinancial.com its estimate of the per share merger consideration. The final per share merger consideration will be determined by Berkshire and reasonably agreed to by Wesco (acting through the special committee), and will be made publicly available through the filing of a Form 8-K by Wesco with the SEC by no later than 9:30 a.m., New York time, on the first business day following the determination date.

Risk Factors (see p. 74)

There are risks associated with the merger, which are described in the section entitled “Risk Factors” beginning on page 74. You should carefully read and consider these risks, which include, without limitation, the following:

•

Because the per share merger consideration is subject to adjustment, the amount of merger consideration that you receive in the merger will almost certainly be different from the per share merger consideration estimated as of the date of this proxy statement/prospectus and such difference may be significant;

•

Because the market price of Berkshire Class B common stock will fluctuate, and the merger consideration is subject to adjustment, you cannot be sure of the number of shares of, or the market value of, shares of Berkshire Class B common stock that you will receive in the merger if you elect to receive stock and such value may be less than the value received by Wesco shareholders that elect to receive merger consideration in cash;

•

If the merger is consummated, shareholders who do not timely submit a properly completed election form to the exchange agent will be deemed not to have made an election, and will receive only cash in exchange for their shares of Wesco common stock, which could have adverse tax consequences to such shareholders; and

•

The completion of the merger is subject to various conditions, including the adoption of the merger agreement by a majority of outstanding shares of Wesco’s common stock not owned by Berkshire and its affiliates, or by Cascade Investment LLC (an investment entity owned by William H. Gates III, a Berkshire director), Robert E. Denham (a Wesco director and legal counsel to Berkshire), Peter D. Kaufman (a Wesco director) or Robert E. Sahm (a vice president of Wesco).

Special Meeting of Wesco Shareholders (see p. 78)

The special meeting of shareholders of Wesco, will be held at the University Club of Pasadena, 175 North Oakland Avenue, Pasadena, California 91101, on Friday, June 24, 2011, at 10:00 a.m., local time. At the special meeting, you will be asked:

•	to consider and vote upon a proposal to adopt the merger agreement, pursuant to which Wesco will be merged with and into Merger Sub and Merger Sub will continue as the surviving entity; and

•	to transact any other business that may properly be brought before the special meeting, or any adjournments or postponements thereof.

You may vote at the special meeting if you owned shares of Wesco common stock at the close of business on May 16, 2011, the record date for the special meeting. You may cast one vote for each share of Wesco common stock that you owned as of that record date.

As of the close of business on the record date for the special meeting, there were 7,119,807 shares of Wesco common stock outstanding and entitled to vote. As of the same date, Berkshire and its subsidiaries owned 5,703,087 shares of Wesco common stock, representing approximately 80.1% of total issued and outstanding shares of Wesco common stock. Berkshire has agreed to vote all of its shares in favor of the adoption of the merger agreement. In addition, as of the same date, the directors and executive officers of Wesco as a group owned and were entitled to vote 72,263 shares of Wesco common stock, or approximately 1% of the total issued and outstanding shares of Wesco common stock on that date. Although none of the directors and executive officers of Wesco has entered into a voting agreement, Wesco currently expects that all directors and executive officers will vote their shares in favor of the merger because they believe that the merger and the merger agreement are in the best interests of Wesco and its unaffiliated shareholders. None of the directors or executive officers of Wesco has made a recommendation with respect to the proposed transaction other than as set forth in this proxy statement/prospectus.

Votes Required for Adoption of the Merger Agreement (see p. 78)

The adoption of the merger agreement requires the affirmative vote of both: (i) the holders of a majority of the outstanding shares of Wesco common stock in favor of the adoption of the merger agreement (the “Company Shareholder Approval”), and (ii) the holders of a majority of the outstanding shares of Wesco common stock (excluding shares owned by Berkshire and its affiliates and any shares beneficially owned by Cascade Investment LLC, Robert E. Denham, Peter D. Kaufman or Robert E. Sahm) in favor of the adoption of the merger agreement (the “Special Shareholder Approval”).

Recommendation of Wesco’s Special Committee and the Wesco Board of Directors (see p. 32)

An independent special committee of the Wesco board of directors (the “Wesco Board”) unanimously (i) determined that the merger agreement and the merger are fair to and in the best interests of Wesco and its shareholders (other than Berkshire and its affiliates), and (ii) recommended that the Wesco Board approve and declare advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger.

After carefully considering the unanimous recommendation of the special committee and other factors, the Wesco Board unanimously (i) determined that it is fair to and in the best interests of Wesco and its shareholders (other than Berkshire and its affiliates) to enter into the merger agreement and declared it advisable, (ii) approved the execution, delivery and performance by Wesco of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, and (iii) resolved to recommend adoption of the merger agreement by the Wesco shareholders. Accordingly, the Wesco Board unanimously recommends that Wesco shareholders vote “FOR” the adoption of the merger agreement. For the factors considered by the Wesco Board in reaching its decision to adopt the merger agreement, please see the section entitled “Special Factors—Recommendation of the Special Committee and Wesco Board of Directors; Purpose and Reasons for the Merger; Fairness of the Merger” beginning on page 32.

Opinion of Financial Advisor to Special Committee (see p. 38)

At meetings of the special committee and the Wesco Board held on February 4, 2011 to consider the merger agreement, Greenhill & Co., LLC (“Greenhill”) rendered to the special committee and to the Wesco Board an oral opinion, which was confirmed by delivery of a written opinion, dated February 4, 2011, to the effect that, based upon and subject to the limitations and assumptions set forth in the opinion, as of the date of the opinion, the merger consideration to be received by Wesco’s shareholders other than Berkshire and its affiliates pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Greenhill’s written opinion dated February 4, 2011, which contains the assumptions made, procedures followed, matters considered and limitations on the opinion and the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. The summary of Greenhill’s opinion in this proxy statement/prospectus is only a summary of its material terms and may not include all of the information that is important to a particular shareholder. Greenhill’s written opinion was addressed to the special committee and to the Wesco Board. The opinion was not intended to be and does not constitute a recommendation to the members of the special committee or the Wesco Board as to whether they should recommend or approve the merger or the merger agreement, nor does it constitute a recommendation as to whether the shareholders of Wesco should approve the merger or take any other action in respect of the merger at any meeting of the shareholders convened in connection with the merger. Greenhill was not requested to opine as to, and its opinion did not in any manner address, Wesco’s underlying business decision to proceed with or effect the merger.

Greenhill’s compensation for its services in connection with the merger was not made contingent upon delivery of an opinion nor upon completion of the merger.

Position of Berkshire, Merger Sub and the Berkshire Filing Persons as to the Fairness of the Merger (see p. 51)

Berkshire, Merger Sub and the Berkshire Filing Persons believe that the merger is fair to the unaffiliated shareholders of Wesco. In arriving at their position as to the fairness of the merger, Berkshire, Merger Sub and the Berkshire Filing Persons considered the factors discussed in the section entitled “Special Factors—Position of Berkshire, Merger Sub and the Berkshire Filing Persons as to the Fairness of the Merger” beginning on page 51.

Interests of Wesco Directors and Executive Officers in the Merger (see p. 54)

Aside from their interests as Wesco shareholders, Wesco directors and executive officers have interests in the merger that are different from those of other Wesco shareholders. Among other things, the Wesco Board was aware of and considered Berkshire’s agreement to indemnify the directors and officers of Wesco against certain claims and liabilities after the effective time of the merger in evaluating and negotiating the merger agreement and the merger, and in recommending to the Wesco shareholders that the merger agreement be adopted. You should also be aware of the ownership of Berkshire stock by members of Wesco’s board and its executive officers, as set forth in the table under “Important Information Regarding Wesco—Ownership of Wesco Common Stock by Certain Beneficial Owners, Directors and Officers.” Please see the section entitled “Special Factors—Interests of Wesco Directors and Executive Officers in the Merger” beginning on page 54 for additional information about these interests.

No Change in Recommendation (see p. 90)

The merger agreement provides that the Wesco Board (and any committee thereof) will not withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Berkshire, its recommendation that Wesco’s shareholders adopt the merger agreement, except to the extent that it determines in good faith, after consultation with outside counsel, that such action is necessary in order for the directors to comply with their fiduciary duties under applicable law.

Conditions to the Merger (see p. 89)

The completion of the merger is subject to, among other things, the following conditions:

•

the adoption of the merger agreement by the holders of Wesco’s common stock pursuant to the Company Shareholder Approval and the Special Shareholder Approval, described above in this Summary Term Sheet;

•	the shares of Berkshire Class B common stock issuable to Wesco shareholders as consideration in the merger having been approved for listing on the NYSE;

•	the absence of any laws or governmental orders that have the effect of making the merger illegal or otherwise preventing the consummation of the merger;

•

the Registration Statement on Form S-4 (of which this proxy statement/prospectus is a part) having become effective under the Securities Act and not being the subject of any stop order or proceeding seeking a stop order;

•	each party’s respective representations and warranties in the merger agreement being true and correct as of the closing date in the manner described in “The Merger Agreement—Conditions to the Merger”;

•	each party’s performance of all of its material obligations required to be performed under the merger agreement prior to the closing date of the merger; and

•

each party having received an opinion of tax counsel to the effect that for U.S. Federal income tax purposes (1) the merger will qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code (the “Code”); (2) each of Berkshire and Wesco will be a party to the reorganization within the meaning of Section 368(b) of the Code; and (3) the merger will qualify as a complete liquidation of Wesco within the meaning of Section  332 of the Code.

Termination of the Merger Agreement (see p. 91)

The merger agreement may be terminated at any time prior to the completion of the merger by mutual consent of Wesco (acting through the special committee) and Berkshire.

The merger agreement may also be terminated by either Wesco or Berkshire if:

•

the merger is not completed on or before June 30, 2011, except that (a) this right to terminate will not be available to any party whose failure to comply with the merger agreement results in the failure of the merger to be completed by that date, and (b) this date will be extended to a date that is the later of (i) 45 days following the resolution of all comments from the SEC on the Form S-4 (of which the proxy statement/prospectus is a part) and the Schedule 13E-3 filed by Wesco in connection with the merger and (ii) 30 days following the last day during which any party is subject to a nonfinal order or ruling prohibiting the consummation of the merger, provided that the termination date may not be extended past September 30, 2011;

•

a final and non-appealable governmental order prohibits the consummation of the merger, so long as the party seeking to terminate has used all reasonable best efforts to challenge the issuance of the governmental order; or

•	Wesco’s shareholders, at the special meeting or at any adjournment thereof, fail to adopt the merger agreement by the required votes.

In addition, either Wesco (acting through the special committee) or Berkshire may terminate the merger agreement at any time prior to the completion of the merger if there has been a breach of any representation, warranty, covenant or agreement of the other party such that certain conditions of the parties under the merger agreement are incapable of being satisfied; provided, however, that (i) neither party will have the right to terminate the merger agreement if it is then in material breach of any of its covenants or agreements contained in the merger agreement, and (ii) Berkshire will not have the right to terminate if it or Blue Chip Stamps, an indirect subsidiary of Berkshire and the sole member of Merger Sub (“Blue Chip”), caused Wesco to act in a manner that resulted in Wesco’s breach that gave rise to Berkshire’s right to terminate the merger agreement or Wesco’s inability to cure such breach.

Finally, Berkshire may terminate the merger agreement at any time prior to the effective time of the merger if the Wesco Board or any committee thereof withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to Berkshire, its recommendation to Wesco’s shareholders to adopt the merger agreement.

If the merger agreement is terminated, the merger agreement (other than specified sections which survive the termination of the merger agreement) will become null and void, and there will be no liability on the part of Berkshire or Wesco, except that Wesco and Berkshire have agreed that (i) all fees and expenses in connection with printing and mailing the Form S-4 and this proxy statement/prospectus, and all SEC filing fees relating to the transactions contemplated by the merger agreement, will be split equally by Berkshire and Wesco, and (ii) all other fees and expenses incurred by the parties to the merger agreement will be borne solely by the party that incurred such fees and expenses.

NYSE Listing of Berkshire Class B Common Stock (see p. 59)

Shares of Berkshire Class B common stock are quoted on the NYSE under the stock symbol “BRK.B.” It is a condition to completion of the merger that the shares of Berkshire Class B common stock to be issued by Berkshire to Wesco shareholders in connection with the merger be approved for listing on the NYSE, subject to official notice of issuance. Berkshire has agreed to use its best efforts to cause such shares to be listed on the NYSE and expects to obtain the NYSE’s approval to list such shares prior to completion of the merger, subject to official notice of issuance.

Delisting and Deregistration of Wesco Common Stock (see p. 59)

Wesco common stock currently trades on the NYSE Amex under the stock symbol “WSC.” When the merger is completed, all shares of Wesco common stock listed on the NYSE Amex will cease to be quoted on the NYSE Amex and will be deregistered under the Exchange Act.

No Regulatory Approvals Required for the Merger (see p. 55)

There are no regulatory approvals required for the completion of the merger.

Appraisal Rights (see p. 55)

Under Delaware law, appraisal rights are only available if, among other things, shareholders are required to accept cash for their shares (other than cash in lieu of fractional shares). Given that the Wesco shareholders may elect to receive cash or Berkshire Class B common stock, or a combination of cash and Berkshire Class B common stock, in exchange for their shares of Wesco common stock, Wesco and Berkshire do not believe that Wesco shareholders will have any appraisal rights with respect to the shares of Wesco common stock they hold in connection with the merger. In the Delaware class action lawsuit, the plaintiff contends (among other contentions) that Wesco shareholders have such appraisal rights. Wesco shareholders who elect to exercise such appraisal rights must not vote in favor of the merger agreement and must comply with the strict procedures set forth in Section 262 of the Delaware General Corporation Law (“Section 262”), the full text of which appears in Annex C of this proxy statement/prospectus, in order to demand and perfect any such rights. Failure to comply with such procedures may result in termination or waiver of any applicable appraisal rights, should a court determine that such rights are available. For a summary of the material provisions of Section 262, please read the sections entitled “Special Factors—Appraisal Rights” and “Special Factors—Litigation Related to the Merger” beginning on pages 55 and 59, respectively.

Material U.S. Federal Income Tax Consequences of the Merger (see p. 94)

Berkshire and Wesco expect that the merger will qualify as a “reorganization” and “complete liquidation” within the meaning of Sections 368 and 332 of the Code, respectively, and that each of Berkshire and Wesco will be a party to the reorganization within the meaning of Section 368(b) of the Code, and it is a condition to completion of the merger that each of Berkshire and Wesco receive opinions from legal counsel to that effect.

Assuming that the merger qualifies as a reorganization, and each of Berkshire and Wesco is a party to the reorganization, you will not recognize any gain or loss for U.S. Federal income tax purposes if you exchange your shares of Wesco common stock solely for shares of Berkshire Class B common stock in the merger, except with respect to cash received in lieu of fractional shares of Berkshire Class B common stock. You will recognize gain or loss if you exchange your shares of Wesco common stock solely for cash in the merger. You will recognize gain, but not loss, if you exchange your shares of Wesco common stock for a combination of Berkshire Class B common stock and cash, but your taxable gain in that case will not exceed the cash you receive in the merger.

Wesco shareholders are urged to read the discussion in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 94 of this proxy statement/prospectus and to consult their tax advisors as to the U.S. Federal income tax consequences of the transaction, as well as the effects of state, local and non-U.S. tax laws.

Accounting Treatment (see p. 93)

In accordance with accounting principles generally accepted in the United States, Berkshire will account for the merger as an acquisition of a noncontrolling interest in accordance with Accounting Standards Codification paragraphs 810-10-45-21A through 810-10-45-24 (formerly contained in FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements).

Comparative Rights of Shareholders (see p. 106)

The rights of Wesco shareholders are currently governed by the Wesco certificate of incorporation, the Wesco bylaws and Delaware law. Wesco shareholders who elect to receive a portion of the merger consideration in Berkshire Class B common stock will become shareholders of Berkshire upon completion of the merger. Thereafter, their rights will be governed by the Berkshire restated certificate of incorporation, the Berkshire bylaws and Delaware law. As a result, these Wesco shareholders will have different rights once they become shareholders of Berkshire due to the differences in the governing documents of Berkshire and Wesco. The key differences are described in the section entitled “Comparative Rights of Shareholders” beginning on page 106 of this proxy statement/prospectus.

Litigation Related to the Merger (see p. 59)

Two lawsuits were filed on February 8, 2011 by plaintiffs claiming to be Wesco shareholders challenging the transactions contemplated by the merger agreement. Both of the lawsuits name Wesco, Wesco’s directors, Berkshire and Merger Sub as defendants. One of them also names Blue Chip and Wesco’s Chief Financial Officer as defendants. One of the actions was filed in Delaware Chancery Court and the other in Los Angeles Superior Court. Both purport to be class actions on behalf of Wesco shareholders.

QUESTIONS AND ANSWERS

Set forth below are commonly asked questions and answers about the merger and the special meeting of Wesco shareholders called in connection therewith. For a more complete description of the legal and other terms of the merger, please read carefully this entire proxy statement/prospectus, including the merger agreement and the amendment to the merger agreement attached as Annex A-1 and Annex A-2 to this proxy statement/prospectus, and the documents incorporated by reference herein. You may obtain a list of the documents incorporated by reference into this proxy statement/prospectus in the section entitled “Where To Find More Information” beginning on page 114.

Questions About the Merger

Q:	Why am I receiving this document?

A:	Berkshire has agreed to acquire the remaining shares of Wesco that it does not already own pursuant to the terms of a merger agreement that is described in this proxy statement/prospectus. A copy of the merger agreement and the amendment to the merger agreement are attached to this proxy statement/prospectus as Annex A-1 and Annex A-2.

In order to complete the merger, Wesco shareholders must vote to adopt the merger agreement. Wesco is holding a special meeting of shareholders to obtain this shareholder approval.

This proxy statement/prospectus contains important information about the merger and the special meeting of the shareholders of Wesco, and you should read it carefully. The enclosed voting materials allow you to vote your shares without attending the special meeting in person.

Your vote is extremely important. We encourage you to vote as soon as possible. For more information on how to vote your shares, please see the section entitled “The Special Meeting of Wesco Shareholders” beginning on page 78.

Q:	What vote is required to adopt the merger agreement?

A:	The adoption of the merger agreement requires the affirmative vote of both:

•	the holders of a majority of the issued and outstanding shares of Wesco common stock; and

•	the holders of a majority of the outstanding shares of Wesco common stock not owned by Berkshire and its affiliates, or by Cascade Investment LLC, Robert E. Denham, Peter D. Kaufman or Robert E. Sahm.

If these votes are not obtained, the merger will not be completed.

Please note that a failure to vote your shares of common stock, abstention from the vote or a “broker non-vote” will have the same effect as voting “AGAINST” the adoption of the merger agreement. A “broker non-vote” occurs when a broker has not received instructions from the beneficial holder as to how such holder’s shares are to be voted with respect to the adoption of the merger agreement.

Q:	What will happen in the merger?

A:	In the merger, Wesco will merge with and into Merger Sub, an indirect wholly owned subsidiary of Berkshire. Following the merger, Merger Sub will continue as the surviving entity and will remain an indirect wholly owned subsidiary of Berkshire. Merger Sub will change its name to “Wesco Financial, LLC” upon consummation of the merger. For more information, please see the sections entitled “Special Factors” and “The Merger Agreement” beginning on pages 16 and 82, respectively.

Q:	What will Wesco shareholders receive in the merger?

A:

In the merger, each share of Wesco common stock (other than shares owned by Berkshire or Wesco or their respective subsidiaries) will be converted into the right to receive an amount equal to: (i) $386.55 (which represents Wesco’s shareholder’s equity per share as of January 31, 2011, estimated for purposes of the merger agreement), plus (ii) an earnings factor of $.98691 per share per month from and after February 1, 2011 through and including the anticipated effective time of the merger (pro rated on a daily basis for any partial month), plus (or minus, if negative) (iii) the sum of the following (expressed on a per share basis, net of taxes) for the period between February 1, 2011 and the close of business on the determination date): (a) the change (positive or negative) in net unrealized appreciation of Wesco’s investment securities, (b) the amount of net realized investment gains or losses, and (c) the amount of other-than-temporary impairment charges with respect to Wesco’s investment securities, minus (iv) the per share amount of cash dividends declared with respect to Wesco’s common stock having a record date from and after February 4, 2011 through and including the anticipated effective time of the merger, and minus (v) a good faith estimate (expressed on a per share basis) of the fees and expenses of the advisors to the special committee and of the legal counsel to Wesco and Wesco’s one-half share of the fees and expenses incurred in connection with printing and mailing this proxy statement/prospectus and the SEC filing fees relating to the merger, in each case, incurred or to be incurred subsequent to December 31, 2010 in connection with the merger.

For each share of Wesco common stock, Wesco shareholders can elect to receive the merger consideration in cash or a number of shares of Berkshire Class B common stock equal to the exchange ratio, which is calculated by dividing (x) the cash merger consideration per share (described above) by (y) the average of the daily volume-weighted average trading prices per share of Berkshire Class B common stock over the twenty trading day period ending on the determination date. Fractional shares of Berkshire Class B common stock will not be issued in the merger. Instead, cash will be paid in lieu of any fractional shares of Berkshire Class B common stock.

As of the date of this proxy statement/prospectus, the per share merger consideration is estimated to be $390.31. Based on such estimated merger consideration, the exchange ratio (as described above) would be 4.8011, and Wesco shareholders who elect to receive their merger consideration in shares of Berkshire Class B common stock would receive 4 shares of Berkshire Class B common stock in exchange for one share of Wesco common stock, and $65.13 payable as cash in lieu of a fractional share. As of May 17, 2011, there are 1,061,797,321 shares of Berkshire Class B common stock outstanding. Based upon such estimated merger consideration, if all Wesco shareholders were to elect to receive their merger consideration in shares of Berkshire Class B common stock, Berkshire would issue an aggregate amount of 6,801,835 shares of Berkshire Class B common stock in exchange for such holders’ shares of Wesco common stock, which following such issuance would represent 0.6365% of the outstanding shares of Berkshire Class B common stock as of May 17, 2011.

For a detailed description of the merger consideration to be received by Wesco shareholders in the merger and the assumptions that form the basis of this per share estimate, see the section entitled “The Merger Agreement—Merger Consideration” beginning on page 82. From time to time between the date of this proxy statement/prospectus and the determination date, Wesco will update and make publicly available on its website at www.wescofinancial.com its estimate of the per share merger consideration. The final per share merger consideration will be determined by Berkshire and reasonably agreed to by Wesco (acting through the special committee), and will be made publicly available through the filing of a Form 8-K by Wesco with the SEC by no later than 9:30 a.m., New York time, on the first business day following the determination date.

Q:	Am I guaranteed to receive the form of merger consideration that I elect to receive for my shares of Wesco common stock?

A:	Yes. Under the merger agreement, the cash and stock elections that Wesco shareholders make with respect to their shares will not be subject to proration or reallocation. Accordingly, each Wesco shareholder who elects to receive cash for any of their shares in the merger will receive their consideration in cash for such shares, and each Wesco shareholder who elects to receive Berkshire Class B common stock for any of their shares in the merger will receive their consideration in Berkshire Class B common stock for such shares, provided that cash will be paid in lieu of any fractional shares of Berkshire Class B common stock.

A shareholder may not elect to receive a combination of cash and Berkshire Class B common stock for any one share of Wesco common stock owned by such shareholder. However, a Wesco shareholder may elect to receive cash for some of such shareholder’s Wesco shares and Berkshire Class B common stock for other Wesco shares owned by such shareholder in whatever proportion such shareholder chooses. For further information, please see the section entitled “The Merger Agreement—Merger Consideration” beginning on page 82.

Q:	How do I make my election?

A:	To elect to receive cash or shares of Berkshire Class B common stock for each Wesco share you own, you must indicate on the election form, which will be sent to you in a separate mailing, the number of shares of Wesco common stock with respect to which you elect to receive cash and the number of shares of Wesco common stock with respect to which you elect to receive shares of Berkshire Class B common stock. You must return the form in the separate envelope provided so that it is received prior to the election deadline, which will be at 5:00 p.m., New York time, on the second business day prior to the date of the special meeting. If the special meeting is postponed or adjourned to a later date, the election deadline will be similarly delayed to a subsequent date, and Berkshire will promptly announce any such delay and, when determined, the rescheduled election deadline. If you hold your shares through a bank, broker or other nominee, you should follow the instructions provided by such bank, broker or other nominee to ensure that your election instructions are timely returned. For further information, please see the section entitled “The Merger Agreement—Shareholder Elections” beginning on page 84.

Q:	Can I revoke or change my election after I mail my election form?

A:	Yes. You may revoke or change your election by sending written notice thereof to the exchange agent, which notice must be received by the exchange agent prior to the election deadline noted above. In the event an election form is revoked, under the merger agreement the shares of Wesco common stock represented by such election form will be treated as shares in respect of which no election has been made, except to the extent a subsequent election is properly made by the shareholder during the election period. For more information, please see the section entitled “The Merger Agreement—Shareholder Elections” beginning on page 84.

Q:	What happens if I do not make an election or my election form is not received before the election deadline?

A:	Any shares of Wesco common stock with respect to which the exchange agent does not receive a properly completed and timely election form will be deemed not to have made an election. In exchange for such shares of Wesco common stock, such holders will receive cash.

Q:	How will I receive the merger consideration to which I am entitled?

A:	Following the merger and after receiving the proper documentation from you, the exchange agent will forward to you the cash and/or Berkshire Class B common stock to which you are entitled. More information on the documentation you are required to deliver to the exchange agent may be found under the caption “The Merger Agreement—Payment of the Merger Consideration” beginning on page 84.

Q:	Where will shares of Berkshire Class B common stock and Wesco common stock be listed following the merger?

A:

Following the merger, the shares of Berkshire Class B common stock will remain listed on the New York Stock Exchange (the “NYSE”) under the stock symbol “BRK.B”. All shares of Wesco common stock will cease to be publicly traded and will be delisted from the NYSE Amex upon completion of the merger. In addition, the registration of Wesco’s common stock and its reporting obligations with respect to such stock under the Exchange Act are expected to be terminated.

Q:	Am I entitled to appraisal rights in connection with the merger?

A:	Under Delaware law, appraisal rights are only available if, among other things, shareholders are required to accept cash for their shares (other than cash in lieu of fractional shares). Because Wesco shareholders may elect to receive cash or Berkshire Class B common stock, or a combination of cash and Berkshire Class B common stock, in exchange for their shares of Wesco common stock, Wesco and Berkshire do not believe that Wesco shareholders will have any appraisal rights with respect to the shares of Wesco common stock they hold in connection with the merger.

Q:	When is the merger expected to be completed?

A:	Berkshire and Wesco will complete the merger when all of the conditions to completion of the merger under the merger agreement have been satisfied or, where permitted under applicable law and the merger agreement, waived. Berkshire and Wesco are working toward satisfying these conditions and completing the merger as quickly as possible. Berkshire and Wesco currently expect to complete the merger before the end of the second quarter of 2011. However, because the merger is subject to a number of conditions, some of which are beyond the control of Berkshire and Wesco, exact timing for completion of the merger cannot be predicted with any certainty.

Q:	Is the merger taxable to Wesco shareholders for U.S. Federal income tax purposes?

A:	Berkshire and Wesco each expect the merger to qualify as a tax-free “reorganization” pursuant to Section 368(a) of the Internal Revenue Code. The U.S. Federal income tax consequences of a reorganization to a Wesco shareholder will depend on the relative mix of cash and Berkshire Class B common stock received by such Wesco shareholder. Assuming that the merger qualifies as a reorganization, you will not recognize any gain or loss for U.S. Federal income tax purposes if you exchange your shares of Wesco common stock solely for shares of Berkshire Class B common stock in the merger, except with respect to cash received in lieu of fractional shares of Berkshire Class B common stock. You will recognize gain or loss if you exchange your shares of Wesco common stock solely for cash in the merger. You will recognize gain, but not loss, if you exchange your shares of Wesco common stock for a combination of Berkshire Class B common stock and cash, but your taxable gain in that case will not exceed the cash you receive in the merger.

Please carefully review the information set forth in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 94 for a description of the material U.S. Federal income tax consequences of the merger. The tax consequences of the merger to you will depend on your own situation. Please consult your tax advisors for a full understanding of the tax consequences of the merger to you.

Q:	Do Berkshire shareholders need to approve the merger?

A:	No. Berkshire shareholders do not need to approve the merger.

Q:	Will Berkshire shareholders receive any shares or other consideration as a result of the merger?

A:	No. Berkshire shareholders will not receive any shares or other consideration as a result of the merger.

Q:	What are the conditions to consummation of the merger?

A:	In addition to the Wesco shareholder approvals described above, the conditions to consummation of the merger include the following:

•	the shares of Berkshire Class B common stock issuable to Wesco shareholders as consideration in the merger having been approved for listing on the NYSE, subject to official notice of issuance;

•	no statute, rule, regulation, judgment, order or injunction prohibiting, restraining or making the merger illegal having been issued;

•

the Registration Statement on Form S-4 (of which this proxy statement/prospectus is a part) having become effective under the Securities Act and not being the subject of any stop order or proceeding seeking a stop order;

•

the representations and warranties of each party to the merger agreement remaining true and correct as of the closing of the merger, except for such failures to be true and correct not reasonably being expected to have, individually or in the aggregate, a material adverse effect;

•	each party to the merger agreement having performed or complied with all of its material obligations, agreements and covenants under the merger agreement; and

•

Wesco and Berkshire each having received an opinion from legal counsel to the effect that the merger will qualify as a tax-free reorganization and tax-free complete liquidation for U.S. Federal income tax purposes.

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not adopted by Wesco’s shareholders, or if the merger is not completed for any other reason, Wesco shareholders will not receive any payment for their shares pursuant to the merger agreement. Instead, Wesco will remain an 80.1%-owned subsidiary of Berkshire and its common stock will continue to be registered under the Exchange Act and listed and publicly traded on the NYSE Amex.

Q:	Will I still be paid dividends prior to the merger?

A:	Wesco’s dividend for the first quarter of 2011 that was declared in December 2010 was paid in March 2011, as usual. In addition, Wesco’s dividend for the second quarter of 2011 that was declared in March 2011, payable to holders of record on May 25, 2011, will be paid in June 2011. Under the merger agreement, Wesco may continue to declare and pay ordinary course quarterly dividends prior to the effective time of the merger not to exceed $0.42 per share. If the record date for any such dividend is on or before the anticipated effective time of the merger, as is the case with the second quarter dividend, then holders of Wesco’s common stock on such record date will be entitled to be paid the applicable dividend, but the merger consideration will be reduced by the same amount.

Q:	Are there any risks in the merger that I should consider?

A:	Yes. There are risks associated with all business combinations, including the merger. These risks are discussed in more detail in the section entitled “Risk Factors” beginning on page 74.

Q:	Where can I find more information about the parties to the merger?

A:	You can find more information about Berkshire and Wesco from the various sources described in the section entitled “Where To Find More Information” beginning on page 114.

Questions About the Special Meeting of Wesco shareholders

Q:	When and where will the special meeting be held?

A:	The special meeting is scheduled to be held at the University Club of Pasadena, 175 North Oakland Avenue, Pasadena, California 91101, on Friday, June 24, 2011 at 10:00 a.m., local time. Please note that there will not be a question and answer session with Charles T. Munger during or immediately following the special meeting.

Q:	On what am I being asked to vote?

A:	You are being asked to consider and vote on the following proposals:

•

adoption of the Agreement and Plan of Merger, dated as of February 4, 2011, as amended, by and among Berkshire, Merger Sub and Wesco, copies of which are attached to this proxy statement/prospectus as Annex A-1 and Annex A-2; and

•	the transaction of any other business that may properly be brought before the special meeting, or any adjournments or postponements thereof.

Q:	How does the Wesco board of directors recommend that I vote regarding the merger agreement?

A:	The Wesco board of directors unanimously recommends that Wesco shareholders vote “FOR” the adoption of the merger agreement.

You should read “Special Factors—Recommendation of the Special Committee and Wesco Board of Directors; Purpose and Reasons for the Merger; Fairness of the Merger” beginning on page 32 for a discussion of the factors that Wesco’s special committee and the Wesco Board considered in making their recommendations in connection with the merger. In addition, in considering the recommendation of the Wesco Board with respect to the merger agreement, you should be aware that some of Wesco’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. See “Special Factors—Interests of Wesco Directors and Executive Officers in the Merger” beginning on page 54.

Q:	How do the directors and executive officers of Wesco intend to vote?

A:	Although none of the directors and executive officers has entered into a voting agreement, Wesco currently expects that all directors and executive officers will vote their shares in favor of the merger because they believe that the merger and the merger agreement are in the best interests of Wesco and its unaffiliated shareholders. As of the record date, the directors and executive officers of Wesco as a group owned and were entitled to vote 72,263 shares of Wesco common stock, or approximately 1.0% of the total issued and outstanding shares of Wesco common stock.

Q:	How do I vote my shares at the special meeting?

A:	If you are a registered shareholder, you may vote in person at the special meeting. However, to ensure that your shares are represented at the special meeting, you are recommended to vote promptly by proxy by taking any of the following steps, even if you plan to attend the meeting in person:

•	call the toll-free number specified on the enclosed proxy card and follow the instructions when prompted;

•	access the Internet website specified on the enclosed proxy card and follow the instructions provided to you; or

•	complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.

If you are not a registered shareholder, but instead hold your shares in “street name” through a bank, broker or other nominee, please follow the instructions provided to you by your bank, broker or other nominee to vote by proxy and ensure your shares are represented at the special meeting. If you want to vote in person at the special meeting, you must provide a proxy executed in your favor from your bank, broker or other nominee. For more information, please see the section entitled “The Special Meeting of Wesco Shareholders—Voting at the Special Meeting” beginning on page 80.

Q:	Will any proxy solicitors be used in connection with the special meeting?

A:	Yes. To assist in the solicitation of proxies, Wesco has engaged Phoenix Advisory Partners.

Q:	What happens if I do not vote or submit a proxy, or do not instruct my bank, broker or other nominee to vote, or abstain from voting?

A:	If you fail to vote, either in person or by proxy, or fail to instruct your bank, broker or other nominee how to vote, or abstain from voting, it will have the same effect as a vote cast “AGAINST” the proposal to adopt the merger agreement.

Q:	What should I do if I want to change my vote?

A:	If you are a registered shareholder, you can revoke your proxy at any time before it is voted at the special meeting by:

•	submitting a new proxy with a later date by using the telephone or Internet voting procedures, or by completing, signing, dating and returning a proxy card by mail to Wesco;

•	attending the special meeting and voting in person; or

•	sending written notice of revocation to the Chief Financial Officer of Wesco at 301 East Colorado Boulevard, Suite 300, Pasadena, California 91101-1901.

If you are not a registered shareholder, but instead hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee in order to revoke your proxy and submit new voting instructions.

Q:	If my bank, broker or other nominee holds my shares in “street name,” will they be able to vote my shares for me without my instructions?

A:	No. If you do not provide specific voting instructions to your bank, broker or other nominee, your bank, broker or other nominee will not be able to vote your shares, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. You should receive instructions regarding voting procedures directly from your bank, broker or other nominee. You should follow the directions provided to you to vote your shares, or you should instruct your bank, broker or other nominee to vote your shares, following the procedure your bank, broker or other nominee provides to you.

Q:	What happens if I transfer my shares after the record date for the special meeting?

A:	The record date for the special meeting is earlier than the expected date of completion of the merger. Therefore, if you transfer your shares of Wesco common stock after the record date, but prior to completion of the merger, you will retain the right to vote at the special meeting, but the person to whom you transferred your shares of Wesco common stock will have the right to be paid the merger consideration in respect of those shares following completion of the merger.

Q:	Should I send my stock certificates with my proxy card?

A:	No. Please do not send your stock certificates with your proxy card. Promptly after the completion of the merger, the exchange agent will mail to you a letter of transmittal with instructions for exchanging your Wesco stock certificates for the merger consideration.

Q:	Who can help answer my questions?

A:	If you have more questions about the merger or the special meeting, or desire additional copies of this proxy statement/prospectus or additional proxy cards, please contact Wesco’s Chief Financial Officer at (626) 585-6700. You may also contact Wesco’s proxy solicitor:

Phoenix Advisory Partners

110 Wall Street, 27th Floor

New York, NY 10005

Email: info@phoenixadvisorypartners.com

Toll-Free: (877) 478-5038

Call Collect: (212) 493-3910

SPECIAL FACTORS

Background of the Merger

Since 1983, Wesco has been an indirect 80.1%-owned subsidiary of Berkshire with a significant portion of Wesco’s operations, including its insurance business and investment portfolio, managed by Berkshire personnel.

On or about August 18, 2010, Mr. Warren E. Buffett, Chairman and Chief Executive Officer of Berkshire, began considering whether to propose a transaction to acquire the 19.9% of Wesco common stock that Berkshire did not already own. He discussed this possibility with Berkshire’s Vice Chairman, Charles T. Munger, who indicated that he would be in favor of such a proposal. Mr. Munger is also Chairman and Chief Executive Officer of Wesco. Mr. Buffett considered such an acquisition at this time because, with Wesco common stock trading at a discount to its book value, which Mr. Buffett considered to be a fair representation of its intrinsic value, he believed that Wesco shareholders might appreciate the opportunity to consider a merger with Berkshire at book value, a price he viewed as fair to Wesco.

On August 26, 2010, Mr. Buffett, Berkshire and certain entities controlled by Berkshire filed an amendment to their Schedule 13-D with the SEC in which Berkshire’s management publicly announced its intention to make a proposal to acquire the 19.9% of Wesco common stock that it did not already own.

On September 1, 2010, the board of directors of Wesco held a special meeting for the purpose of discussing Berkshire’s amendment to its Schedule 13-D and announcement. At the meeting, the Wesco Board reviewed a formal written proposal from Mr. Buffett delivered to the Wesco Board on that day, in which Mr. Buffett explained and detailed Berkshire’s proposal to acquire the remaining 19.9% of the shares of Wesco’s common stock that it did not already own in exchange for Berkshire Class B shares and/or cash, at the election of the shareholder.

The complete text of the written proposal from Berkshire was filed with the SEC on September 1, 2010, and is set forth below.

September 1, 2010

Board of Directors

Wesco Financial Corporation

301 East Colorado Blvd., Suite 300

Pasadena, CA 91101

Dear Board:

As you know, Berkshire and I made a filing with the Securities and Exchange Commission last week announcing our interest in acquiring the shares of Wesco Financial Corporation that we don’t already own. I’m writing you this letter to provide you with a proposal for you to consider.

1. I want the transaction to be tax-free for any Wesco stockholder who wants it to be. Thus, each Wesco stockholder would be able to choose between shares of Berkshire Class B common stock or the equivalent cash value, in whatever proportions they choose, without issuance of fractional Class B shares.

2. The price per Wesco share would be based on the per share shareholders’ equity of Wesco determined reasonably contemporaneous with the closing. That’s what we think of as “book value”. To determine shareholders’ equity we would start with shareholders’ equity as stated in the September 30, 2010 Wesco unaudited financial statements (assuming a 2010 closing) and adjust that based on (i) an estimate of retained earnings from October 1 to the date of the special meeting and (ii) changes in the fair value of investment securities carried at fair value in Wesco’s financial statements as of a date shortly before the special meeting, adjusted to reflect associated changes in deferred tax liability. Accretion of interest or dividend income would be

“single-counted” in (i) or (ii), but not in both, in accordance with Wesco’s normal practices. Per share shareholders’ equity would be obtained by dividing shareholders’ equity by the number of outstanding shares of Wesco, which we assume will be the 7,119,807 shares outstanding today.

If the transaction is approved, the closing would occur promptly after conclusion of the special meeting.

The foregoing will determine the cash price per share.

To determine the exchange ratio of Wesco-into-Berkshire Class B stock, we would divide this cash price per share by the volume weighted average price (“VWAP”) of Berkshire’s Class B common stock over a period ending shortly before the special meeting.

3. Given the various relationships between Berkshire and Wesco, we expect that you will form a special committee of the Board of Directors to consider this proposal. We will not move forward with a transaction unless it is approved by the special committee (or by a majority of the independent directors, if you do not form a special committee).

4. There are a few other conditions to our proposal as well. We will not do a transaction unless it is approved by a majority of the shares of Wesco voted at the meeting that are not owned by Berkshire. The transaction is also subject to the approval of Berkshire’s Board of Directors.

5. We anticipate that the deal would be structured as a merger of Wesco with a direct or indirect wholly owned subsidiary of Berkshire. We would like to be in a position to close the merger before the end of this year.

We believe that this proposal is in the best interests of Wesco and its minority stockholders. Our proposal provides them with the ability to receive shares of Berkshire stock on a tax-free basis, which will allow them to participate not only in the future of Wesco, but also in the future of all of Berkshire.

You should be aware that, due to Wesco’s existing interrelationships with Berkshire, particularly in reinsurance, Berkshire is not interested in selling its Wesco shares to a third party. We believe the price we are offering is fair, and consequently have no interest in effecting a transaction at a higher price. But if the special committee or holders of a majority of the non-Berkshire-owned shares of Wesco disagree with our evaluation, there will be no hard feelings on our part. Wesco will continue as an 80.1%-owned subsidiary of Berkshire, and will operate as it does presently. It will have the same relationships with Berkshire that it enjoys today, with its present management working to increase its value in a manner that benefits equally both Berkshire and public shareholders.

The lawyers told me to remind you that this is a non-binding proposal, and that no formal agreement between us with respect to the proposal will be created until the definitive documentation has been executed and approved by our respective Boards of Directors. If you have any questions about the proposal, please don’t hesitate to call me.

Sincerely,

/s/ Warren E. Buffett

At the September 1, 2010 meeting, the Wesco Board appointed a special committee comprised solely of independent directors—Carolyn H. Carlburg, Robert T. Flaherty and Elizabeth Caspers Peters—to investigate Berkshire’s proposal and any matters relating thereto as the special committee, in its sole discretion, deemed appropriate; to review and evaluate the terms of Berkshire’s proposal and discuss such terms with Berkshire and its representatives as the special committee deemed appropriate; if and when appropriate, to negotiate and execute ancillary and definitive agreements with respect to Berkshire’s proposal, the execution and delivery of any such definitive agreements being subject, however, to the approval of the full Wesco Board; to report to the Wesco Board the recommendations and conclusions of the special committee with respect to Berkshire’s proposal, including a determination or recommendation as to whether the final terms of such proposal are fair to and in the best interests of the unaffiliated shareholders of Wesco and should be approved by the full Wesco Board and, if applicable, by Wesco’s shareholders; to consider and determine whether to elect not to pursue Berkshire’s proposal, so that Wesco would remain an 80.1%-owned subsidiary of Berkshire; and to retain, in its sole discretion and on terms and conditions acceptable to the special committee, at Wesco’s expense, such advisors, including legal counsel, financial advisors and outside consultants, as the special committee in its sole discretion deemed appropriate to advise and assist it. The Wesco Board reviewed Ms. Carlburg’s, Mr. Flaherty’s and Ms. Peters’ independence and, in particular, Mr. Flaherty’s ownership of 147 shares of Berkshire’s Class A common stock and Ms. Carlburg’s ownership of 550 shares of Berkshire’s Class B common stock. After discussing, among other things, the immaterial effect that the proposed transaction would have on Berkshire given the relative difference in size of the two companies, the Wesco Board determined that no significant conflicts existed that would impair the ability of the special committee to act in the best interests of Wesco’s unaffiliated shareholders.

Also during the September 1, 2010 meeting, the Wesco Board approved payment to each member of the special committee of a fee of $25,000 for serving on the special committee, which was payable regardless of the outcome of the process, and provided the special committee with certain additional powers in connection with the performance of its duties, including full access to Wesco’s records and personnel.

After the Wesco Board meeting on September 1, 2010, the special committee held its first official meeting and elected Ms. Carlburg as Chairman of the special committee. Also at the meeting, the special committee discussed next steps, including retaining independent legal and financial advisors to assist the special committee with its evaluation of Berkshire’s proposal.

On September 17, 2010, at a regularly scheduled meeting, the Wesco Board approved an additional fee for Ms. Carlburg of $25,000 for serving as Chairman of the special committee, which was payable regardless of the outcome of the process.

After conducting interviews and follow-up conversations with five law firms, on September 22, 2010, the special committee retained Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden Arps”) to act as its independent legal advisor. Among the reasons for this selection were Skadden Arps’ strong reputation, its experience in mergers and acquisitions transactions, its experience in representing other special committees and the absence of any material prior relationship with Berkshire or Wesco. Skadden Arps provided the special committee with an overview of the directors’ fiduciary duties in connection with their role as members of the special committee and discussed the independence standards utilized by Delaware courts. The members of the special committee then reviewed their independence and, in particular, Mr. Flaherty’s ownership of 147 shares of Berkshire’s Class A common stock and Ms. Carlburg’s ownership of 550 shares of Berkshire’s Class B common stock. After discussing, among other things, the immaterial effect that the proposed transaction would have on Berkshire given the relative difference in size of the two companies, the special committee determined that no significant conflicts existed that would impair the ability of the special committee to act in the best interests of Wesco’s unaffiliated shareholders.

On September 29, 2010, upon authorization of the special committee, Wesco executed a conflict waiver letter, previously executed by Berkshire and delivered to Wesco on September 1, 2010, pursuant to which it was agreed that Munger, Tolles & Olson LLP (“Munger Tolles”), which historically has served as legal counsel to both Berkshire and Wesco, would represent Berkshire in connection with all matters related to the proposed transaction, but may provide disclosure and corporate advice to Wesco upon Wesco’s request. In the conflict waiver letter, Munger Tolles disclosed, among other things, that one of its partners, Ronald L. Olson, is a Berkshire director, and another partner, Robert E. Denham, is a Wesco director.

On September 29 and September 30, 2010, the special committee, together with representatives of Skadden Arps, met to conduct interviews with representatives of Greenhill & Co., LLC (“Greenhill”) and five other nationally recognized investment banking firms for the purpose of selecting a financial advisor to the special committee. The special committee raised numerous questions during the interviews, including among others, questions designed to ascertain any prior relationships of each firm with Berkshire and/or Wesco, as well as questions regarding each firm’s experience with similar special committee representations and insurance transactions. During its meeting with Greenhill, the special committee noted that Berkshire’s proposal was based on Berkshire’s estimate of Wesco’s book value, and asked Greenhill whether book value was an appropriate metric for valuing Wesco. Greenhill responded that, based on its preliminary review of Berkshire’s proposal, as well as Greenhill’s prior experience valuing reinsurance companies, book value would be an important metric for valuing a company like Wesco that derived the majority of its earnings from its reinsurance business.

On October 4, 2010, the special committee held a telephonic meeting with its legal advisors during which the special committee extensively discussed the qualifications and fee expectations of the investment banking firms being considered for the position of financial advisor to the special committee. After discussion, the special committee agreed to choose Greenhill, subject to the negotiation of a fee structure acceptable to the special committee. Following those negotiations, Greenhill was retained on October 5, 2010 to act as the special committee’s financial advisor. Among the reasons for selecting Greenhill were Greenhill’s strong reputation and experience with similar transactions, the fact that Greenhill’s team of advisors demonstrated an extensive understanding of the insurance business and Wesco’s other business segments, the fact that Greenhill had no current or prior representations of Berkshire or Wesco, and that Greenhill’s proposed fees were within the range of financial advisor fees in precedent transactions and the fees proposed by the other firms interviewed by the special committee. The special committee also took note of the fact that no portion of Greenhill’s fees was contingent upon the outcome of a transaction with Berkshire.

On October 5, 2010, Skadden Arps called Munger Tolles to discuss various legal aspects related to Berkshire’s proposal, including whether the contemplated transaction should be subject to approval by a majority of Wesco shares owned by unaffiliated shareholders (not just a majority of such shares voting to approve the transaction as contemplated by Berkshire’s proposal), whether such condition should be non-waivable, and whether the shares owned by Cascade Investment LLC, an investment firm controlled by William H. Gates III, should not be counted for such purpose given Mr. Gates’ participation on the board of directors of Berkshire.

On October 6, 2010, Greenhill delivered its preliminary due diligence request list to Wesco.

On October 7, 2010, Skadden Arps contacted Munger Tolles to confirm that no significant regulatory approvals would be required in connection with Berkshire’s proposed merger, including antitrust approvals and insurance-related regulatory approvals, given that Wesco is an indirect 80.1% owned subsidiary of Berkshire.

In the following three weeks, Greenhill had financial due diligence calls with management of Wesco and its operating subsidiaries and received due diligence materials in response to its due diligence requests, including, among other things, five-year projections for CORT Business Services Corporation (“CORT”) prepared by CORT management. CORT management normally does not prepare projections, with the exception of a rolling 12-month earnings forecast. The CORT projections delivered to Greenhill were prepared by CORT management without the involvement of Berkshire or Blue Chip employees who serve at Wesco. Greenhill also requested financial projections for Wesco’s insurance business, including financial projections for Wesco Financial Insurance Company (“Wes-FIC”), and for Precision Steel Warehouse, Inc. (“Precision Steel”), Wesco’s steel services business.

On October 11, 2010, the special committee held a telephonic meeting with its legal and financial advisors. At the meeting, Greenhill provided the special committee with an update on the progress of its financial due diligence. Greenhill also discussed strategic issues and next steps with respect to Greenhill commencing its financial analysis. The special committee then discussed the appropriateness of engaging an independent actuary to value Wesco’s insurance reserves. At the special committee’s request, Greenhill undertook to formulate a recommendation as to the need for an independent actuary after conducting further due diligence on Wesco’s insurance business. Also at the meeting, Skadden Arps provided the special committee with a report on its conversation with Munger Tolles regarding regulatory matters.

On October 18, 2010, the special committee held a telephonic meeting with its legal and financial advisors to receive an update regarding the status of Greenhill’s financial due diligence.

On October 20, 2010, Greenhill conducted an on-site due diligence meeting with CORT management in Fairfax, Virginia. At the meeting, Greenhill met with Paul Arnold, Chief Executive Officer of CORT, Debbie Lansford, Chief Financial Officer of CORT, Jeff Pederson, President of CORT, and Christopher M. Greco, Treasurer of Wesco, to discuss business and financial due diligence matters, including the future prospects for the business and the financial projections provided by CORT management.

On October 21 and 22, 2010, Greenhill and Skadden Arps conducted on-site due diligence meetings with Donald Wurster, President of National Indemnity Company, a Berkshire subsidiary that manages Wesco’s insurance business, Dale Geistkemper, Treasurer and Controller of National Indemnity and other employees of National Indemnity, as well as Daniel Jaksich, Berkshire’s Controller, Kerby Ham, Berkshire’s Assistant Treasurer, and Mr. Greco. Greenhill also met separately with representatives from Deloitte & Touche LLP, Wesco’s (and Berkshire’s) independent registered public accounting firm.

During the meetings in Omaha, representatives of Greenhill reiterated their request for financial projections for Wes-FIC, noting that such projections would be necessary for Greenhill to conduct a discounted future cash flow analysis on Wesco’s insurance business. Mr. Wurster responded that Wes-FIC does not prepare financial projections in the ordinary course and was reluctant to do so for the purpose of the contemplated transaction. Mr. Wurster noted his belief that any such projections would be highly speculative given the inherent uncertainty regarding premium revenue and underwriting loss outcomes which is the nature of the insurance business, and in particular regarding Wesco’s insurance business after the expiration of the Swiss Re contract in 2012 through which Wes-FIC generates the substantial majority of its current net written premiums. Further, Mr. Wurster noted that, because Swiss Re competes with National Indemnity and affiliates of National Indemnity, National Indemnity evaluates only publicly available information published by Swiss Re to assess and monitor the profitability of the property-casualty business ceded to National Indemnity and does not have access to Swiss Re’s internal estimates for future premiums and underwriting losses. Mr. Wurster also noted the volatility in premiums and underwriting loss information with respect to Wes-FIC’s participation in several risk pools managed by a subsidiary of General Reinsurance Corporation, covering principally hull, liability and workers’ compensation exposures, relating to the aviation industry. For these reasons, Mr. Wurster doubted the reliability of making financial projections for Wes-FIC.

On October 27, 2010, the special committee held a telephonic meeting with its legal and financial advisors to discuss the status of Greenhill’s financial due diligence. Greenhill provided the special committee with a report on the meetings in Omaha, Nebraska and Fairfax, Virginia. Among other matters, Greenhill discussed the status of its request for financial projections for Wes-FIC and noted that, if such projections were not made available, Greenhill would be unable to conduct a discounted cash flow analysis on Wesco’s insurance business or a multiples analysis on Wes-FIC’s forward metrics. At the special committee’s request, Greenhill undertook to consider alternative methodologies that Greenhill might be able to utilize to arrive at a valuation range for Wesco’s insurance business, and to report back to the special committee on such matters.

Also at the meeting, Greenhill discussed its anticipated financial diligence regarding Berkshire’s Class B shares. Specifically, Greenhill discussed that it planned to review Berkshire’s public filings and analysts’ reports and to discuss Berkshire’s financial results and prospects with senior Berkshire officials at the appropriate time. In response to questions from the special committee, Greenhill noted that Berkshire had over 50 operating subsidiaries. Consequently, Greenhill stated that it would not be practical to request financial projections from Berkshire and to conduct detailed due diligence on each of Berkshire’s subsidiaries.

On October 28, 2010, Greenhill met with Jeffrey L. Jacobson, Vice President and Chief Financial Officer of Wesco, and Mr. Greco at Wesco’s corporate headquarters in Pasadena, California to discuss, among other matters, Wesco’s consolidated financial statements.

Also on October 28, 2010, representatives of Greenhill and Skadden Arps met with Mr. Denham, a member of Wesco’s board and a partner of Munger Tolles, to discuss Greenhill’s request for financial projections for Wes-FIC.

On November 1, 2010, the special committee held a telephonic meeting with its legal and financial advisors. At the meeting, Greenhill updated the special committee on the status of its financial due diligence and provided the special committee with a report on its meeting with Messrs. Jacobson and Greco and its meeting with Mr. Denham.

Later on November 1, 2010, Greenhill had telephone calls with representatives of Berkshire and Wesco with respect to additional financial due diligence questions and issues.

On November 8, 2010, the special committee held a telephonic meeting with its legal and financial advisors regarding the status of Greenhill’s financial due diligence and analysis with respect to Wesco.

Later on November 8, 2010, representatives of Greenhill had a telephone call with CORT management to discuss additional financial due diligence questions and issues.

On November 10, 2010, the special committee met with its legal and financial advisors to discuss, among other matters, various structural considerations with respect to Berkshire’s proposal and Greenhill’s preliminary perspectives on Berkshire’s Class B shares. At the meeting, Greenhill discussed the fact that Berkshire’s proposal contemplates an offer price based on an estimate of book value determined reasonably contemporaneous with closing, and further discussed potential alternatives to such an approach, including the possibility of fixing the price for Wesco’s shares at the time definitive documents are signed. Greenhill noted that such alternative is simpler and less subjective than the approach contemplated by Berkshire’s proposal and has the benefit of shifting operating risk (including insurance underwriting risk and the potential for catastrophe losses) to Berkshire at the time a definitive merger agreement is entered into. To mitigate the risk of undervaluing Wesco’s shares at closing, and at the special committee’s request, Greenhill undertook to evaluate possible ways the offer price could be fixed at signing and later adjusted based solely on changes in the value of Wesco’s significant investment securities between signing and closing. The special committee noted that it would be preferable for any such adjustment to be made prior to the special meeting to enable Wesco’s unaffiliated shareholders to have more clarity around value and make a more informed decision with respect to approval of a transaction. Greenhill also discussed the structure of the stock consideration offered as part of the Berkshire proposal. Specifically, Greenhill discussed the fact that the Berkshire proposal contemplated a “fixed price” offer, meaning the number of Berkshire Class B shares to be issued per Wesco share would be determined by dividing the agreed to cash price per share by the VWAP of Berkshire Class B shares over a period ending shortly before the special meeting to determine the exchange ratio. Greenhill further discussed potential alternative stock consideration structures, including fixing an exchange ratio at signing and/or utilizing a collar on the price of Berkshire stock. Greenhill noted, however, that the option for Wesco shareholders to elect cash without proration mitigates the risk of fluctuations in the price of Berkshire Class B stock following signing.

Also at the meeting, Greenhill discussed its preliminary perspectives on Berkshire’s Class B shares. Specifically, Greenhill gave an overview of Berkshire’s businesses, including its investment portfolio, the historical price-to-reported and -tangible book values of Berkshire Class B shares and how those values compare to the S&P 500, and certain equity analysts’ perspectives on Berkshire Class B shares. In addition, Greenhill reviewed the relative historical price performance of Berkshire Class B shares and Wesco shares, including the fact that the compound annual growth rate in book value of Berkshire’s Class B shares was 12.7%, compared to 6.5% for Wesco, since 1996. Furthermore, Greenhill noted that, according to analysts’ consensus estimates, the average annual growth rate in book value per share of Berkshire’s Class B common stock between 2010 and

2012 is expected to exceed Wesco’s average annual growth rate in book value per share (including dividends) since 1996. Also at the meeting, Greenhill reiterated the impracticality of requesting financial projections and conducting detailed due diligence on each of Berkshire’s over 50 operating subsidiaries. Greenhill explained that it would instead rely primarily on Berkshire’s public filings, analyst reports, and, at the appropriate time, a discussion with senior Berkshire officials regarding Berkshire’s financial results and prospects, in further formulating its evaluation of Berkshire’s Class B shares.

Also at the meeting, the members of the special committee determined, after discussion with representatives of Skadden Arps and Greenhill, that it was in the best interest of the special committee and Wesco’s unaffiliated shareholders to engage an independent expert to appraise the Company’s real estate assets. The special committee authorized Skadden Arps to engage Cushman & Wakefield, Inc. (“Cushman”) to provide such an appraisal. Among other reasons for taking this action, the special committee noted that an appraisal of Wesco’s real estate assets will provide additional support for Greenhill’s valuation analyses, including support for the belief that the value of Wesco’s office building in Pasadena, California could exceed its reported book value.

Finally, Greenhill reported that it had conducted further review of Wes-FIC’s loss reserves, including the information available to Wes-FIC management in setting the amount of such loss reserves. Based on such review, Greenhill did not believe that engaging an actuary to evaluate Wes-FIC’s loss reserves would be necessary. In reaching its recommendation, Greenhill noted that a substantial portion of Wes-FIC’s loss reserves relate to the quota share arrangement with Swiss Re; that Wes-FIC relied almost entirely on Swiss Re’s loss reserve amounts when setting its loss reserves; and, in any event, that Wes-FIC does not have access to the underlying data (for example, premium mix and detailed claims information) that an actuary would need to properly assess the appropriateness of Wes-FIC’s loss reserve amount.

On November 12, 2010, Cushman was engaged to conduct appraisals of Wesco’s real estate assets.

On November 15, 2010, the special committee held a telephonic meeting with its legal and financial advisors to further discuss the structural considerations related to Berkshire’s proposal. Specifically, Greenhill discussed how to address changes in the market value of the Company’s significant investment securities between the time of signing a definitive agreement and closing of the transaction, including the mechanics of such an adjustment, the securities that might be included in such adjustment, the timing of such adjustment relative to a shareholder vote, and possible mechanisms to protect unaffiliated shareholders from a significant decline in the capital markets between signing and closing. At the meeting, Greenhill expressed its preliminary view and recommendation that the adjustment be limited to the securities in Wesco’s common equity portfolio, including the Goldman Sachs warrants. Greenhill suggested that the adjustment be made by measuring the change in after-tax gain or loss on such securities between signing and closing.

On November 16, 2010, Skadden Arps contacted Mr. Denham regarding Greenhill’s request for financial projections for Wes-FIC. Later that day, Greenhill sent Mr. Denham a written request identifying the specific information Greenhill was requesting.

On November 17, 2010, Mr. Denham contacted Skadden Arps to report that financial projections for Wes-FIC would not be provided. Mr. Denham explained that Wes-FIC does not prepare financial projections in the ordinary course and would not do so solely for the purpose of the contemplated transaction. Mr. Denham further explained that the individuals who manage Wes-FIC’s business believed that any such projections would be highly speculative and unreliable given that the Swiss Re contract, through which Wes-FIC generates the substantial majority of its net written premiums, was scheduled to expire in 2012. Mr. Denham reiterated that, since Berkshire is Swiss Re’s competitor, Berkshire only evaluates publicly available information published by Swiss Re and does not have access to Swiss Re’s internal estimates for future premiums and underwriting losses. For these reasons, among others, Mr. Denham explained that the individuals who manage Wes-FIC’s business believed that projecting financial results for its insurance business, including the future prospects of Wes-FIC after the scheduled expiration of the Swiss Re contract in 2012, would be highly speculative and inherently unreliable.

Later on November 17, 2010, Greenhill and Skadden Arps met with representatives of Cushman to discuss the appraisals of Wesco’s real estate assets.

On November 22, 2010, the special committee held a telephonic meeting with its legal and financial advisors. At the meeting, Skadden Arps provided the special committee with a report on its conversation with Mr. Denham, including the reasons given by Mr. Denham that financial projections for Wes-FIC would not be provided. Greenhill confirmed that, without projections for Wes-FIC, Greenhill would not be able to conduct a discounted cash flow analysis on Wesco’s insurance business nor would Greenhill be able to conduct a multiples analysis on Wes-FIC’s forward metrics. However, Greenhill reported that it would be able to utilize other methodologies, such as market trading multiples applied to Wes-FIC’s historic metrics and premiums paid analyses, to arrive at a valuation range for Wes-FIC.

On November 29, 2010, the special committee held a telephonic meeting with its legal and financial advisors to further discuss the structural considerations related to Berkshire’s proposal. Specifically, Greenhill further discussed the possibility of fixing the per share price for Wesco common stock at the time definitive documents are signed, then adjusting the per share price at a time near the closing solely to reflect the change in after-tax gains or losses on Wesco’s common equity portfolio, including the Goldman Sachs warrants, between signing and closing.

Also at the meeting, Greenhill reviewed alternative approaches to valuing the Goldman Sachs warrants, including Black-Scholes and intrinsic value. Greenhill explained the possible impact under each approach on the per share value that would be received by Wesco’s shareholders at closing based on hypothetical changes in the price of Goldman Sachs’ stock. The special committee noted that, while the Black-Scholes pricing model may be a more precise approach for pricing options, it is complicated and the inputs and assumptions that it requires are subjective. Greenhill further noted that the intrinsic value approach is objective, as well as simple, and therefore much easier to calculate and explain to Wesco’s shareholders. Greenhill also discussed additional structural mechanisms that could be used to provide price protection for Wesco’s minority shareholders, including calculating the adjustment for after-tax gains or losses on Wesco’s common equity portfolio based on an average VWAP over a period ending shortly before the special meeting.

Also at the meeting, Greenhill further reviewed the structure of the stock consideration offered in the Berkshire proposal. After discussion, the special committee determined that a fixed price structure provides Wesco’s unaffiliated shareholders who elect to receive Berkshire Class B common stock more certainty that they will receive appropriate value for their Wesco shares. The special committee also decided not to seek a price collar on the value of Berkshire’s Class B shares because, among other reasons, the option to take cash without proration mitigates the risk of fluctuations in the price of Berkshire Class B stock following signing.

Finally, Greenhill updated the special committee regarding the status of Greenhill’s financial evaluation of the Company’s insurance business, including the methodologies that Greenhill anticipated using given the absence of financial projections for Wes-FIC. Among other things, Greenhill noted that it would analyze historic price-to-book multiples for Wesco and a select group of reinsurance companies and conduct a premiums paid analysis based on, among other relevant precedent transactions, insurance minority buy-out transactions since 2000 globally.

On December 7, 2010, Greenhill had a telephone call with Mr. Wurster to discuss additional financial due diligence questions and issues with respect to Wesco’s insurance business.

Later on December 7, 2010, the special committee held a telephonic meeting with its legal and financial advisors to discuss the status of Greenhill’s preliminary financial analysis.

On December 10, 2010, Cushman delivered to the special committee its appraisals of Wesco’s real estate assets. After receipt of the appraisals, Greenhill had a call with Cushman to discuss the appraisals and the assumptions that Cushman made in order to perform the appraisals.

Also on December 10, 2010, Greenhill contacted Mr. Munger to ask him various questions, including questions with respect to: the future prospects for Wesco if Berkshire’s proposal were to be rejected; the succession plans for the management of Wesco; the process by which Berkshire allocates business and investment opportunities to Wesco and the likelihood that significant reinsurance business will be allocated to Wesco in the future, particularly after expiration of the Swiss Re contract in 2012; and Mr. Munger’s views on Wesco’s investment portfolio. During the call, Mr. Munger stated that Wesco did not have a formal management succession plan. Mr. Munger further stated that it was his view that the Swiss Re contract was unlikely to be renewed when it expires in 2012. He also indicated that, given the amount of surplus capital at Berkshire, it was uncertain that Berkshire would need to allocate any significant reinsurance business to Wesco in the foreseeable future, including after expiration of the Swiss Re contract in 2012. Mr. Munger also stated that he believed there were advantages to both Berkshire and Wesco in maintaining Wes-FIC as a Nebraska chartered and Nebraska managed insurance company. Mr. Munger did not provide any further guidance to Greenhill regarding Wesco’s future prospects were it to remain an 80.1%-owned subsidiary of Berkshire. Mr. Munger also shared his views on Wesco’s investment portfolio.

On December 16, 2010, the special committee met with its legal and financial advisors to discuss, among other matters, Greenhill’s preliminary views on valuation. At the meeting, Greenhill reviewed the preliminary valuation materials that were distributed to the special committee prior to the meeting and described in detail the three methodologies Greenhill used to arrive at its preliminary valuation for Wesco—sum-of-the-parts, market trading history and premiums paid analysis—and its preliminary valuation ranges under each methodology. In addition, Greenhill reviewed how each of these preliminary valuation ranges compare to Berkshire’s offer of one times “book value”, both as of September 30, 2010, and as of an illustrative signing date of December 9, 2010, which includes the change in after-tax gain or loss on Wesco’s equity portfolio between September 30, 2010 and December 9, 2010, plus an estimate of Wesco’s net income (less estimated shareholder dividends) for the period from September 30, 2010 to the expected closing date. Greenhill noted that, as of December 9, 2010, the Berkshire offer compared favorably to Greenhill’s preliminary valuation ranges for sum-of-the-parts and market trading history, and was near the mid-point of Greenhill’s preliminary valuation range for premiums paid analysis. See “—Opinion of Financial Advisor to Special Committee” beginning on page 38.

Also at the meeting, Greenhill discussed some sources of value attributable to Wesco that, if recognized by Berkshire, might form the basis for an increase in the offer price per Wesco share to an amount in excess of reported book value. Specifically, Greenhill noted the following: (i) that Wesco carries a significant deferred tax liability attributable to unrealized gains on its investments and that Berkshire’s proposal may value these assets at less than economic value because it deducts at face value tax liabilities that may not be paid for a long time; (ii) that loss and unearned premium reserves and premium receivables are carried on an undiscounted basis, and that discounting these amounts could result in additional value; and (iii) that the fair value of Wesco’s office building in Pasadena, based on Cushman’s appraisal, is greater than its book value. At the special committee’s request, Greenhill undertook to prepare additional materials for the special committee regarding the deferred tax liability, including an allocation of the deferred tax liability to each investment in Wesco’s common equity portfolio and the illustrative range of per share values between reported book value and present value given various assumptions regarding holding periods and discount rates.

Finally, Greenhill provided the special committee with a report on its conversation with Mr. Munger. After hearing the report, the special committee engaged in a lengthy discussion regarding the future prospects of Wesco were it to continue as an 80.1%-owned subsidiary of Berkshire and noted, in particular, the risks and uncertainties related to the reinsurance business, particularly after expiration of the Swiss Re contract in 2012, and the lack of a formal management succession plan at Wesco.

On December 20, 2010, the special committee held a telephonic meeting with its legal and financial advisors to receive an update regarding certain legal matters.

On December 27, 2010, the special committee held a telephonic meeting with its legal and financial advisors. At the meeting, Greenhill reviewed the deferred tax liability materials that were distributed to the special committee prior to the meeting. Specifically, Greenhill reviewed the deferred tax liability associated with each investment in Wesco’s common equity portfolio. Based on a range of estimated holding periods and discount rates, Greenhill discussed the illustrative range of potential additional value in excess of reported book value attributable to each such security if the deferred tax liability were to be discounted to its present value. Greenhill made particular note of the fact that Coca-Cola, Wesco’s largest equity holding, is the most significant contributor of such potential additional value because it accounts for more than half of Wesco’s total deferred tax liability.

On January 5, 2011, the special committee held a telephonic meeting with its legal and financial advisors. At the meeting, Greenhill reviewed in detail with the special committee the structural considerations related to Berkshire’s proposal that were discussed at the November 10, 2010, November 15, 2010 and November 29, 2010 meetings of the special committee. Greenhill also reviewed in detail with the special committee Greenhill’s preliminary perspectives on valuation that were discussed at the December 16, 2010 and December 27, 2010 meetings of the special committee. Following such review, the special committee engaged in a lengthy discussion of the issues presented and potential responses to Berkshire’s proposal and decided to respond to Berkshire by proposing that the offer price per Wesco share be fixed at the signing of the proposed transaction; that such offer price be subject to an adjustment solely to reflect the change in the after-tax gains or losses on Wesco’s common equity portfolio (including the Goldman Sachs warrants) between signing and closing; that the cash or stock election be made two days prior to the special meeting; and that the number of Berkshire Class B shares issued for each Wesco share and the portfolio adjustment be determined by a 20-day VWAP ending three days prior to the special meeting, using Bloomberg VWAP quotations. The special committee further decided that its response to Berkshire should specify that the offer price per Wesco share should be based on a roll forward of September 30, 2010 reported book value to the anticipated closing date and should reflect the change in after-tax gains or losses on Wesco’s common equity portfolio through the date of signing a definitive merger agreement, plus an estimate of Wesco’s net income (less estimated shareholder dividends) for the period from September 30, 2010 to the expected closing date. In addition, the special committee decided to propose to Berkshire that the offer price per Wesco share reflect additional value attributable to discounting of Wesco’s deferred tax liability and loss and unearned premium reserves and premium receivables and the difference between the fair value of Wesco’s office building in Pasadena and its book value. Finally, the special committee decided that its response to Berkshire should clarify that the special committee’s approval of any transaction would be subject to: (i) a condition that such transaction be approved by a majority of Wesco’s shares not owned by Berkshire or Cascade Investment LLC, which condition would be non-waivable; (ii) an agreement by Berkshire to vote the Wesco shares it controls in favor of the merger; (iii) approval by the special committee of the terms of a definitive merger agreement; (iv) satisfactory completion of due diligence with respect to Berkshire (which would require a conversation between Greenhill and senior Berkshire officials); and (v) receipt and acceptance by the special committee of a fairness opinion from Greenhill. The special committee authorized Greenhill to contact Mr. Munger to inform him of the special committee’s response to Berkshire’s proposal.

On January 18, 2011, Greenhill met with Mr. Munger to inform him of the special committee’s response to Berkshire’s proposal. During the meeting, Mr. Munger stated that the special committee’s suggestions with respect to transaction structure, including fixing a price per Wesco share at signing with a portfolio adjustment a few days prior to the special meeting, were, for the most part, reasonable, but that he doubted that Berkshire would be prepared to acquire the outstanding shares of Wesco for a price in excess of estimated GAAP book value at closing. Mr. Munger further expressed skepticism about the future prospects of the Company’s insurance business and the future performance and value of CORT. Mr. Munger also expressed his view that for a long-term investor, exchanging Wesco shares for Berkshire shares on the merger terms offered would be a very sound idea.

On January 19, 2011, the special committee held a telephonic meeting with its legal and financial advisors. At the meeting, Greenhill provided the special committee with a report on its meeting with Mr. Munger, including the reasons given by Mr. Munger that, in Mr. Munger’s views, Berkshire was unlikely to pay more than estimated GAAP book value at closing for Wesco shares. After discussion, the special committee decided to send a letter to Mr. Buffett with its response to Berkshire’s proposal, including its request that Berkshire recognize sources of potential additional value identified by the special committee.

On January 20, 2011, Ms. Carlburg sent the following letter to Mr. Buffett on behalf of the special committee:

January 20, 2011

Mr. Warren E. Buffett

Chairman and Chief Executive Officer

Berkshire Hathaway Inc.

3555 Farnam Street, Suite 1440

Omaha, Nebraska 68131

Dear Warren:

This is in response to your letter dated September 1, 2010, in which you presented a proposal to Wesco Financial Corporation (“Wesco”) for a transaction in which Berkshire Hathaway Inc. (“Berkshire”) would acquire all of the outstanding shares of Wesco that it does not already own.

As you know, Wesco’s board formed a Special Committee to review your proposal. The Special Committee, with the assistance of its financial advisor (Greenhill & Co.) and legal counsel (Skadden Arps), has evaluated and engaged in a thorough consideration of your proposal, including conducting extensive due diligence of Wesco’s operations. Representatives from Greenhill had the opportunity to meet with Charlie Munger on January 18, 2011 to preview our response. We understand from the Greenhill team that the meeting was open and constructive.

Our response presents an acceptable structure and value by which the Committee would be in a position to recommend a transaction, consistent with the requirements of your proposal.

Structure. As Greenhill discussed with Charlie, we propose that the parties agree on a fixed price per Wesco share at signing, which we refer to as the “Wesco Signing Price,” and further propose that the Wesco Signing Price be adjusted a few days prior to the shareholders’ meeting solely to reflect the increase or decrease in the after-tax unrealized gains on Wesco’s equity portfolio between signing and closing. We refer to this adjustment as the “Portfolio True-Up.” We believe this approach is simpler and less subjective than Berkshire’s proposal of determining book value reasonably contemporaneous with closing, and would enable Wesco’s unaffiliated shareholders to make a more informed decision with respect to approval of the transaction. Greenhill also proposed to Charlie that the cash or stock election be made 2 days prior to closing, as in the BNSF transaction, and that the number of Berkshire Class B shares issued for each Wesco share and the Portfolio True-Up be determined by a 20-day VWAP ending 3 days prior to closing, using Bloomberg VWAP.

In addition, we are advised that our recommendation of a transaction to the Wesco board would be subject to: (i) the approval of the transaction by a majority of Wesco’s outstanding shares not owned by Berkshire or Cascade Investment (which, because of Bill Gates’ participation on the board of directors of Berkshire, might be deemed an affiliate of Berkshire); (ii) an agreement by Berkshire to vote the Wesco shares it controls in favor of the merger; (iii) our approval of the terms of a definitive merger agreement; (iv) satisfactory completion of due diligence with respect to Berkshire (which would require a conversation between representatives from Greenhill and you); and (v) our receipt and acceptance of a fairness opinion from Greenhill.

Value. As Greenhill further discussed with Charlie, we propose that the Wesco Signing Price, prior to the Portfolio True-Up, be based on a roll forward of September 30, 2010 reported book value, which is consistent with your proposal. Under our proposal, the Wesco Signing Price would reflect the change in after-tax unrealized gains on Wesco’s equity portfolio through the date of signing a definitive merger agreement, plus an estimate of Wesco’s net income (less shareholder dividends) for the period from September 30, 2010 to the expected closing date.

In addition, the Wesco Signing Price should reflect the following items that we believe understate Wesco’s reported book value:

•

Wesco carries approximately $300 million in deferred tax liabilities attributable to unrealized gains on its investments. We believe that the present value of these liabilities translates into additional value of up to $17 per share, depending on assumed holding periods and discount rates. In our view, the current offer values these assets at less than economic value because it deducts at face value tax liabilities that may not be paid for a long time.

•

Loss and unearned premium reserves and premium receivables are carried on an undiscounted basis; appropriately discounting these amounts would result in $7 per share of additional value. Greenhill has reviewed our calculations in detail with management at National Indemnity Company who indicated that Greenhill’s calculations are reasonable.

•	The difference between the fair value of Wesco’s office building in Pasadena, based on an independent third-party appraisal, and its book value is $3 per share.

•	We recognize that any offer will need to take into account the goodwill at CORT.

In the meeting with Greenhill, Charlie was doubtful that Berkshire would be prepared to acquire the outstanding shares of Wesco for a price in excess of the estimated reported book value at closing. Charlie’s view is that Wesco shareholders would have a unique and attractive opportunity to receive Berkshire Class B shares due to the underlying value of Berkshire’s businesses. However, the Special Committee believes that the sources of value attributable to Wesco outlined in this letter should be recognized as well. We would welcome the opportunity for our advisors to discuss our response with you in person, and are hopeful we can reach agreement on terms acceptable to both Wesco and Berkshire.

Sincerely,

/s/ Carolyn H. Carlburg
On Behalf of the Wesco Special Committee

On January 21, 2011, Mr. Buffett sent the following letter to Ms. Carlburg in response to the special committee’s letter dated January 20, 2011:

January 21, 2011

Via Email

Ms. Carolyn H. Carlburg

Wesco Special Committee

Dear Ms. Carlburg:

Thanks for your letter of January 20.

I would make one suggestion in respect to the “structure” section. I don’t have a problem with Cascade not voting but it seems to me that a majority of the other minority shareholders voting at the meeting should decide the issue. Otherwise someone not voting is being treated as a “no” vote when that might not be their intention at all. If absent votes are treated as “no” votes, the will of the majority of non-Berkshire shareholders could easily be thwarted. Indifference is indifference, not negativity.

We would be unable to make the adjustments you describe in the “value” section. The GAAP book value represents the maximum amount that Berkshire will pay for the minority shares. Even at that price we regard the transaction as disadvantageous to Berkshire if a substantial number of Wesco shareholders elect to take Berkshire stock. That’s because I believe the prospects for Berkshire shares over the next ten years to be considerably better than the prospects for Wesco shares considering the economic prospects of the businesses each of the companies own.

Of course, I may be wrong in my assessment of the prospects for Berkshire, Wesco or both. But since I feel that the shareholders of Berkshire will be economically disadvantaged by the shareholders of Wesco who take Berkshire shares, I’m unable to change the terms of our offer.

If our offer is unacceptable, I would suggest that all work in respect to our proposal should be terminated immediately so as to avoid incurring any further expenses.

Thank you for your consideration of our offer.

Sincerely,

/s/ Warren E. Buffett

Later on January 21, 2011, the special committee held a telephonic meeting with its legal and financial advisors to discuss Mr. Buffett’s letter. At the meeting, the special committee asked representatives of Greenhill and Skadden Arps numerous questions regarding, among other things, whether Greenhill could deliver a fairness opinion to the special committee at the price being offered by Berkshire (i.e. estimated GAAP book value) and what additional factors the special committee should consider in reaching its determinations and recommendations with respect to a potential transaction. Greenhill confirmed that, based on its preliminary valuation work in December 2010, Greenhill believed it would be able to deliver a fairness opinion to the special committee at the current offer price, and undertook to refresh its valuation analysis and report back to the special committee regarding such matters. In evaluating Berkshire’s proposal, members of the special committee discussed that they should consider how the price being offered by Berkshire compares to the value of continuing as an 80.1%-owned subsidiary of Berkshire. The special committee noted that, in making such determination, the special committee should consider, among other factors, the future prospects of Wesco, including the risks and uncertainties associated with (i) Wesco’s insurance business, particularly after expiration of the Swiss Re contract in 2012, (ii) the allocation by Berkshire of future business opportunities to Wesco, (iii) the future performance and value of Wesco’s other operating subsidiaries, particularly CORT, and (iv) the lack of a formal management succession plan at Wesco. The special committee also discussed the risks that the offer could be withdrawn and, if that were to occur, whether Wesco would be able to deliver equivalent or superior value to the minority shareholders. In discussing the prospects of obtaining a more favorable price, the special committee took note of the fact that Mr. Buffett’s position with respect to price, as expressed in his letter, is consistent with Berkshire’s initial proposal in which Mr. Buffett stated that Berkshire has no interest in effecting a transaction at a higher price and Mr. Munger’s expression of doubt during the meeting with Greenhill on January 18, 2011 that Berkshire would be prepared to acquire the minority shares for a price in excess of estimated GAAP book value at closing.

Also at the meeting, the special committee considered the majority of the minority condition and noted the importance of that provision for the unaffiliated shareholders. The special committee emphasized its belief that such condition should be non-waivable. The special committee suggested that Skadden Arps contact Munger Tolles to discuss the majority of the minority condition and coordinate meetings among Greenhill representatives and senior Berkshire officials to discuss, among other things, (i) the special committee’s proposals with respect to transaction structure and the determination of signing date book value that were not specifically addressed in Mr. Buffett’s letter and (ii) due diligence matters with respect to Berkshire. In addition, the special committee instructed Skadden Arps to request a draft merger agreement from Munger Tolles.

On January 22, 2011, representatives of Skadden Arps called representatives of Munger Tolles to inform them that the special committee had received Mr. Buffett’s letter. Skadden Arps said that the special committee was considering its response, but understood Mr. Buffett’s position on book value. During the call, Skadden Arps and Munger Tolles agreed that representatives of Greenhill and Berkshire should discuss a number of issues that remained to be addressed, including the determination of signing date book value and the mechanics to adjust the merger consideration at closing. In addition, Skadden Arps requested that Greenhill be given access to senior Berkshire officials to conduct further due diligence with respect to Berkshire, which Munger Tolles agreed to arrange. Skadden Arps also discussed the majority of the minority condition with Munger Tolles and stressed the special committee’s view that such condition should apply with respect to all Wesco shares held by unaffiliated shareholders (not just such shares that vote at the special meeting), and that such condition should be non-waivable. Finally, Skadden Arps requested that Munger Tolles provide the special committee with a draft merger agreement for review. That same day, Munger Tolles updated Mr. Buffett on its call with Skadden Arps, and Mr. Buffett then authorized Munger Tolles to begin preparation of a draft merger agreement and said that Berkshire would provide the additional due diligence sought by Greenhill.

On January 27, 2011, Greenhill and Messrs. Jacobson and Greco had a call with Marc D. Hamburg, Senior Vice President and Chief Financial Officer of Berkshire, to discuss the special committee’s proposals with respect to transaction structure and value. During the call, Mr. Hamburg confirmed that the special committee’s proposal that the offer price per Wesco share be fixed at signing and that such price be adjusted shortly before closing to reflect an agreed upon estimate of net income and the change in the after-tax gains or losses on Wesco’s common equity portfolio between signing and closing was acceptable to Berkshire. The parties discussed whether to base the fixed price at signing on December 31, 2010 book value or an estimate of January 31, 2011 book value, and Mr. Hamburg agreed to further discuss the matter with Mr. Buffett and revert back to Greenhill. Mr. Hamburg expressed Berkshire’s position that the estimate of net income between signing and closing be based on an average of monthly net operating income per share for the twelve months ended December 31, 2010, and undertook to send Greenhill Berkshire’s calculations of such amounts. Mr. Hamburg further expressed Berkshire’s position that the adjusted price take into account Wesco’s transaction expenses. In response to questions from Greenhill, Mr. Hamburg agreed that such expenses would be allocated ratably to Berkshire and Wesco’s unaffiliated stockholders based on percentage ownership of Wesco. Finally, Mr. Hamburg confirmed that the special committee’s proposal that the number of Berkshire Class B shares issued for each Wesco share and the portfolio adjustment be determined by a 20-day VWAP using Bloomberg VWAP quotations was acceptable to Berkshire. Mr. Hamburg also agreed to use the intrinsic value approach, as opposed to Black-Scholes, to value the Goldman Sachs warrants for purposes of the portfolio adjustment.

Later on January 27, 2011, Greenhill had a follow up call with Mr. Hamburg to further discuss transaction structure and value. During the call, Mr. Hamburg agreed to base the fixed price at signing on an estimate of January 31, 2011 book value and confirmed all other proposed structural components.

On January 28, 2011, Mr. Hamburg provided Greenhill with Berkshire’s preliminary calculations of Wesco’s book value per share as of December 31, 2010 and average monthly net operating income per share for the twelve months ended December 31, 2010.

On January 30, 2011, Skadden Arps received a draft of the merger agreement from Munger Tolles.

On January 31, 2011, the special committee held a telephonic meeting with its legal and financial advisors. At the meeting, Greenhill provided the special committee with a report on its conversations with Mr. Hamburg, and informed the special committee that it had scheduled a further call with Mr. Hamburg for February 1, 2011 to complete its financial due diligence with respect to Berkshire. Also at the meeting, Skadden Arps provided the special committee with a report on its call with Munger Tolles, and reported that it had received a draft of a merger agreement from Munger Tolles, which it was in the process of reviewing.

Between February 1 and 3, 2011, representatives of Greenhill and Skadden Arps, with the assistance of Wesco management, negotiated and resolved the terms of the merger agreement with representatives of Munger Tolles and Berkshire, including the estimated monthly net income for purposes of the merger consideration formula, which the parties agreed would be $.98691 per share, and provisions that provided Wesco flexibility to continue to declare and pay ordinary course quarterly dividends during the pendency of the merger, with a price adjustment for any such dividends that have a record date prior to the closing of the merger.

On February 1, 2011, Greenhill had a due diligence call with Mr. Hamburg to discuss, among other things: Berkshire’s current business and investment strategies; its succession plans and any impact such succession plans would have on Berkshire’s business and investment strategies; its latest quarterly performance; its perspectives on the overall insurance market; and its expectations and outlook for the performance of Berkshire’s investment portfolio. Also during the call, Greenhill asked Mr. Hamburg whether Berkshire would be willing to sell its Wesco shares to a third party. Mr. Hamburg responded that Berkshire would be unwilling to do so.

On February 3, 2011, the special committee met with its legal and financial advisors. At the meeting, Greenhill reviewed with the special committee the financial terms of the proposed transaction with Berkshire, including the formula in the merger agreement for calculating the per share merger consideration to be received by Wesco’s shareholders other than Berkshire and its affiliates. Based on that formula and assuming a closing date of April 30, 2011, Greenhill reported that it assumed, for purposes of its fairness analysis, that the merger consideration would have a value of $390.87 per share, which represents: (i) January 31, 2011 estimated per share shareholders’ equity of $386.55 (estimated for purposes of the merger agreement); plus (ii) estimated earnings per share of $.99 per month from February 1, 2011 through April 30, 2011; plus (iii) the change in after-tax unrealized gains of $1.56 per share on Wesco’s common equity portfolio (including the Goldman Sachs warrants) between January 31, 2011 and February 2, 2011; and less (iv) remaining estimated after-tax transaction expenses of $.21 per share (which assumed total pre-tax transaction expenses of $6.5 million, less the $4.2 million expensed and accrued or paid by Wesco as of December 31, 2010). Greenhill also reported that it had assumed that there will be no further change in the after-tax unrealized gains on Wesco’s common equity portfolio (including the Goldman Sachs warrants) between February 2, 2011 and the determination date and also assumed that Wesco will not declare any dividends with a record date from February 4, 2011 through the closing of the merger. According to Greenhill, the $390.87 price reflected a premium of 20.4% to Wesco’s stock price of $324.75 on August 25, 2010, one day prior to the public announcement of Berkshire’s proposal, and was 1.07 times Wesco’s September 30, 2010 reported book value per share.

Also at the meeting, Greenhill presented its perspectives on Wesco’s prospects were it to continue as an indirect 80.1%-owned subsidiary of Berkshire, including the risks and uncertainties associated with: Wesco’s insurance business, particularly after the expiration of the Swiss Re contract in 2012; its non-insurance businesses, particularly CORT; and Wesco’s long-term management succession plan. Greenhill then reviewed a valuation summary with respect to Wesco and discussed with the special committee considerations with respect to Berkshire’s Class B common stock. In particular, Greenhill noted that its estimate of per share merger consideration of $390.87 exceeds the high end of the valuation range for its market trading history and sum-of-the-parts analyses, and is near the mid-point of the valuation range for its premiums paid analysis.

Finally, Skadden Arps presented the special committee with an overview of the terms of the merger agreement. Among other provisions, Skadden Arps noted the merger agreement contained (i) a non-waivable “majority of the minority” provision requiring that the transaction be approved by a majority of Wesco’s shares, excluding those owned by Berkshire, its affiliates and certain other specified parties, (ii) an agreement by Berkshire to vote its Wesco shares in favor of the merger and not to terminate the existence of the special committee or materially change the special committee’s duties or authority or its current membership prior to the earlier of the closing or the termination of the merger agreement, and (iii) a provision that would allow Wesco’s board of directors to modify or withdraw its recommendation with respect to the transaction under certain circumstances.

On February 4, 2011, the special committee met with its legal and financial advisors to consider the final terms of the merger agreement and its recommendation of the transaction to the full board of directors. Greenhill reported that its estimate of per share merger consideration had changed slightly from $390.87, the estimate reviewed with the special committee on February 3, 2011, to $390.54, to reflect the impact of one additional trading day on Wesco’s common equity portfolio (including the Goldman Sachs warrants). See “—Opinion of Financial Advisor to Special Committee” beginning on page 38. Greenhill then reviewed with the special committee its financial analysis of the proposed transaction and delivered its opinion to the special committee to the effect that, based on and subject to the limitations and assumptions set forth in the opinion, as of the date of the opinion, the estimated merger consideration of $390.54 per share to be received by Wesco’s shareholders other than Berkshire and its affiliates pursuant to the merger agreement was fair, from a financial point of view, to such shareholders. After considering, among other things, the factors discussed below under “Special Factors—Recommendation of the Special Committee and Wesco Board of Directors; Purpose and Reasons for the Merger; Fairness of the Merger” and the financial analysis and opinion of Greenhill, the special committee determined that the merger is fair to and in the best interests of Wesco and its shareholders other than Berkshire and any of its affiliates and unanimously approved resolutions recommending that the Wesco board of directors approve and declare advisable the merger agreement and the merger.

Following the conclusion of the special committee meeting, the full board of directors convened to consider the special committee’s recommendation and Ms. Carlburg discussed with the board of directors the various factors which led to the recommendation. Representatives of Greenhill then reviewed with the board of directors its financial analysis of the proposed transaction, and Greenhill then delivered its opinion to the Wesco Board to the effect that, based on and subject to the limitations and assumptions set forth in the opinion, as of the date of the opinion, the estimated merger consideration of $390.54 per share to be received by Wesco’s shareholders other than Berkshire and its affiliates pursuant to the merger agreement was fair, from a financial point of view, to such shareholders. Skadden then described in detail the material terms of the merger agreement to the board of directors. Skadden directed the board of directors’ particular attention to material terms and conditions, including, but not limited to, the closing conditions and the termination provisions. After considering, among other things, the factors described below under “—Recommendation of the Special Committee and Wesco Board of Directors; Purpose and Reasons for the Merger; Fairness of the Merger,” the financial analysis and opinion of Greenhill, the terms of the merger agreement and the recommendation of the special committee, the members of the board of directors unanimously determined that the merger was advisable, fair to and in the best interests of Wesco’s shareholders other than Berkshire and any of its affiliates and unanimously approved resolutions approving the merger and recommending that Wesco’s shareholders vote to adopt the merger agreement.

Later on February 4, 2011, Wesco and Berkshire executed the merger agreement.

On the morning of February 7, 2011, prior to the commencement of trading on the NYSE and the NYSE Amex, Wesco and Berkshire issued a joint press release announcing the transaction and their execution of a definitive merger agreement.

Recommendation of the Special Committee and Wesco Board of Directors; Purpose and Reasons for the Merger; Fairness of the Merger

Both the special committee and the Wesco Board believe that the merger and the merger agreement are fair to Wesco’s unaffiliated shareholders based on their consideration of the factors relating to procedural and substantive fairness described below. Wesco’s purpose and reasons for undertaking the merger at this time are to enable Wesco’s unaffiliated shareholders to realize the value of their investment in Wesco in cash, while also providing them with the opportunity to defer recognition of taxable gain in the merger by electing to receive shares of Berkshire Class B common stock and thus to participate in the future earnings and profitability of Berkshire.

The Special Committee

The special committee, acting with the advice and assistance of its legal and financial advisors, evaluated the proposed merger, including the terms and conditions of the merger agreement. At a meeting on February 4, 2011, the special committee unanimously:

•	determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of Wesco and its unaffiliated shareholders; and

•

recommended to the Wesco Board that it approve and declare advisable the merger agreement and the transactions contemplated thereby, including the merger, upon the terms and conditions contained therein.

In the course of reaching its determination and recommendations, the special committee considered the following factors as being generally positive or favorable, each of which the special committee believed supported its determination and recommendations:

•

the current and historical market prices of Wesco’s common stock, including the fact that the estimated merger consideration of $390.54 per share (calculated as of February 3, 2011) represents a premium of (i) approximately 20.3% over the closing price of $324.75 on August 25, 2010, the last trading day prior to the public announcement of Berkshire’s proposal, and (ii) approximately 13.0% over Wesco’s volume weighted average price of $345.57 over the twelve month period ended August 25, 2010; and

•

the opinion, dated February 4, 2011, of Greenhill to the special committee and the Wesco Board to the effect that, based on and subject to the limitations and assumptions set forth in the opinion, as of the date of the opinion, the merger consideration to be received by Wesco’s shareholders other than Berkshire and its affiliates pursuant to the merger agreement was fair, from a financial point of view, to such holders, as more fully described in “—Opinion of Financial Advisor to Special Committee” beginning on page 38; and

•	the fact that Wesco’s unaffiliated shareholders have the option to receive cash or Berkshire Class B shares in whatever proportions such shareholders choose, including the fact that:

•	because there is no proration or reallocation mechanism, each shareholder is guaranteed to receive the form of consideration elected by such shareholder;

•

shareholders that elect to receive Berkshire Class B shares will have the opportunity to defer recognition of taxable gain in the merger, participate in the future growth and profitability of Berkshire, including through opportunities available to Berkshire that might not be available to Wesco, and hold a more liquid stock with a larger public float; in considering the potential for future growth and profitability of Berkshire, the special committee recognized that growth in book value per share of Berkshire Class B common stock has been nearly double that of Wesco common stock, on an historic basis, and that, according to analysts’ consensus estimates, the average annual growth rate in book value per share of Berkshire Class B common stock between 2010 and 2012 is expected to be 7.3%, which is greater than the average annual growth rate in book value per share of Wesco common stock (including dividends) since 1996; and

•

shareholders that elect to receive cash will have immediate liquidity and receive certain value for their Wesco shares; in addition, the special committee recognized that the option to take cash without proration provides price protection between signing and closing; and

•

the special committee’s consideration that the value of continuing as an 80.1%-owned subsidiary of Berkshire may not be as valuable as the merger consideration being offered because of the potential risks and uncertainties associated with the future prospects of Wesco, including, without limitation:

•

the risks and uncertainties associated with Wesco’s insurance business, including (i) the belief that the Swiss Re contract, through which Wesco generates the substantial majority of its net written premiums, is unlikely to be renewed when it expires in 2012; (ii) that it is uncertain how much insurance business Berkshire will allocate to Wesco in the future given that Berkshire expects to have more than sufficient capital to absorb its business opportunities without Wesco; and (iii) that insurance analysts predict that the soft cycle in the insurance industry will continue in the foreseeable future and that excess supply of capital will keep future premium rates low;

•

the risks and uncertainties associated with Wesco’s non-insurance businesses, particularly CORT, which has had disappointing earnings for most of the years it has been owned by Wesco and whose future prospects are likely to be negatively impacted by intense competition from Chinese manufacturers and online furniture retailers; and

•

the risks and uncertainties regarding Wesco’s management succession plan. For example, the special committee considered that Wesco’s investment decisions and all other capital allocation decisions are made by Mr. Munger, Chairman of the Board of Directors, President and CEO of Wesco, and Vice Chairman of the Board of Directors of Berkshire, age 87, in consultation with Mr. Buffett, Chairman of the Board of Directors and CEO of Berkshire, age 80, and further considered the fact that, although Berkshire’s public disclosures state that there is a succession plan in place at Berkshire for Mr. Buffett, there is no formal succession plan in place at Wesco if for any reason the services of those key personnel were to become unavailable to Wesco; and

•

the belief by the special committee that, given their knowledge of the negotiation style of Mr. Buffett and Mr. Buffett’s expressed views about Wesco’s value, the per share merger consideration being offered to Wesco’s unaffiliated shareholders pursuant to the merger agreement was the most favorable price that could be obtained and that further negotiation ran the risk that Berkshire might abandon the transaction and that Wesco shareholders would lose the opportunity to accept the premium being offered; and

•

the improvements to the structure of Berkshire’s proposal, including the negotiation of a fixed estimate of shareholders’ equity as of January 31, 2011, subject to certain adjustments (to be announced one day prior to the special meeting) for estimated earnings and changes in the after tax value of Wesco’s investment portfolio between signing and closing, which the special committee believes is simpler and less subjective than Berkshire’s proposal of computing the per share offer price reasonably contemporaneous with closing, provides more clarity around value, shifts the operating risks of Wesco’s businesses (including insurance underwriting risk) to Berkshire at the time a definitive merger agreement is entered into, and enables Wesco’s unaffiliated shareholders to make a more informed voting decision with respect to approval of the merger; and

•

the belief that no alternative bidder would be able to consummate an acquisition of Wesco given Berkshire’s position that it is unwilling to sell its Wesco shares, which position was articulated in Mr. Buffett’s original proposal letter and confirmed by representatives of Berkshire in subsequent conversations; and

•	the terms of the merger agreement, including:

•

the requirement that the merger agreement must be adopted by the holders of a majority of the outstanding common stock of Wesco, other than shares held by Berkshire, its affiliates and other specified shareholders, a condition that is non-waivable; and

•	the inclusion of provisions that permit the Wesco Board, under specified circumstances, to modify or withdraw its recommendation with respect to the merger agreement and the merger; and

•

Berkshire’s agreement to vote its shares in favor of the adoption of the merger agreement at the shareholders meeting to approve the merger, and Berkshire’s further agreement not to authorize its designees on Wesco’s board to terminate the existence of the special committee or materially change the special committee’s duties or authority or current membership prior to the earlier of the closing of the merger and the termination of the merger agreement; and

•

the other terms and conditions of the merger agreement, described under “The Merger Agreement” beginning on page 82 of this proxy statement/prospectus, which the special committee, after consulting with its legal counsel, considered to be reasonable and consistent with precedents they deemed relevant; and

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the likelihood that the merger would be completed and completed in a reasonably prompt time frame, particularly considering: Berkshire’s reputation and track record of successfully acquiring other companies; Berkshire’s agreement in the merger agreement to use its reasonable best efforts to consummate the proposed merger; the fact that Berkshire’s obligation to complete the merger is not conditioned upon receipt of financing; the fact that Berkshire has sufficient cash available to pay the merger consideration (even if all unaffiliated shareholders elect to receive the cash consideration); and the absence of significant regulatory approvals required in connection with the merger, including antitrust approvals and insurance-related regulatory approvals, given that Wesco is an indirect 80.1% owned subsidiary of Berkshire.

The special committee also considered a number of factors that are discussed below relating to the procedural safeguards that it believes were and are present to ensure the fairness of the merger. The special committee believes these factors support its determinations and recommendations and provide assurance of the procedural fairness of the merger to Wesco’s unaffiliated shareholders:

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the merger agreement must be adopted by the affirmative vote of (i) the holders of a majority of the outstanding common stock of Wesco, and (ii) the holders of a majority of the outstanding common stock of Wesco, other than shares held by Berkshire, its affiliates and certain other specified shareholders, a condition that is non-waivable; and

•

the special committee consists solely of independent directors, by which we mean they are not employees of Wesco or any of its subsidiaries nor are they affiliated with Berkshire or its affiliates and they have no financial interest in the merger that is different from that of the shareholders (other than Mr. Flaherty’s and Ms. Carlburg’s ownership of Berkshire common stock, which the special committee determined, after consultation with its legal advisors, did not present a significant conflict that would impair their ability to act in the best interests of Wesco’s unaffiliated shareholders); and

•

the special committee held numerous meetings and met regularly to discuss and evaluate Berkshire’s proposal and was advised by financial and legal advisors, and each member of the special committee was actively engaged in the process; and

•

the special committee retained and received the advice of Greenhill as its financial advisor, and Greenhill’s compensation arrangement was structured and negotiated to enhance its ability to provide objective advice to the special committee for the benefit of the unaffiliated shareholders of Wesco. For example, Greenhill was entitled to receive the full amount of its advisory fee regardless of whether Greenhill was able to deliver a fairness opinion, and none of Greenhill’s compensation is contingent upon the successful completion of the merger; and

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the opinion, dated February 4, 2011, of Greenhill to the special committee and the Wesco Board as described above and as more fully described in “—Opinion of Financial Advisor to Special Committee” beginning on page 38; and

•	the recognition by the special committee that it had no obligation to recommend the approval of the merger or any other transaction.

In the course of reaching its determinations and recommendations, the special committee also considered the following risks and other factors concerning the merger agreement and the merger as being generally negative or unfavorable:

•	Berkshire refused to negotiate an increase in the merger consideration based on elements of potential additional value identified by the special committee and its advisors; and

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the lack of alternatives available to Wesco other than to reject the proposed transaction with Berkshire and remain its 80.1% owned subsidiary given Berkshire’s position that it is unwilling to sell its Wesco shares, which position was articulated in Mr. Buffett’s original proposal letter and confirmed by representatives of Berkshire in subsequent conversations; and

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the fact that Greenhill was not able to conduct a discounted cash flow analysis on Wesco’s insurance business or a multiples analysis with respect to Wes-FIC’s forward metrics because there were no financial projections provided for Wes-FIC; and

•	the fact that neither the portfolio true-up nor the VWAP with respect to Berkshire’s Class B shares is subject to a price collar; and

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the risk that the stock consideration may not be equivalent in value to the cash consideration if, at the time of the closing of the transaction, the price of Berkshire’s Class B shares has decreased below their VWAP; and

•	the fact that unaffiliated shareholders who elect to receive cash consideration may recognize taxable gain in the transaction; and

•	the fact that shareholders who vote against approval of the merger agreement may not have appraisal rights under Delaware law; and

•	the risk of incurring substantial expenses related to the merger, including in connection with any litigation that might result; and

•

the risk that, while the merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed even if approved by Wesco’s unaffiliated shareholders; and

•	the risks and costs to Wesco if the merger does not close, including the diversion of management and employee attention and the potential effect on Wesco’s business.

The special committee considered and expressly adopted the financial analyses and the opinion of Greenhill, among other factors considered, in reaching its determination as to the fairness of the transactions contemplated by the merger agreement. These analyses included market trading history, sum-of-the-parts and premiums paid in comparable transactions, which are summarized below under “—Opinion of Financial Advisor to Special Committee.” In addition, in the course of reaching its determination and recommendation regarding the fairness of the merger, the special committee considered Greenhill’s sum-of-the-parts and other valuation analyses as a reasonable basis for assessing Wesco’s going concern value. The special committee did not consider liquidation value because it believes the merger consideration exceeds the value that might be realized in a liquidation of Wesco’s assets. The special committee considered, among other factors, that a sale of Wesco’s assets in a liquidation would have significant adverse tax consequences not implicated by a sale of Wesco as a going concern. Finally, the special committee did not consider prices paid by Wesco for past purchases of Wesco stock because no such purchases have been made in over thirty years.

The foregoing discussion of the information and factors considered by the special committee is not intended to be exhaustive, but includes the material factors considered by the special committee. In view of the wide variety of factors considered by the special committee in evaluating the merger agreement and the merger, the special committee did not find it practicable, and did not attempt, to quantify, rank or otherwise assign relative weights to the foregoing factors in reaching its conclusion. In addition, individual members of the special committee may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The special committee’s determinations and recommendations described above were based upon the totality of the information considered.

Position of the Wesco Board of Directors as to Fairness of the Merger and Recommendation of the Board

Wesco’s board of directors believes that the merger and the merger agreement are fair to Wesco’s unaffiliated shareholders. In making this determination, the Wesco Board considered and relied upon the following factors, among others:

•

the special committee’s unanimous determination that the merger agreement and the merger are fair to and in the best interests of Wesco and its unaffiliated shareholders and its unanimous recommendation that the Board approve and declare advisable the merger agreement; and

•	the special committee’s having retained and received advice from its financial and legal advisors; and

•

that no member of the special committee has an interest in the proposed merger different from that of Wesco’s unaffiliated shareholders (other than Mr. Flaherty’s and Ms. Carlburg’s ownership of Berkshire common stock, which the special committee determined, after consultation with its legal advisors, did not present a significant conflict that would impair their ability to act in the best interests of Wesco’s unaffiliated shareholders); and

•	the process undertaken by the special committee and its advisors in connection with evaluating the proposed merger, as described above in “—Background of the Merger,” beginning on page 16; and

•

the opinion, dated February 4, 2011, of Greenhill to the special committee and the Wesco Board as described above and as more fully described in “—Opinion of Financial Advisor to Special Committee” beginning on page 38; and

•	their own views as to the value of Berkshire, the value of Wesco and the relative future prospects of Berkshire and Wesco.

The foregoing discussion of the information and factors considered by the Wesco Board is not intended to be exhaustive, but includes the material factors considered by the Wesco Board, including the substantive and procedural factors considered by the special committee discussed above. In view of the wide variety of factors considered by the Wesco Board in evaluating the merger agreement and the merger, the Wesco Board did not find it practicable, and did not attempt, to quantify, rank or otherwise assign relative weights to the foregoing factors in reaching its conclusion. In addition, individual members of the Wesco Board may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The Wesco Board approved the merger agreement and unanimously recommends it to Wesco’s shareholders based upon the totality of the information presented to, and considered by, it.

Other than as described in this proxy statement, the Wesco Board is not aware of any firm offers by any other person during the prior two years for a merger or consolidation of Wesco with another company, the sale or transfer of all or substantially all of Wesco’s assets or a purchase of Wesco’s securities that would enable such person to exercise control of Wesco.

The Wesco Board recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Financial Projections for CORT

In connection with the proposed merger, management of CORT prepared projections that included expected future financial and operating performance through 2015. CORT management normally does not prepare projections, with the exception of a rolling 12-month earnings forecast. The projections were prepared without the involvement of Berkshire or Blue Chip employees who serve at Wesco, and were prepared on a stand-alone basis and did not give effect to the transactions contemplated by the merger agreement. The projections were provided to Greenhill for use in connection with the preparation of its opinion to the special committee and Wesco’s board of directors. The following projections are included in this proxy statement/prospectus only because this information was provided to Greenhill in connection with the merger.

The following projections are a summary of the projections provided to Greenhill. The summary projections set forth below summarize the projections provided to Greenhill on October 13, 2010. The inclusion of the following summary projections should not be regarded as an indication that either Wesco, CORT or their respective representatives considered or consider the projections to be a reliable or accurate prediction of future performance or events, and the summary projections set forth below should not be relied on as such and you are cautioned not to place undue reliance on the projections.

The summary projections set forth below were not prepared with a view to (i) compliance with the published guidelines of the SEC, (ii) public disclosure or (iii) compliance with the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. In addition, the summary projections are not presented in accordance with GAAP. CORT management believes it prepared the October 13, 2011 information on a reasonable basis, that it reflects the best available estimates and judgments as of that date and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of CORT. Neither Deloitte & Touche LLP, nor any other independent registered public accounting firm, has compiled, examined or performed any procedures with respect to the prospective financial information contained in the projections and, accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance on such information or its achievability, and assumes no responsibility for, and disclaims any association with, the prospective financial information contained in the projections. The Deloitte & Touche LLP reports incorporated by reference in this proxy statement/prospectus relate to historical financial information of Wesco. Such reports do not extend to the projections and should not be read to do so.

The projections reflect numerous assumptions made by CORT management, including the following material assumptions:

•

CORT management assumed that growth in rental revenue, the most significant component of CORT’s revenue, will increase 1.8% in 2011, 5.7% in 2012, 3.2% in 2013 and 3.0% in each of 2014 and 2015. The lower assumed growth rate in 2011 is to compensate for significant non-recurring rental revenue in 2010 related to a contract with the United States Census Bureau that expired in December 2010 (the “Census contract”), and the higher assumed growth rate in 2012 is in anticipation of a broader economic recovery. The growth rates in years 2013 through 2015 reflect more normal historic annual growth rates in rental revenue.

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Based on historical trends, CORT management assumed that rental furniture sales will remain at a constant 20% of the prior year original cost of rental furniture assets. Annual rental furniture purchases are assumed to include the original cost of prior year rental furniture disposals through retail plus additional rental furniture purchases to support growth in rental income. The growth component is tied to the average monthly increase in rental revenue multiplied by a historical cost recovery factor. For example, if the monthly growth in rental income is $10,000 and the typical cost recovery period is 10 months, then an additional $100,000 of rental furniture would be required to support that increase in business. Due to the significantly reduced rental furniture purchases related to the economic downturn in 2009 and the increased amount of 2010 rental furniture purchases to support the Census contract, CORT management adjusted the cost recovery factor upward for 2011 and 2012 to 15 months and 11 months, respectively. CORT management assumed that years 2013 through 2015 would reflect the more normal historic cost recovery factor of 10.

•

Based on historical performance, CORT management assumed that cost of goods sold (COGS) for rental revenue and furniture rental sales will remain constant throughout the projection period at approximately 4% of rental revenue and 65% of furniture rental sales, respectively.

The foregoing assumptions, as well as other assumptions made by CORT management in preparing the projections, are subject to significant uncertainties and contingencies, including the availability and cost of capital and other general business, industry and financial assumptions, all of which are difficult to predict, and many of which are beyond the control of CORT. Although CORT management believes that there was a reasonable basis for the projections and underlying assumptions, any assumptions remain uncertain, and the risk of inaccuracy increases with the length of the forecasted period. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate. There will be differences between actual and forecasted results, and the differences may be material. You should consider the risks identified in Wesco’s most recent Annual Report on Form 10-K, which is incorporated by reference into this proxy statement/prospectus, and the matters discussed elsewhere in this proxy statement/prospectus under “Forward-Looking Statements” beginning on page 77.

No one has made or makes any representation to Wesco’s shareholders regarding the information contained in the projections. The inclusion of the projections in this proxy statement/prospectus should not be regarded as an indication that such projections will be an accurate prediction of future events and they should not be relied on as such.

A summary of the projections provided to Greenhill on October 13, 2010 is set forth below.

	2011E	2012E	2013E	2014E	2015E
	(in millions)
Total revenue	$373.6	$393.0	$407.0	$419.0	$431.0
Total COGS	84.2	86.2	89.5	91.0	92.6
Total gross profit	289.4	306.8	317.5	327.8	338.3
EBIT	35.7	46.9	51.2	54.5	57.9
Net income	5.2	12.3	15.8	18.5	21.4
Free cash flow	26.1	26.8	33.9	37.0	37.6

The foregoing projections constitute forward-looking statements. CORT management does not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect occurrences or future events even if any or all of the assumptions are shown to be in error.

Opinion of Financial Advisor to Special Committee

The special committee retained Greenhill to act as financial advisor to the special committee in connection with its consideration of the proposed terms of the potential merger. At meetings of the special committee and the Wesco Board held on February 4, 2011 to consider the merger agreement, Greenhill rendered to the special committee and to the Wesco Board an oral opinion, which was confirmed by delivery of a written opinion dated February 4, 2011, to the effect that, based upon and subject to the limitations and assumptions set forth in the opinion, as of the date of the opinion, the merger consideration to be received by Wesco’s shareholders other than Berkshire and its affiliates pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Greenhill’s written opinion dated February 4, 2011, which contains the assumptions made, procedures followed, matters considered and limitations on the opinion and the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. The summary of Greenhill’s opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

For the purposes of its opinion, Greenhill assumed that the merger consideration would be $390.54 per share (calculated as of February 3, 2011) based on the formula for calculating the merger consideration set out in the merger agreement and assuming a closing date of April 30, 2011. The assumptions Greenhill used to derive this value are described below under “—Summary of Greenhill’s Financial Analyses.”

In arriving at its opinion described above, Greenhill, among other things:

•	reviewed a draft of the merger agreement dated as of February 4, 2011;

•	reviewed certain publicly available financial statements of Wesco and Berkshire;

•	reviewed certain other publicly available business and financial information relating to Wesco and Berkshire that Greenhill deemed relevant;

•

reviewed certain information, including financial and operating data concerning Wesco’s businesses: Wesco-Financial Insurance Company (“Wes-FIC”) and Kansas Bankers Surety Company (together, “Insurance”), CORT Business Services (“CORT”) and Precision Steel Warehouse Inc. (“Precision Steel”);

•	reviewed certain actuarial, financial, rating agency and legal information for Insurance prepared by management of National Indemnity Company;

•	reviewed financial forecasts for CORT prepared by the management of CORT (“CORT Forecasts”);

•	reviewed certain publicly available financial forecasts relating to the business and financial prospects of Berkshire prepared by certain research analysts (“Parent Street Forecasts”);

•	discussed the past and present operations and financial condition and the prospects of each of Insurance, CORT and Precision Steel with senior executives of each business;

•	discussed the business, financial condition and prospects of Berkshire with senior executives of Berkshire;

•	reviewed an independent third party appraisal from Cushman for the value of certain real estate assets of Wesco (the “Real Estate Appraisal”);

•	compared the value of the merger consideration to a range of implied valuations for each of the component businesses of Wesco;

•

compared the premium implied by the value of the consideration to a range of premiums paid in certain publicly available transactions that Greenhill deemed relevant, including certain minority buyout transactions;

•	reviewed the historical market prices and trading activity for Wesco common stock and certain companies Greenhill deemed comparable and analyzed their implied valuation multiples;

•	participated in discussions and negotiations among representatives of Wesco and its legal advisors and representatives of Berkshire and its legal advisors; and

•	performed such other analyses and considered such other factors as Greenhill deemed appropriate.

Greenhill’s written opinion was addressed to the special committee and to the Wesco Board. Greenhill did not express an opinion as to any aspect of the merger other than the fairness, from a financial point of view, of the merger consideration to be received by Wesco’s shareholders other than Berkshire and its affiliates. Greenhill’s opinion addresses fairness from a financial point of view to Wesco’s shareholders other than Berkshire and its affiliates solely in their capacity as holders of Wesco common stock, and without regard to their ownership of any other securities, including securities of Berkshire or any of its affiliates. Greenhill expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of Wesco, or any class of such persons relative to the consideration to be received by the holders of Wesco common stock in the merger or with respect to the fairness of any such compensation. In particular, Greenhill expressed no opinion as to the prices at which shares of Berkshire will trade at any future time. Greenhill’s opinion was approved by its fairness committee. This opinion was not intended to be and did not constitute a recommendation to the members of the special committee or the Wesco Board as to whether they should recommend or approve the merger or the merger agreement, nor does it constitute a recommendation as to whether the shareholders of Wesco should approve the merger or take any other action in respect of the merger at any meeting of the shareholders convened in connection with the merger.

In conducting its review and analysis and rendering its opinion, Greenhill assumed and relied upon, without independent verification, the accuracy and completeness of the information publicly available, supplied or otherwise made available to Greenhill by representatives and management of Wesco and Berkshire, in the case of Insurance, National Indemnity Company, and, in the case of certain real estate assets, Cushman, for the purposes of its opinion, and Greenhill further relied upon the assurances of the representatives and management of Wesco and Berkshire that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the CORT Forecasts that were furnished or otherwise provided, Greenhill assumed that such CORT Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of CORT as to those matters, and Greenhill relied upon such forecasts and data in arriving at its opinion. Berkshire did not provide Greenhill with internally prepared forecasts, analyses or estimates relating to the business and financial prospects of Wes-FIC, and no “street” estimates are available for either Wes-FIC or Wesco as a whole. Berkshire did not provide Greenhill with internally prepared forecasts, analyses or estimates relating to the business and financial prospects of Berkshire and did not endorse the Parent Street Forecasts or any other publicly available forecasts relating to the business and financial prospects of Berkshire. Berkshire did, however, participate in a discussion with Greenhill regarding Berkshire’s future business and financial prospects in which Berkshire’s management responded to questions Greenhill posed regarding the future business and financial prospects of Berkshire. On the basis of the foregoing and with the consent of the special committee and the Wesco Board, Greenhill assumed that the Parent Street Forecasts were a reasonable basis upon which to evaluate the business and financial prospects of Berkshire and used the Parent Street Forecasts for the purposes of its opinion. Greenhill expressed no opinion with respect to the CORT Forecasts or the Parent Street Forecasts or the assumptions upon which they were based. Greenhill did not make any independent valuation or appraisal of the assets or liabilities of Wesco, nor was it furnished with any such appraisals other than the Real Estate Appraisal, and Greenhill relied upon the Real Estate Appraisal for the purposes of its opinion. Greenhill expressed no opinion with respect to the Real Estate Appraisal. Greenhill assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement and without waiver of any material terms or conditions set forth in the merger agreement. Greenhill further assumed that all material governmental, regulatory and other consents and approvals necessary for the consummation of the merger, if any, would be obtained without any effect on the merger meaningful to Greenhill’s analysis.

Greenhill’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Greenhill as of, February 4, 2011. It should be understood that subsequent developments may affect Greenhill’s opinion, and Greenhill does not have any obligation to update, revise or reaffirm its opinion.

Greenhill was not requested to and did not solicit any expressions of interest from any other parties with respect to the sale of Wesco, the sale of Wesco common stock held by Wesco’s shareholders other than Berkshire and its affiliates or any other alternative transaction. No opinion was expressed as to whether any alternative transaction might have produced consideration for Wesco’s shareholders other than Berkshire and its affiliates in an amount in excess of that contemplated in the merger.

Greenhill was not requested to opine as to, and its opinion did not in any manner address, Wesco’s underlying business decision to proceed with or effect the merger.

The special committee retained Greenhill based on Greenhill’s qualifications and expertise in providing financial advice and on its reputation as an internationally recognized investment banking firm. As compensation for its services, Wesco agreed to pay Greenhill a fee of $3.5 million, half of which was paid upon delivery of its opinion, with the remainder payable upon the earlier of (1) 90 days following delivery of its opinion; and (2) the closing of the merger. In addition, Wesco has agreed to reimburse Greenhill for reasonable out-of-pocket expenses incurred in connection with the merger and to indemnify Greenhill for certain liabilities that may arise out of its engagement by the special committee and the rendering of Greenhill’s opinion. During the two years preceding the date of the opinion, Greenhill had not been engaged by, performed any services for or received any compensation from the special committee, the Wesco Board, Wesco or any other parties to the merger (other than any amounts that were paid to Greenhill under the letter agreement pursuant to which Greenhill was retained as a financial advisor in connection with the merger).

Greenhill’s opinion was one of the many factors considered by the special committee and the Wesco Board in evaluating the merger agreement and should not be viewed as determinative of the views of the special committee or the Wesco Board with respect to the merger. The merger consideration was determined through negotiations between the special committee, on one hand, and Berkshire, on the other hand. Greenhill provided advice to the special committee and the Wesco Board during these negotiations but did not recommend any specific amount of consideration to Wesco or the special committee or the Wesco Board or advise that any specific amount of consideration constituted the only appropriate consideration for the merger.

Summary of Greenhill’s Financial Analyses

The following is a summary of the material financial analyses presented by Greenhill to the special committee and to the Wesco Board in connection with rendering its opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Greenhill, nor does the order of the analyses described represent the relative importance or weight given to those analyses by Greenhill. Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand the financial analyses performed by Greenhill, the tables must be read together with the full text of each summary and are not alone a complete description of Greenhill’s financial analyses.

For the purposes of its opinion, Greenhill assumed that the merger consideration would be $390.54 per share, based on the formula for calculating the merger consideration set out in the merger agreement and assuming a closing date of April 30, 2011. This value represents:

•	January 31, 2011 estimated per share shareholders’ equity of $386.55; plus

•	estimated earnings of $0.99 per share per month from February 1, 2011 through an estimated closing date of April 30, 2011; plus

•

after-tax unrealized gains of $1.23 per share on Wesco’s portfolio of investments in the common stock of a number of publicly traded companies, including warrants to purchase the common stock of Goldman Sachs Group, Inc., which we refer to as Wesco’s common equity portfolio, between January 31, 2011 and February 3, 2011; less

•

estimated after-tax transaction expenses of $0.21 per share, which represents an estimate of total pre-tax transaction expenses of $6.5 million less $4.2 million expensed and accrued or paid by Wesco as of December 31, 2010.

This estimate of the merger consideration assumes there will be no change in the after-tax gains or losses on Wesco’s common equity portfolio between February 3, 2011 and the determination date and also assumes that Wesco will not declare any dividends with a record date from February 4, 2011 through the closing of the merger.

The January 31, 2011 estimated per share shareholders’ equity of $386.55 represents:

•	per share shareholders’ equity of $388.45 as of December 31, 2010, which included pre-tax transaction expenses of $4.2 million expensed and accrued or paid by Wesco as of December 31, 2010; plus

•	estimated earnings $0.99 per share for the month of January 2011; less

•	$2.47 per share, representing the reduction in after-tax gains on Wesco’s common equity portfolio from December 31, 2010 through January 31, 2011; less

•	a dividend of $0.42 per share declared on December 1, 2010 and payable on March 3, 2011.

Market Trading History

In order to compare the merger consideration to the historical trading price of Wesco common stock, Greenhill reviewed the stock price performance of Wesco common stock for the five-year period prior to the public announcement of Berkshire’s proposal on August 26, 2010. The following table lists Wesco’s volume-weighted average price for different periods, each ending on August 25, 2010, the last trading day before the public announcement of Berkshire’s proposal.

Period Prior to August 26, 2010	Volume- Weighted Average Price Per Share
One Month	$336.08
Three Months	$335.84
Six Months	$353.27
One Year	$345.57
Three Years	$338.06
Five Years	$354.92

Greenhill also noted that the closing price of Wesco common stock on August 25, 2010, the last trading day prior to the public announcement of Berkshire’s proposal, was $324.75 per share, which we sometimes refer to as the unaffected price.

Greenhill compared these volume-weighted average prices to the merger consideration of $390.54 per share.

Sum-of-the-Parts Valuation Analysis

Greenhill performed a sum-of-the-parts analysis of Wesco based on the sum of individual valuations of each of Wesco’s businesses – Wes-FIC, CORT, Precision Steel and MS Property Company (“MS Property”) – and select consolidating adjustments.

Wes-FIC. Greenhill performed a comparable company analysis of Wes-FIC. In this analysis, Greenhill reviewed, to the extent publicly available, selected financial and stock market data for the following publicly-traded companies, including Wesco, which are collectively referred to below as the selected reinsurance companies:

•	Alterra Capital Holdings Limited

•	Aspen Insurance Holdings Limited

•	AXIS Capital Holdings Limited

•	Endurance Specialty Holdings Ltd.

•	Everest Re Group, Ltd.

•	Montpelier Re Holdings Ltd.

•	PartnerRe Ltd.

•	Platinum Underwriters Holdings, Ltd.

•	RenaissanceRe Holdings Ltd.

•	Transatlantic Holdings, Inc.

•	Wesco Financial Corporation

Greenhill selected these companies because, among other reasons, they are reinsurance companies that are publicly traded and have operations or businesses that, for purposes of Greenhill’s analysis, may be considered similar or reasonably comparable to those of Wes-FIC. However, the companies differ from Wes-FIC, including in size and business mix, and none of the selected companies is directly comparable to Wes-FIC.

For purposes of this analysis, Greenhill analyzed, for each of the selected reinsurance companies, other than Wesco, its price as of February 3, 2011 as a multiple of reported book value as of September 30, 2010. Greenhill used book value for this analysis because it is the most commonly used method of valuing property and casualty insurance and reinsurance companies, and Greenhill believed it was the most appropriate valuation metric for Wes-FIC. The results of this analysis are summarized as follows:

Price as a Multiple of	Range	Median	Mean
Reported Book Value	0.74x – 1.09x	0.82x	0.83x

In addition, Greenhill analyzed the multiple of Wesco’s unaffected price to its reported book value as of June 30, 2010. This multiple was calculated to be 0.92x.

Based on these analyses and Greenhill’s application of its professional judgment and expertise, Greenhill determined a reference range of price to reported book value multiples of 0.80x to 1.00x, which we refer to as the book value multiple reference range.

•

GAAP Book Value. Greenhill applied the book value multiple reference range to Wes-FIC’s reported shareholders’ equity of $2,674.0 million as of September 30, 2010 to arrive at a range of implied equity value of $2,139.2 million to $2,674.0 million.

•

Book Value Adjusted for “Excess” Shareholders’ Equity. Greenhill performed an additional analysis that assumed that any shareholders’ equity in excess of the minimum needed to maintain a financial strength rating (“Financial Strength Rating”) of A++ from A.M. Best Company, Inc. would be valued at book value dollar for dollar, and not at a discount to or multiple of book value. Greenhill estimated that, of Wes-FIC’s $2,674.0 million of shareholders’ equity, $1,016.5 million of shareholders’ equity would be required in order to maintain an A++ Financial Strength Rating and the remaining $1,657.5 million would be excess shareholders’ equity. Greenhill applied the selected book value multiple reference range of 0.80x to 1.00x to the $1,016.5 million of required shareholders’ equity and then applied a book value multiple of 1.00x to the $1,657.5 million of excess shareholders’ equity to arrive at a range of implied equity value of $2,470.7 million to $2,674.0 million, which we refer to as the adjusted book value range.

•	Additional Value Adjustments. Greenhill then adjusted the adjusted book value range of $2,470.7 million to $2,674.0 million as follows:

•

Adjustment to Reserves and Receivables. Greenhill applied an adjustment of $53.0 million to account for the estimated future investment income Wes-FIC would be expected to recognize by investing, prior to payment, amounts reserved for loss and loss adjustment expenses, unearned premiums and agent’s balances receivable. Greenhill calculated this estimated amount with the assistance of NICO management.

•

Value of Goldman Sachs Warrants. Greenhill applied an adjustment of $17.2 million, representing Greenhill’s estimate, based upon assumptions and information available as of February 3, 2011, that the value of Wes-FIC’s interest in the Goldman Sachs warrants as of February 3, 2011 was $17.2 million greater, on an after-tax basis, than the value of such warrants reflected in Wes-FIC’s unadjusted book value as of September 30, 2010.

•

Appreciation of Wesco’s Common Equity Portfolio. Greenhill applied an adjustment of $128.7 million, representing Greenhill’s estimate of after-tax gains in the portion of Wesco’s common equity portfolio held within Wes-FIC, excluding the Goldman Sachs warrants, from September 30, 2010 through February 3, 2011.

Greenhill then added the sum of these additional value adjustments, $198.8 million, to the adjusted book value range to arrive at a range of implied equity value of $2,669.5 million to $2,872.8 million.

Based on these analyses and Greenhill’s application of its professional judgment and expertise, Greenhill determined a reference range of implied equity value of $2,600 million to $2,850 million for Wes-FIC to be used in the calculation of a sum-of-the-parts valuation for Wesco. Because, as of February 3, 2011, Wes-FIC had no net debt, its enterprise and equity values were the same.

CORT. In order to determine a range of implied enterprise values for CORT, Greenhill performed a comparable company analysis and a discounted cash flow analysis. In performing these analyses, Greenhill relied on financial forecasts for CORT for calendar years 2011 through 2015 prepared by the management of CORT.

For the comparable company analysis, Greenhill reviewed, to the extent publicly available, selected financial and stock market data for the following publicly traded companies:

Rent-to-Own

•	Rent-A-Center, Inc.

•	Aaron’s, Inc.

Business Services

•	FedEx Corporation

•	Staples, Inc.

•	Xerox Corporation

•	OfficeMax Inc.

•	Office Depot, Inc.

Furniture

•	Steelcase Inc.

•	Herman Miller, Inc.

•	Knoll, Inc.

•	Ethan Allen Interiors Inc.

There are no publicly traded rent-to-rent furniture companies other than CORT and none of the selected companies is directly comparable to CORT. However, Greenhill selected these companies because, among other reasons, they are publicly traded companies with operations or businesses that, for purposes of Greenhill’s analysis, may be considered similar or reasonably comparable to those of CORT.

For the purposes of its analysis, Greenhill analyzed, for each of the selected companies, (1) its enterprise value as a multiple of estimated 2011 earnings before interest taxes depreciation and amortization, or EBITDA and (2) its price as a multiple of estimated 2011 earnings. The results of these analyses are summarized as follows:.

	Rent-to-Own			Business Services			Furniture			Overall
	Range	Median	Mean	Range	Median	Mean	Range	Median	Mean	Range	Median	Mean
Enterprise Value as a Multiple of Estimated 2011 EBITDA	6.0x – 6.4x	6.2x	6.2x	5.6x – 9.7x	6.9x	7.1x	7.8x – 11.9x	9.3x	9.6x	5.6x – 11.9x	7.3x	7.8x
Price as a Multiple of Estimated 2011 Earnings	10.8x – 12.3x	11.5x	11.5x	9.8x – 15.6x	15.0x	13.8x	17.1x – 32.0x	18.6x	21.6x	9.8x – 32.0x	15.4x	16.5x

Based on such review and Greenhill’s application of its professional judgment and expertise, Greenhill selected (1) a reference range of implied enterprise value to estimated 2011 EBITDA multiples of 6.0x to 8.0x, and (2) a reference range of implied price to earnings multiples of 10.0x to 15.0x. Greenhill then (1) applied the range of enterprise value to estimated 2011 EBITDA multiples to CORT’s estimated 2011 EBITDA of $43 million and (2) applied the range of price to earnings multiples to CORT’s estimated 2011 net income of $5 million and added back CORT’s net debt of $380 million, to arrive at ranges of implied enterprise value of approximately (1) $260 million to $340 million and (2) $430 million to $460 million, respectively.

For the discounted cash flow analysis, Greenhill calculated the present values of the projected unlevered free cash flows to be generated by CORT to calculate a range of implied enterprise values. In performing this analysis, Greenhill used CORT management’s projections for CORT for calendar years 2011 through 2015. The following table lists the projected adjusted unlevered free cash flows during this period, as prepared by the management of CORT:

Year:	Estimated Adjusted Unlevered Free Cash Flow (in millions)
2011	$26
2012	$27
2013	$34
2014	$37
2015	$38

In this analysis, Greenhill applied a discount range of 9.5% to 10.5%, based on CORT’s weighted average cost of capital, which Greenhill calculated to be 9.9%. For purposes of its analysis, Greenhill calculated an assumed value of the cash flows for all periods after the projected period, which we refer to as a terminal value. Greenhill calculated a range of terminal values for CORT utilizing perpetuity growth rates ranging from 1.5% to 2.5%. The discount rates and perpetuity growth rates were selected based on Greenhill’s application of its professional judgment and expertise. For any combination of discount rate and terminal value, the sum of the present value of the cash flows of CORT and the present value of the terminal value results in an implied enterprise value for CORT. The discounted cash flow analysis resulted in a range of implied enterprise values of approximately $380 million to $480 million (with the low end representing application of a 10.5% discount rate and a 1.5% perpetuity growth rate and the top end representing application of a 9.5% discount rate and a 2.5% perpetuity growth rate at the top).

Based on these analyses and Greenhill’s application of its professional judgment and expertise, Greenhill determined a range of implied enterprise values of $350 million to $425 million for CORT. Greenhill then made an adjustment of $(380) million to reflect the net debt of CORT, which represents an intercompany payable of $333.1 million, third-party notes payable of $49.3 million and cash and cash equivalents of $2.4 million as of September 30, 2010, to arrive at a range of implied equity values of $(30) million to $45 million for CORT to be used in the calculation of a sum-of-the-parts valuation for Wesco.

Precision Steel. In order to determine a range of implied enterprise values for Precision Steel, Greenhill performed a comparable company analysis and a precedent transaction analysis. For the comparable company analysis, Greenhill reviewed, to the extent publicly available, selected financial and stock market data for the following publicly traded companies, which are collectively referred to as the selected steel service companies:

•	Reliance Steel & Aluminum Co.

•	Russel Metals Inc.

•	Worthington Industries, Inc.

•	A.M. Castle & Co.

•	Olympic Steel, Inc.

Although none of the selected steel service companies is directly comparable to Precision Steel, Greenhill selected these companies because, among other reasons, they are publicly traded steel service center companies with operations or businesses that, for purposes of Greenhill’s analysis, may be considered similar or reasonably comparable to those of Precision Steel.

For the purposes of its analysis, Greenhill analyzed, for each of the selected steel service companies:

•

its enterprise value as a multiple of normalized revenue, based on the average of annual revenues over the five-year period ending December 31, 2009. Greenhill selected normalized revenue as a financial metric because steel businesses, similar to other cyclical industries, are often valued using multiples of normalized or mid-cycle financial metrics, including revenue.

•	its enterprise value as a multiple of EBITDA for the twelve months ended September 30, 2010.

The results of these analyses are summarized as follows:

Enterprise Value as a Multiple of	Range	Median	Mean
Normalized Revenue	0.37x – 0.84x	0.54x	0.56x
9/30/2010 Latest Twelve Months EBITDA	9.6x – 21.2x	14.3x	14.8x

Based on these analyses and Greenhill’s application of its professional judgment and expertise, Greenhill selected (1) a reference range of implied enterprise value to normalized revenue multiples of (1) 0.45x to 0.55x and (2) a reference range of implied enterprise value to EBITDA for the twelve months ended September 30, 2010 multiples of 10.0x to 14.0x. Greenhill then applied these multiples to (1) Precision Steel’s normalized revenue of $60.9 million, based on the median of revenues for the periods of calendar years 2006, 2007, 2008 and 2009 and the twelve months ended September 30, 2010, and (2) Precision Steel’s EBITDA for the twelve months ended September 30, 2010 of $2.2 million, respectively. When applied to Precision Steel, these multiples resulted in ranges of implied enterprise value of approximately (1) $27 million to $33 million and (2) $22 million to $31 million, respectively.

Greenhill also analyzed, using publicly available information, selected transactions involving companies in the steel service industry. Greenhill reviewed, for each transaction, the target company’s enterprise value as a multiple of its latest twelve months revenue.

The results of these analyses are summarized as follows:

Enterprise Value as a Multiple of	Range	Median	Mean
Latest Twelve Months Revenue	0.28x – 0.69x	0.46x	0.48x

Based on these analyses and Greenhill’s application of its professional judgment and expertise, Greenhill selected a range of implied enterprise value to revenue multiples of 0.45x to 0.55x. When applied to Precision Steel’s normalized revenues, based on the median of revenues for the periods of calendar years 2006, 2007, 2008 and 2009 and the twelve months ended September 30, 2010, these multiples resulted in a range of implied enterprise values of approximately $27 million to $33 million.

Based on these analyses and Greenhill’s application of its professional judgment and expertise, Greenhill determined a reference range of implied enterprise values of $27 million to $33 million for Precision Steel. Greenhill then made an adjustment of $30 million to reflect the net cash of Precision Steel to arrive at a range of implied equity values of $57 million to $63 million for Precision Steel to be used in the calculation of a sum-of-the-parts valuation for Wesco. The $30 million in net cash represents cash, cash equivalents and equity securities of $26 million as of September 30, 2010 and after-tax unrealized gains of $4 million from September 30, 2010 to February 3, 2011 on shares of Wells Fargo & Company common stock held by Precision Steel.

MS Property. In determining the enterprise value for MS Property, Greenhill relied on an independent third party appraisal provided by Cushman for the value of Wesco’s real estate assets. Cushman delivered an appraisal of $72 million for the real estate assets in MS Property Company (excluding an undeveloped lot in Brea, California). Greenhill then made an adjustment of $(56) million to reflect the net debt of MS Property to arrive at an equity value of $16 million for MS Property to be used in the calculation of a sum-of-the-parts valuation for Wesco.

Consolidating Adjustments. Finally, Greenhill made the following consolidating adjustments:

•	an adjustment of $113.7 million to account for shareholders’ equity in an intermediate holding company, Wesco Holdings Midwest, Inc.; and

•

an adjustment of $(328.2) million reflecting the net negative shareholders’ equity of Wesco, without taking into account its equity in its subsidiaries. This net negative shareholders’ equity value arose in connection with dividends previously paid to Wesco shareholders and operating losses generated by Wesco.

The various valuation methodologies summarized above resulted in the following ranges of implied total equity values and per share equity values (based on a 7,119,807 share count as of September 30, 2010):

	Total Enterprise Value Range (in millions)	Net Debt (in millions)	Total Equity Value Range (in millions)	Per Share Value Range
Wes-FIC			$2,600 to $2,850	$365.18 to $400.29
CORT	$350 to $425	$(380)	$(30) to $45	$(4.22) to $6.31
Precision Steel	$27 to $33	$30	$57 to $63	$7.94 to $8.78
MS Property	$72	$(56)	$16	$2.20
Consolidating Adjustment for Wesco Holdings Midwest			$113.7	$15.97
Consolidating Adjustment for parent holding company, Wesco Financial Corporation			$(328.2)	$(46.10)
Total			$2,428 to $2,759	$340.97 to $387.46

The sum-of-the-parts valuation analysis resulted in a range of implied per share equity value of $340.97 to $387.46. Greenhill compared this range to the merger consideration of $390.54 per share.

Premiums Paid Valuation Analysis

In order to assess the premium offered to Wesco shareholders in the merger relative to the premiums offered to shareholders in other transactions, based on publicly available information, Greenhill identified, and reviewed the premium-to-market-price paid in, 39 public company minority buyout transactions since 2000 with transaction values (based on enterprise value) between $100 million and $1 billion involving U.S. target companies (the “U.S. Minority Buyout Set”) and 13 transactions since 2000 with transaction values (based on enterprise value) between $100 million and $1 billion involving insurance targets globally (the “Insurance Minority Buyout Set”). Greenhill then focused on:

•	the 14 transactions within the U.S. Minority Buyout Set in which less than 25% of the target’s shares were publicly traded; and

•	the six transactions within the Insurance Minority Buyout Set in which less than 25% of the target’s shares were publicly traded.

For each of these transactions, Greenhill reviewed the premiums represented by the acquisition price per share in each such transaction as compared to the closing price per share of the target company one day and one week prior to the announcement of such transaction. This analysis indicated the following mean and median premiums for those time periods prior to announcement:

	One Day Prior to Announcement		One Week Prior to Announcement
	Mean	Median	Mean	Median
U.S. Targets with Less Than 25% of Shares Publicly Traded	19.7%	15.6%	23.1%	20.3%
Insurance Targets with Less Than 25% of Shares Publicly Traded	19.1%	18.0%	27.1%	25.3%

Based on these analyses and Greenhill’s application of its professional judgment and expertise, Greenhill selected a reference range of 15% to 25%, based on the median premiums for the transactions described above. Greenhill applied this reference range to the unaffected price for Wesco common stock (based on the closing per share price on August 25, 2010) in order to derive a range of implied total equity value and per share value of Wesco common stock.

This analysis resulted in a range of implied per share equity value of $373.46 to $405.94. Greenhill compared this range to the merger consideration of $390.54 per share.

Greenhill noted that the reasons for, and circumstances surrounding, each of the transactions reviewed were diverse, and that premiums fluctuated based on such factors as perceived growth, synergies, strategic value and type of consideration utilized in such acquisition transactions, as well as prevailing trends in mergers and acquisitions. None of the target companies in the transactions is identical to Wesco and, accordingly, Greenhill’s analysis of these transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the comparison of the premium implied by the merger versus the premiums implied by these transactions.

Although Greenhill believes that the premiums paid to market prices in these transactions is the most relevant metric in a premiums paid valuation analysis for assessing the proposed merger consideration, for informational purposes Greenhill also reviewed, for each of the thirteen transactions in the Insurance Minority Buyout Set, the value of the transaction consideration as a multiple of reported book value (as of the latest reported book value for the target), which we refer to as the transaction price to reported book value multiples. Greenhill observed that the mean and median transaction price to reported book value multiples for the six transactions in the Insurance Minority Buyout Set in which less than 25% of the target’s shares were publicly traded were 1.52x and 1.23x, respectively, and were 1.19x and 1.19x, respectively, when excluding the four transactions that occurred more than ten years prior to the date of Greenhill’s fairness opinion. Greenhill also observed that the mean and median transaction price to reported book value multiples for the entire Insurance Minority Buyout Set were 1.70x and 1.44x, respectively. Greenhill noted that, in the only transaction in the Insurance Minority Buyout Set announced within the 17 months prior to the date of Greenhill’s fairness opinion, the transaction price to reported book value multiple was 0.94x and, in the three transactions in the Insurance Minority Buyout Set that were announced since the commencement of the financial crisis in the fall of 2008, the mean and median transaction price to reported book value multiples were 1.08x and 1.06x, respectively. Greenhill also reviewed price to reported book value multiples over time for the selected reinsurance companies, other than Wesco, listed under “Sum-of-the-Parts Valuation Analysis—Wes-FIC” above. Greenhill observed that the average price-to-reported book value multiples for the selected reinsurance companies for the ten year, three year and one year period prior to announcement of the Berkshire proposal on August 26, 2010, were 1.32x, 0.94x and 0.85x, respectively. Accordingly, Greenhill noted that transaction price to reported book value multiples would be expected to be lower now than in the prior years when the transactions in the Insurance Minority Buyout Set occurred, particularly given that four of the thirteen transactions occurred over ten years prior to the date of Greenhill’s fairness opinion and nine of the thirteen transactions occurred from three to eleven years prior to the date of Greenhill’s fairness opinion.

Other Information

For informational purposes, Greenhill compared the merger consideration of $390.54 per share to selected book value and earnings metrics to determine implied valuation multiples. The following table lists these implied valuation multiples:

	Value Per Share	Implied Merger Consideration Multiple
Merger Consideration as a Multiple of:
04/30/2011 Estimated Book Value	$390.54	1.00x
1/31/2011 Estimated Book Value	$386.55	1.01x
1/31/2011 Estimated Tangible Book Value	$346.18	1.13x
9/30/2010 Book Value	$363.69	1.07x
9/30/2010 Tangible Book Value	$323.31	1.21x
9/30/2010 Latest Twelve Months Earnings Per Share	$10.19	38.3x

Greenhill also compared the merger consideration to the closing price of Wesco common stock one day and one week prior to public announcement of Berkshire’s proposal on August 26, 2010, and noted that the merger consideration of $390.54 per share represents a premium of 20.3% and 19.8%, respectively, to the closing price of Wesco common stock one day and one week before the public announcement of Berkshire’s proposal. Greenhill’s analysis of the premiums offered in selected precedent public company minority buyout transactions is described below under “—Premiums Paid Valuation Analysis” above.

Because Wesco shareholders can elect to receive cash or Berkshire Class B common stock in the merger, Greenhill also (1) reviewed historical financial information for Berkshire Class B common stock, including historical stock price performance and historical trading multiples relative to corresponding multiples for the S&P 500 and (2) performed a historical exchange ratio analysis by calculating the ratio of the average per share price of Berkshire Class B common stock to the average per share price of Wesco common stock over various time periods since 1996, when Berkshire Class B common stock first began trading. In addition, Greenhill noted that it had conducted a due diligence discussion with Berkshire management on February 1, 2011 during which Berkshire confirmed that there was no nonpublic information of which Berkshire management was aware that would be material to Berkshire.

Historical Share Price Analysis. In order to provide background information and perspective with respect to the relative historical share price of Berkshire Class B common stock, Greenhill reviewed historical data with regard to the closing stock prices of Berkshire Class B common stock for the period from December 1, 2000 to and including February 3, 2011. During this period, the closing stock price of Berkshire Class B common stock ranged from (i) a low of $40.00 to a high of $99.70 per share over the whole period and (ii) a low of $70.04 to a high of $83.72 per share in the prior 52-week period, in each case prior to and including February 3, 2011.

Book Value and Tangible Book Value Analysis. In order to provide background information and perspective with respect to the relative historical price-to-book value and price-to-tangible book value of Berkshire Class B common stock, using publicly available information, Greenhill reviewed the multiple of closing stock price per share to last reported book value per share and last reported tangible book value per share for Berkshire for each of the 1-year, 3-year, 5-year, and 10-year periods prior to and including February 3, 2011. The following table lists these valuation multiples for Berkshire Class B common stock.

	Price-to-Book Value	Price-to-Tangible Book Value
As of February 3, 2011	1.37x	2.04x
Average Statistic over the Preceding:
1-year	1.36x	2.00x
3-years	1.40x	1.99x
5-years	1.47x	2.09x
10-years	1.59x	2.31x

Greenhill then compared these valuation multiples for Berkshire Class B common stock to the price-to-book value and price-to-tangible book value multiples for the S&P 500. Greenhill noted that, as of February 3, 2011, Berkshire’s price-to-book value multiple was 59.6% of the S&P 500’s price-to-book value multiple and has averaged 59.1% of the S&P 500’s price-to-book value multiple over the last 10 years. Greenhill also noted that, as of February 3, 2011, Berkshire’s price-to-tangible book value multiple was 43.8% of the S&P 500’s price-to-tangible book value multiple and has averaged 45.0% of the S&P 500’s price-to-tangible book value multiple over the last 10 years. In presenting this information, Greenhill noted that price-to-book value and price-to-tangible book value are imperfect valuation metrics for the S&P 500 given that a number of the companies in the S&P do not trade on book value or tangible book value and have high price-to-book value and price-to-tangible book value multiples.

Exchange Ratio Analysis. In order to provide background information and perspective with respect to the historical exchange ratio of shares of Wesco common stock to shares of Berkshire Class B common stock, Greenhill reviewed the historical per share prices of Wesco common stock and Berkshire Class B common stock over the period from May 9, 1996 (when Berkshire Class B common stock began trading) to and including February 3, 2011, as well as the 10-year, 5-year, 3-year and 1-year period prior to and including February 3, 2011 in order to determine the average implied exchange ratio for each such period. The implied exchange ratio is calculated as the price of Wesco common stock divided by the price of Berkshire Class B common stock. The following table lists these implied exchange ratios:

Implied Exchange Ratio
As of February 3, 2011	4.6x
Average Statistic over the Preceding:
1-year	4.5x
3-years	4.7x
5-years	5.2x
10-years	5.8x
Average Statistic Since May 9, 1996	6.5x

General

The summary set forth above does not purport to be a complete description of the analyses or data presented by Greenhill, but simply describes, in summary form, the material analyses that Greenhill considered in connection with its opinion. The preparation of an opinion regarding fairness is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires Greenhill to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by Greenhill was carried out in order to provide a different perspective on the financial terms of the merger and to add to the total mix of information available. Greenhill did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the merger consideration to be paid to Wesco’s shareholders other than Berkshire and its affiliates pursuant to the merger agreement. Rather, in reaching its conclusion, Greenhill considered the results of the analyses in light of each other and without placing particular reliance or weight on any particular analysis, and concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, Greenhill believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, Greenhill made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by Greenhill are not necessarily indicative of future actual values or results, which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which Wesco common stock or Berkshire Class B common stock might actually be sold.

A copy of the materials that Greenhill presented to Wesco’s special committee and the Wesco Board in connection with the rendering of its opinion is filed as exhibit (c)(7) to the Transaction Statement on Schedule 13E-3 filed by Wesco with the SEC in connection with the merger, and copies of other materials that Greenhill presented to the special committee during the course of its engagement are also filed as exhibits to the Schedule 13E-3.

Purpose and Reasons for the Merger for Berkshire, Merger Sub and the Berkshire Filing Persons

Merger Sub, Blue Chip, OBH LLC and Warren E. Buffett are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. Blue Chip is the holder of record of 5,703,087 shares of Wesco common stock, representing approximately 80.1% of the total issued and outstanding shares of Wesco common stock. Blue Chip is a wholly owned subsidiary of OBH LLC, which in turn is a direct and wholly owned subsidiary of Berkshire. Mr. Buffett, Chief Executive Officer and Chairman of the Board of Directors of Berkshire, may be deemed to control Blue Chip, OBH LLC and Berkshire. We refer to Blue Chip, OBH LLC and Mr. Buffett, collectively, as the “Berkshire Filing Persons.”

The purpose of the merger is to increase Berkshire’s indirect ownership of the outstanding shares of Wesco common stock from its current level of 80.1% to 100%. Specifically for Merger Sub, the purpose of the merger is to effectuate the transactions contemplated by the merger agreement. Accordingly, if the merger is completed, Wesco will become a wholly owned subsidiary of Blue Chip and an indirect wholly owned subsidiary of OBH LLC and Berkshire.

The primary reason Berkshire and the Berkshire Filing Persons proposed the merger was to acquire the remaining shares of Wesco common stock that Berkshire does not already own. Mr. Buffett believed that, at a time when Wesco’s shares were trading at a discount to its book value, Wesco shareholders might appreciate the opportunity to consider a merger with Berkshire at book value, a price he viewed as a fair representation of Wesco’s intrinsic value and fair to Wesco’s unaffiliated shareholders. Berkshire and the Berkshire Filing Persons also considered the benefit of simplifying the ownership structure of Wesco and reducing the costs associated with being a public company.

Berkshire and the Berkshire Filing Persons believe that structuring the transaction as a merger is preferable to other transaction structures because (i) it will enable Blue Chip to acquire all of the outstanding shares of Wesco common stock at the same time and (ii) it represents an opportunity for Wesco’s unaffiliated shareholders to receive fair value for their shares of Wesco common stock, including the option to receive payment in the form of Berkshire Class B shares on a tax-deferred basis, should they so elect.

Position of Berkshire, Merger Sub and the Berkshire Filing Persons as to the Fairness of the Merger

Berkshire, Merger Sub and the Berkshire Filing Persons are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of Berkshire, Merger Sub and the Berkshire Filing persons should not be construed as a recommendation to any Wesco shareholder as to how that shareholder should vote on the proposal to adopt the merger agreement.

Berkshire, Merger Sub and the Berkshire Filing Persons believe that the proposed merger is substantively fair to Wesco’s unaffiliated shareholders. Specifically, Berkshire, Merger Sub and the Berkshire Filing Persons considered the following factors in determining the fairness of the proposed transaction:

•	the fact that the merger consideration is based on the book value of Wesco common stock, which they believe to be a fair representation of its intrinsic value;

•

the fact that Wesco’s unaffiliated shareholders have the option to receive cash or Berkshire Class B shares in whatever proportions such shareholders choose, and that those who elect to receive Berkshire Class B shares will have the opportunity to defer recognition of taxable gain in the merger;

•

the relative future prospects of Berkshire and Wesco, and their belief that the value of Berkshire stock will increase more over time than the value of Wesco stock, giving those Wesco shareholders who elect to receive Berkshire Class B shares an opportunity to participate in Berkshire’s future;

•

the fact that the special committee and the Wesco Board unanimously determined that the merger agreement and the merger are fair to and in the best interests of Wesco and its shareholders (other than Berkshire and its affiliates); and

•

the fact that Wesco’s principal insurance subsidiary, Wes-FIC, is totally dependent on Berkshire for its management and has no employees of its own; that approximately 85% of Wes-FIC’s current insurance business (based on written premiums) relates to a Swiss Re quota share contract that expires in 2012; and that Berkshire has often allocated a portion of its super catastrophe reinsurance business to Wes-FIC and, as a result of what Berkshire deems to be current inadequate rates for underwriting these types of risks, Berkshire’s written premiums from its super catastrophe reinsurance business have declined significantly during the last three years.

Berkshire, Merger Sub and the Berkshire Filing Persons believe that the proposed transaction is procedurally fair to Wesco’s unaffiliated stockholders based on the following factors:

•

the merger agreement must be adopted by the affirmative vote of (i) the holders of a majority of the outstanding common stock of Wesco, and (ii) the holders of a majority of the outstanding common stock of Wesco, other than shares held by Berkshire, its affiliates and certain other specified shareholders, a condition that is non-waivable;

•	the special committee was granted the exclusive power and authority to review, consider, evaluate, negotiate and reject or approve, and recommend or not recommend Berkshire’s proposal;

•

Berkshire did not participate in and did not have any influence on the deliberative process of, or the conclusions reached by, the special committee or the negotiating positions of the special committee; and

•

the fact that the special committee held numerous meetings and met regularly to discuss and evaluate Berkshire’s proposal and was advised by independent financial and legal advisors, and each member of the special committee was actively engaged in the process.

In the course of reaching their fairness determinations, Berkshire, Merger Sub and the Berkshire Filing Persons did not consider any risks or factors concerning the proposed transaction that they would deem to be generally negative or unfavorable to Wesco’s unaffiliated shareholders.

The foregoing discussion of the information and factors considered and given weight by Berkshire, Merger Sub and the Berkshire Filing Persons is not intended to be exhaustive, but is believed to include the material factors that were considered. Berkshire, Merger Sub and the Berkshire Filing Persons did not find it practicable to assign, and did not attempt, to quantify, rank or otherwise assign relative weights to the foregoing factors in reaching their conclusion. Rather, their fairness determinations were made after consideration of all of the foregoing factors as a whole. Berkshire, Merger Sub and the Berkshire Filing Persons believe the foregoing factors provide a reasonable basis for their belief that the merger is fair to Wesco’s unaffiliated shareholders.

Effects of the Merger

If the merger agreement is adopted by the Wesco shareholders and the other conditions to the closing of the merger are satisfied or waived, Wesco will be merged with and into Merger Sub with Merger Sub continuing as the surviving entity. At the effective time of the merger, the officers of Merger Sub will become the officers of Wesco. Following the merger, Merger Sub will change its name to “Wesco Financial, LLC.”

If the merger is completed, each share of Wesco common stock (other than shares owned by Berkshire or Wesco or their respective subsidiaries) will be converted into the right to receive an amount, either in cash or

Berkshire Class B common stock at the election of the shareholder, equal to: (i) $386.55 (which represents Wesco’s shareholder’s equity per share as of January 31, 2011, estimated for purposes of the merger agreement), plus (ii) an earnings factor of $.98691 per share per month from and after February 1, 2011 through and including the anticipated effective time of the merger (pro rated on a daily basis for any partial month), plus (or minus, if negative) (iii) the sum of the following (expressed on a per share basis, net of taxes) for the period between February 1, 2011 and the close of business on the determination date: (a) the change (positive or negative) in net unrealized appreciation of Wesco’s investment securities, (b) the amount of net realized investment gains or losses, and (c) the amount of other-than-temporary impairment charges with respect to Wesco’s investment securities, minus (iv) the per share amount of cash dividends declared with respect to Wesco common stock having a record date from and after February 4, 2011 through and including the anticipated effective time of the merger, and minus (v) certain fees and expenses incurred by Wesco in connection with the transaction (expressed on a per share basis). For Wesco shareholders who elect to receive their merger consideration in shares of Berkshire Class B common stock, the exchange ratio will be based on the average of the daily volume-weighted average prices per share of Berkshire Class B common stock for the period of 20 consecutive trading days ending on the determination date.

As of the date of this proxy statement/prospectus, the per share merger consideration is estimated to be $390.31. Based on such estimated merger consideration, the exchange ratio (as described above) would be 4.8011, and Wesco shareholders who elect to receive their merger consideration in shares of Berkshire Class B common stock would receive 4 shares of Berkshire Class B common stock in exchange for one share of Wesco common stock, and $65.13 payable as cash in lieu of a fractional share. As of May 17, 2011, there are 1,061,797,321 shares of Berkshire Class B common stock outstanding. Based upon such estimated merger consideration, if all Wesco shareholders were to elect to receive their merger consideration in shares of Berkshire Class B common stock, Berkshire would issue an aggregate amount of 6,801,835 shares of Berkshire Class B common stock in exchange for such holders’ shares of Wesco common stock, which following such issuance would represent 0.6365% of the outstanding shares of Berkshire Class B common stock as of May 17, 2011.

For a detailed description of the merger consideration to be received by Wesco shareholders in the merger and the assumptions that form the basis of this per share estimate, see the section entitled “The Merger Agreement—Merger Consideration” beginning on page 82. From time to time between the date of this proxy statement/prospectus and the determination date, Wesco will update and make publicly available on its website at www.wescofinancial.com its estimate of the per share merger consideration. The final per share merger consideration will be determined by Berkshire and reasonably agreed to by Wesco (acting through the special committee), and will be made publicly available through the filing of a Form 8-K by Wesco with the SEC by no later than 9:30 a.m., New York time, on the first business day following the determination date.

If the merger is completed, Wesco’s unaffiliated shareholders will not have the opportunity to participate in the earnings and growth of Wesco and will not face the risk of losses generated by Wesco’s operations or decline in the value of Wesco, other than indirectly as shareholders of Berkshire if they elect Berkshire Class B common stock as merger consideration. The table below sets forth the direct and indirect interests in Wesco’s book value per share and earnings per share of Berkshire and its subsidiaries prior to and immediately after the merger, based upon the book value and the net income of Wesco for the fiscal year ended December 31, 2010. After the merger, Berkshire and its subsidiaries will be entitled to all benefits resulting from that interest, including all income generated by Wesco’s operations and any future increase in Wesco’s value. Similarly, Berkshire will also bear the risk of losses generated by Wesco’s operations and any decrease in the value of Wesco after the merger.

	Ownership Prior to the Merger				Ownership After the Merger
Name	Book Value Per Share		Earnings Per Share		Book Value Per Share		Earnings Per Share
Berkshire	$311.15	80.1%	$8.12	80.1%	$388.45	100.0%	$10.14	100.0%

Wesco’s common stock is currently registered under the Exchange Act and is quoted on the NYSE Amex under the symbol “WSC.” As a result of the merger, Wesco will be a privately held corporation, and there will be no public market for its common stock. After the merger, Wesco’s common stock will cease to be quoted on the NYSE Amex, price quotations with respect to the sales of shares of Wesco common stock in the public market will no longer be available and Wesco’s unaffiliated shareholders will cease to have any rights in Wesco as shareholders. In addition, the registration of Wesco’s common stock under the Exchange Act will be terminated.

Plans for Wesco After the Merger

Following the merger, and subject to any required regulatory approval, Berkshire plans to merge Wes-FIC with and into National Indemnity Company, with National Indemnity Company continuing as the surviving corporation. CORT and Precision Steel will continue to operate their respective businesses as they operated under Wesco prior to the merger, except that the chief executive officers of each entity will report to Mr. Buffett. It is expected that MS Property will continue to operate as it did prior to the merger, with the president of MS Property continuing to report to Mr. Munger.

Financing of the Merger

The consummation of the merger is not conditioned upon receipt of any financing. The total consideration to be paid in connection with the merger is estimated to be approximately $553 million based on the estimated per share merger consideration of $390.31 as of the date of this proxy statement/prospectus. This amount is subject to adjustment as provided in the merger agreement. Berkshire intends to use cash available in the businesses of Berkshire and certain of its subsidiaries to fund any elections by Wesco shareholders to exchange their shares of Wesco common stock for cash.

Interests of Wesco Directors and Executive Officers in the Merger

In considering the recommendation of the Wesco Board that you vote to adopt the merger agreement, you should be aware that aside from their interests as Wesco shareholders, Wesco’s directors and executive officers have interests in the merger that are different from, or in addition to, those of other Wesco shareholders generally. Specifically, the Wesco Board was aware of and considered Berkshire’s agreement to indemnify the directors and officers of Wesco against certain claims and liabilities after the effective time of the merger in evaluating and negotiating the merger agreement and the merger, and in recommending to the Wesco shareholders that the merger agreement be adopted.

Under the merger agreement, Berkshire has agreed to indemnify, defend and hold harmless the current and former directors and officers of Wesco and any of its subsidiaries against certain losses, claims and liabilities arising from the fact that such person is or was a director or officer of Wesco or any of its subsidiaries and in respect of acts or omissions which occurred at or prior to the effective time of the merger, as well as against losses, claims and liabilities based on, or arising out of or pertaining to, in whole or in part, the merger agreement or the transactions contemplated by it.

Notwithstanding the foregoing, such indemnification will not apply to any claims against an indemnified party (i) if a judgment or other final adjudication established that the indemnified party’s acts or omissions were the result of active and deliberate dishonesty and were material to the cause of action so deliberated or (ii) which arise out of, are based upon or are attributable to the gaining of any financial profit or other advantage to which such indemnified person is not legally entitled.

In addition, Berkshire has agreed to continue in full force and effect, for a period of not less than six years from the effective time of the merger, all rights to indemnification, as of the date of execution of the merger agreement, in favor of the directors, officers and fiduciaries of Wesco and its subsidiaries, with respect to their activities prior to the effective time of the merger, as provided in their respective certificates of incorporation, bylaws or comparable documents.

Please also consider the following relationships: Mr. Munger, the Chairman of the Board and CEO of Wesco, is also Vice Chairman of Berkshire. He receives an annual salary of $100,000 from Blue Chip, an indirect wholly owned subsidiary of Berkshire. Mr. Munger considers each of the Wesco directors to be an admired personal friend. In one case, Mr. Munger loaned Wesco director Peter Kaufman $1,000,000 so that Mr. Kaufman in 2004 could join Mr. Munger in making a private equity investment. Mr. Kaufman repaid half of the loan in 2010, and there is now $500,000 in principal amount outstanding, bearing interest at a rate of 3.5% annually and due on December 31, 2012. Mr. Munger believes that no credit risk is or ever was involved because Mr. Kaufman is a very successful businessman. Mr. Kaufman had previously been the editor of Poor Charlie’s Almanack, a collection of speeches, articles and other “wit and wisdom” from Mr. Munger. Mr. Kaufman personally advanced and risked losing the approximately $850,000 in expenses associated with the production of the book, and he contributed substantial editorial content as well. All profits generated from sales of the book, now amounting to hundreds of thousands of dollars and with more expected, were committed to the Huntington Library in San Marino, California, where Mr. Munger and Mr. Kaufman both have been active in charitable work. In addition, Wesco director Robert Denham is a partner in the law firm of Munger Tolles. That firm renders legal services to Berkshire and its subsidiaries, including Wesco. Berkshire and its subsidiaries paid fees to Munger Tolles of approximately $4.68 million in 2010 (approximately $40,800 of which was for services to Wesco).

You should also be aware of the ownership of Berkshire stock by members of the Wesco Board and Wesco’s executive officers, as set forth in the table under “Important Information Regarding Wesco—Ownership of Wesco Common Stock by Certain Beneficial Owners, Directors and Officers.”

No Regulatory Approvals Required for the Merger

There are no regulatory approvals required for the completion of the merger.

Appraisal Rights

Appraisal rights generally are statutory rights that, if applicable under law, enable shareholders to decline to accept the consideration payable in an extraordinary transaction, such as a merger, and instead to demand that the company pay in cash the fair value for their shares as determined by a court in a judicial proceeding.

Under Delaware law, appraisal rights are only available if, among other things, shareholders are required to accept cash for their shares (other than cash in lieu of fractional shares). Given that the Wesco shareholders may elect to receive cash or Berkshire Class B common stock, or a combination of cash and Berkshire Class B common stock, in exchange for their shares of Wesco common Stock, Wesco and Berkshire do not believe that Wesco shareholders will have any appraisal rights with the respect to the shares of Wesco common stock they hold in connection with the merger. In the Delaware class action lawsuit, the plaintiff contends (among other contentions) that Wesco shareholders have appraisal rights. If you do not vote in favor of the merger agreement and otherwise comply with the applicable statutory procedures of Section 262 of the General Corporation Law of the State of Delaware (“Section 262”) summarized herein, you may have the right, in lieu of receiving the cash merger consideration for your shares of Wesco common stock, to obtain payment in cash for the “fair value” of those shares as determined by the Court of Chancery of the State of Delaware, which we refer to as the “Court.” If Wesco shareholders do have appraisal rights, pursuant to Section 262, Wesco shareholders who do not vote in favor of the merger and who comply with the applicable requirements of Section 262 will have the right to seek appraisal of the fair value of such shares as determined by the Court if the merger is completed. The appraised value will not include any value arising from the accomplishment or expectation of the merger, but will include interest on such appraised value from the effective date of the merger until the date such appraised value is paid, calculated at 5% over the Federal Reserve discount rate during such period, unless the Court determines otherwise for good cause shown. It is possible that the fair value as determined by the Court may be more or less than, or the same as, the merger consideration. If Wesco shareholders do have appraisal rights, Wesco reserves the right to take the position that appraisal may only be sought with respect to shares described in the first sentence of this paragraph, and may not be exercised with respect to any shares as to which cash was elected or stock was received.

To the extent appraisal rights are available, Wesco shareholders desiring to exercise such rights must comply with the strict procedures set forth in Section 262 in order to demand and perfect such rights. ANY SHAREHOLDER WISHING TO PRESERVE THEIR RIGHTS TO APPRAISAL MUST MAKE A DEMAND FOR APPRAISAL NOW AS DESCRIBED BELOW.

The following is intended as a brief summary of the material provisions of Section 262. This summary, however, is not a complete statement of all applicable requirements and is subject to and qualified in its entirety by reference to Section 262, the full text of which appears in Annex C to this proxy statement/prospectus.

THIS PROXY STATEMENT/PROSPECTUS CONSTITUTES WESCO’S NOTICE TO ITS SHAREHOLDERS WITH RESPECT TO THE AVAILABILITY OF APPRAISAL RIGHTS, IF ANY, IN CONNECTION WITH THE MERGER UNDER SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE.

If you wish to consider exercising appraisal rights, you should carefully review the text of Section 262 set forth in Annex C to this proxy statement/prospectus and consult your legal advisor. If you fail to timely and properly comply with the requirements of Section 262, any available appraisal rights may be lost.

If you elect to demand appraisal of your shares of Wesco common stock, you must satisfy each of the following conditions:

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You must deliver to Wesco a written demand for appraisal of your shares before the vote is taken on the merger agreement at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the merger agreement. Voting against or failing to vote for the merger does not by itself constitute a demand for appraisal under Section 262.

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You must not vote in favor of the merger agreement. An executed proxy that is submitted but does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement. A vote in favor of the merger agreement, by proxy or in person, will constitute a waiver of any appraisal rights you may have in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

•	You must continuously hold your shares of Wesco common stock from the date you make your demand for appraisal rights through the effective time of the merger.

If you fail to comply with any of these conditions and the merger is completed, you will lose any appraisal rights with respect to your shares of Wesco common stock that may be available. Only a holder of record of shares of Wesco common stock, or a person duly authorized and explicitly purporting to act on that shareholder’s behalf, is entitled to assert any appraisal rights for the shares of Wesco common stock registered in that shareholder’s name. A demand for appraisal must be executed by or on behalf of the shareholder of record of Wesco, fully and correctly, as such shareholder’s name appears on their stock certificates, and must state that such person intends thereby to demand appraisal of their shares of Wesco common stock in connection with the proposed merger.

If the shares of Wesco common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. Beneficial owners who do not also hold their shares of record may not directly make appraisal demands to Wesco. The beneficial owner must, in such a case, have the shareholder of record submit the required demand in respect of those shares. Shareholders who hold their shares of Wesco common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

All demands for appraisal should be made in writing and addressed to:

Wesco Financial Corporation

301 East Colorado Boulevard, Suite 300

Pasadena, California 91101-1901

Attention: Chief Financial Officer

Within 10 days after the effective time of the merger, the entity surviving the merger must give written notice that the merger has been completed to each Wesco shareholder who has properly sent a written demand for appraisal and who did not vote in favor of the merger.

Within 120 days after the effective time of the merger, either the surviving entity or any shareholder who has complied with the requirements of Section 262 may commence an appraisal proceeding by filing a petition with the Court demanding a determination of the value of the shares held by all shareholders entitled to appraisal rights. The entity surviving the merger has no obligation to file such a petition. A person who is the beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal with the Court. If a petition is not filed within such 120-day period, any appraisal rights relating to shares of Wesco common stock that may be available will terminate.

At any time within 60 days after the effective time of the merger, any shareholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw the demand for appraisal made by the shareholder by delivering to the surviving entity a written withdrawal of the demand for appraisal. Wesco shareholders who withdraw their demand or otherwise fail to perfect or lose their appraisal rights will be entitled to receive in respect of their shares the merger consideration that was payable in respect of shares, without any interest thereon, as specified by the merger agreement. Any attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require the written approval of the surviving entity. No appraisal proceeding in the Court will be dismissed as to any shareholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that any shareholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw a demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger. If the surviving entity does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any shareholder who withdraws such shareholder’s right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Court does not approve the dismissal of an appraisal proceeding, the shareholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration being offered pursuant to the merger agreement. Within 120 days after the effective time of the merger, any shareholder who has complied with Section 262 will be entitled, upon written request, to receive from the surviving entity a statement setting forth the aggregate number of shares of Wesco common stock with respect to which demands for appraisal have been received. The statement must be mailed within ten days after a written request therefor has been received by the surviving entity or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a dissenting shareholder duly files a petition for appraisal with the Court and the petition is served on the surviving entity, then the surviving entity must file with the Court within 20 days after being served such petition a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After giving notice of the time and place fixed for hearing of such petition, the Court is empowered to conduct a hearing upon the petition to determine those shareholders who have complied with the requirements of Section 262 and who are entitled to appraisal rights.

The Court may require shareholders who have demanded payment of the fair value of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any shareholder fails to comply with such direction, the Court may dismiss the proceedings as to such shareholder. After determination of the shareholders, if any, entitled to appraisal rights, an appraisal proceeding shall be conducted in accordance with the rules of the Court, including any rules specifically governing appraisal proceedings, and the Court will determine the fair value of the shares of Wesco common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Once the fair value is determined by the Court, the surviving entity will pay all dissenting shareholders the appraised value of their shares, together with interest accrued thereon during the pendency of the proceeding, upon surrender by such holders of the certificates representing such shares.

In determining fair value, the Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the target corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Shareholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262. Although Wesco believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court, and shareholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither Berkshire nor Wesco anticipate offering more than the applicable merger consideration to any shareholder of Wesco exercising appraisal rights, and reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Wesco common stock is less than the applicable merger consideration. They also reserve the right to assert that appraisal rights are not available at all in connection with the proposed merger. The Delaware courts have stated that the methods which are generally considered acceptable in the financial community and otherwise admissible in court may be considered in the appraisal proceedings. In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting shareholder’s exclusive remedy.

If a petition for appraisal is not timely filed, then any right to an appraisal will cease. Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court and charged to the parties as the Court deems equitable under the circumstances. Upon application of any dissenting shareholder, the Court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all shares entitled to appraisal.

If any shareholder who demands appraisal of shares of Wesco common stock under Section 262 fails to perfect, successfully withdraws or loses such holder’s right to appraisal, the shareholder’s shares of Wesco common stock will be deemed to have been converted at the effective date of the merger into the right to receive the merger consideration pursuant to the merger agreement. A shareholder will fail to perfect, or effectively lose, any right to appraisal of such holder if no petition for appraisal is filed within 120 days after the effective date of the merger. In addition, as indicated above, a shareholder may withdraw a demand for appraisal in accordance with Section 262 and accept the merger consideration offered pursuant to the merger agreement.

Any shareholder who has demanded appraisal rights will not, after the effective time of the merger, be entitled to vote the shareholder’s shares for any purpose or to receive payments of dividends or any other distribution with respect to such shares (other than with respect to payment as of a record date prior to the effective time of the merger).

In view of the complexity of Section 262 and the belief of Berkshire and Wesco that appraisal rights are not available in connection with the merger, Wesco shareholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

NYSE Listing of Berkshire Class B Common Stock

Shares of Berkshire Class B common stock are quoted on the NYSE under the stock symbol “BRK.B.” It is a condition to completion of the merger that the Berkshire Class B shares to be issued by Berkshire to Wesco shareholders in connection with the merger be approved for listing on the NYSE, subject to official notice of issuance. Berkshire has agreed to use its best efforts to cause such shares to be listed on the NYSE and expects to obtain the NYSE’s approval to list such shares prior to completion of the merger, subject to official notice of issuance.

Delisting and Deregistration of Wesco Common Stock

Wesco common stock currently trades on the NYSE Amex under the stock symbol “WSC.” When the merger is completed, all shares of Wesco common stock listed on the NYSE Amex will cease to be quoted on the NYSE Amex and will be deregistered under the Exchange Act.

Provisions for Unaffiliated Shareholders

No provision has been made to grant any unaffiliated shareholder of Wesco access to the files of Wesco, Berkshire, Merger Sub, or the Berkshire Filing Persons or to obtain counsel or appraisal services at the expense of any of the foregoing.

Litigation Related to the Merger

Two lawsuits were filed on February 8, 2011 by plaintiffs claiming to be Wesco shareholders challenging the transactions contemplated by the merger agreement. Both of the lawsuits name Wesco, Wesco’s directors, Berkshire and Merger Sub as defendants. One of them also names Blue Chip and Wesco’s Chief Financial Officer as defendants. One of the actions was filed in Delaware Chancery Court and the other in Los Angeles Superior Court. Both purport to be class actions on behalf of Wesco shareholders.

The Delaware action is styled Joel Krieger v. Wesco Financial Corporation, et al. The Los Angeles action is styled James Kinsey v. Wesco Financial Corporation, et al. The lawsuits allege, among other things, that Wesco’s directors have breached their fiduciary duties based on allegations that (i) the consideration being offered is unfair and inadequate, (ii) statements in Wesco’s annual reports comparing its prospects for growth with those of Berkshire have been unduly unfavorable to Wesco, and (iii) the Wesco directors’ approval of the proposed merger was tainted by conflicts of interest between Berkshire and the non-Berkshire shareholders of Wesco in breach of the Wesco Board’s fiduciary duties. In addition, an amended complaint in the Delaware action alleges that dissenting shareholders are entitled to appraisal rights under Delaware law and that the preliminary proxy statement was misleading or incomplete. The lawsuits also allege that Berkshire and its affiliates violated fiduciary duties owed by a majority shareholder and/or aided and abetted the alleged breaches by Wesco’s directors. The plaintiffs seek various remedies, including enjoining the transaction from being consummated in accordance with the agreed-upon terms. On February 22, 2011, the Delaware Chancery Court granted a Stipulated Order of Class Certification and Case Management that, among other things, certified the Delaware action as a class action without opt-out rights. The class consists of all persons who held shares of common stock of Wesco (excluding the defendants named in the Delaware action and any person, firm, trust, corporation or other entity related to or affiliated with, any of the defendants) at any time during the period from and including August 25, 2010, through the date of consummation of the merger.

After the class was certified in Delaware, the parties to the California action stipulated to stay that action pending the resolution of the Delaware action. The Delaware plaintiff has moved the Delaware Chancery Court for an order preliminarily enjoining the proposed merger. On May 10, 2011, the Delaware Chancery Court heard arguments and denied the motion for a preliminary injunction. The defendants believe that the lawsuits are without merit and intend to defend against these and any additional actions asserting similar claims that may be brought in the future.

Estimated Fees and Expenses of the Merger

The following is an estimate of fees and expenses to be incurred in connection with the proposed merger:

Description	Amount to be Paid
SEC filing fee	$64,025
Printing, proxy solicitation and mailing expenses	115,000
Financial, legal, and other advisory fees	7,500,000
Miscellaneous expenses	10,000

Total	$7,689,025

Wesco and Berkshire have agreed that (i) all fees and expenses in connection with printing and mailing the Form S-4 and this proxy statement/prospectus, and all SEC filing fees relating to the transactions contemplated by the merger agreement, will be split equally by Berkshire and Wesco, and (ii) all other fees and expenses incurred by the parties to the merger agreement will be borne solely by the party that incurred such fees and expenses.

Cushman Appraisals

Selection and Qualifications of Independent Appraiser. Wesco’s special committee retained the services of Cushman to appraise the market value of Wesco’s real estate described in the appraisal reports identified below and held in MS Property Company. The special committee selected Cushman in consultation with its legal advisors because Cushman is an experienced independent valuation consulting firm. During the prior two years, no material relationship has existed between Cushman and Wesco or Berkshire or their affiliates.

Factors Considered. Cushman performed appraisals of (i) The Montana Phase I, or Montana I, which consists of a 28-unit ultra-luxury residential condominium project in a six-story building located in Pasadena, California, (ii) The Montana II, or Montana II, an undeveloped site located in Pasadena, California, (iii) the Upland Town & Country Center property, or the Upland Property, which consists of two retail buildings located in a neighborhood shopping center in Upland, California, and (iv) an office building and garage, or the Office Building, located in Pasadena, California. Each appraisal estimated the value of the property appraised as of

December 10, 2010. Reference to said appraisal reports herein is for information purposes only. There is no assurance that the property appraised will have a market value equal to the estimated market value stated in the appraisal report. An appraisal is only an estimate of value, as of the specific date stated in the appraisal, and is subject to the assumptions and limiting conditions stated in the appraisal report. As an opinion it is not a measure of realizable value and may not reflect the amount which would be received if the property were sold. Reference should be made to the entire appraisal report because relying solely on excerpts or portions of a report does not necessarily convey all of the material limitations or qualifications of the report that influenced the opinion of value.

Cushman has represented that its reports were prepared in conformity with the Standards of Professional Practice and the Code of Professional Ethics of Appraisal Institute, which incorporates the Uniform Standards of Professional Appraisal Practice. Wesco furnished Cushman with all of the necessary information requested by Cushman in connection with the appraisals except as noted in the appraisal reports. The appraisals were not prepared in conjunction with a request for a specific value or a value within a given range. In preparing its valuation of the properties, Cushman, among other things and to the extent it determined appropriate based on its professional experience: physically inspected the properties; reviewed comparable sales in a property’s influencing market; reviewed and analyzed existing and comparable rental data; considered the input of buyers, sellers, brokers, property developers and public officials; researched vacant land and improved sales in a property’s influencing market; investigated the general regional economy as well as the specifics of a property’s local area; utilized appropriate appraisal methodologies to derive estimates of value; and reconciled the estimates of value into a single value conclusion.

Summary of Approaches and Methodologies Employed. Cushman reported that there are three generally accepted approaches to developing an opinion of value: cost, sales comparison and income capitalization. Cushman considered each approach in its appraisal of each property to develop an opinion of the market value of each property. Cushman included or eliminated an approach to value based on the approach’s applicability to the property type being valued and the quality of information available. The reliability of each approach depends on the availability and comparability of market data as well as the motivation and thinking of purchasers. Cushman reported that the valuation process is concluded by analyzing each approach to value used in the applicable appraisal. When more than one approach is used, each approach is judged based on its applicability, reliability, and the quantity and quality of its data. A final value opinion is chosen that either corresponds to one of the approaches to value, or is a correlation of all the approaches used in the appraisal.

The following summary describes each approach.

Cost Approach. The cost approach is based on the proposition that an informed purchaser would pay no more for the subject property than the cost to produce a substitute property with equivalent utility. According to Cushman, the approach is particularly applicable when the property being appraised involves relatively new improvements which represent the highest and best use of the land, or when relatively unique or specialized improvements are located on the site for which there are few improved sales or leases of comparable properties. In the cost approach, the appraiser forms an opinion of the cost of all improvements, depreciating them to reflect any value loss from physical, functional and external causes. Land value, entrepreneurial profit and depreciated improvement costs are then added, resulting in an opinion of value for the subject property.

Sales Comparison Approach. In the sales comparison approach, sales of comparable properties are adjusted for differences to estimate a value for the subject property. A unit of comparison such as price per square foot of building area or effective gross income multiplier is typically used to value the property. When developing an opinion of land value the analysis is based on recent sales of sites of comparable zoning and utility, and the typical units of comparison are price per square foot of land, price per acre, price per unit, or price per square foot of potential building area. In all cases, adjustments are applied to the unit of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive an opinion of value for the subject property.

Income Capitalization Approach. In the income capitalization approach the income-producing capacity of a property is estimated by using contract rents on existing leases and by estimating market rent from rental activity at competing properties. Deductions are then made for vacancy and collection loss and operating expenses. The resulting net operating income is divided by an overall capitalization rate to derive an opinion of value for the subject property. The capitalization rate represents the relationship between net operating income and value. This method is referred to as direct capitalization. Related to the direct capitalization method is the discounted cash flow method. In this method, periodic cash flows (which consist of net operating income less capital costs) and a reversionary value are developed and discounted to a present value using an internal rate of return that is determined by analyzing current investor yield requirements for similar investments.

The development approach can be used within the income capitalization approach. In the development approach, the sales revenues of a property are estimated by estimating market prices from sales activity of comparable housing units at competing properties. The sales revenues of the units are projected over an absorption period to indicate the gross retail proceeds. The cost of all items for holding and marketing the existing and/or proposed units is then deducted from the gross retail proceeds expected to be generated in the sale of the finished residences. The resulting net sales proceeds are discounted to a present value estimate at appropriate rates of return to compensate for the time value of money and the risk of investing capital in the venture to derive an opinion of value for the subject property.

Summary of Appraisals. The summaries set forth below describe the material conclusions reached by Cushman based on the values determined under the valuation approaches and subject to the assumptions and limitations described below. On December 10, 2010, the estimated market value of Montana I was $40,900,000, the estimated market value of Montana II was $5,000,000, the estimated market value of the Upland Property was $1,050,000 and the estimated market value of the Office Building was $25,000,000.

Montana I. The following is a summary of the appraisal report of Montana I dated as of December 10, 2010:

Valuation Under Development Approach. Cushman’s appraisal of Montana I employed only the development approach. Cushman reported that this approach would be considered necessary and applicable for market participants given Cushman’s analysis and knowledge of the property type and relevant investor profiles.

Montana I includes a total of 28 condominium units, 22 of which remained unsold as of the date of Cushman’s appraisal. Montana I also features a ground-floor commercial component comprised of two retail suites. Cushman reported that one of the suites was occupied at the time of the appraisal report and the other was under negotiations for lease. Cushman further reported that Montana I enjoys a very good location along Colorado Boulevard in Pasadena, California.

In order to estimate the retail value for the subject residential units, Cushman examined developer direct and resale pricing for like-sized condominium units in the most similar communities in the competitive market and other ultra-luxury units in the Los Angeles market. Cushman examined comparable retail sale activity at properties in the competitive market that closed between July 2009 and November 2010, and then segregated the comparable sales data for the most competitive properties to determine the relationship between size and pricing in the competitive marketplace. Cushman then examined sales prices for the six closed units at Montana I. Based on the comparable data and Cushman’s understanding of the demand levels in the market, Cushman then estimated a range of retail prices for the unsold units at Montana I. Cushman then discounted the retail value of the unsold units and the interim cash flows to present value, making deductions for the carrying costs (real estate taxes, etc.), operating costs, and the costs associated with the sale of the units in order to estimate value of Montana I as of the appraisal date. The assumptions incorporated in Cushman’s analysis are summarized below.

•	average estimated retail price for the unsold units of $2,454,991 per unit, or $596 per square foot;

•	estimated remaining construction costs of $0.00, as the project was completed at the time of Cushman’s appraisal;

•	estimated average homeowner’s association dues of $1,927 per unit per month;

•	estimated sales expenses equal to 5.0% of the retail sales price for each unit;

•	an estimated absorption rate (i.e., the rate at which the market will absorb the current inventory of listings) of 0.5 to 1 unit per month;

•	estimated discount rate of 22%.

In order to estimate the retail value for the commercial component of Montana I, Cushman reviewed the signed lease for the occupied retail suite and examined the letter of intent for the unoccupied retail space. Cushman also reviewed two recent letters of intent for similar retail spaces located in the vicinity of Montana I in order to determine if the commercial rental rates of Montana I’s retail suites were market based. Cushman reported that it is typical for developers to sell commercial condominiums upon reaching stabilized occupancy levels, and assumed, for purposes of its appraisal, that Montana I’s commercial retail space would be leased over the course of 2011 and then, once stabilized rental rates were achieved in 2012, such commercial condominiums would be sold. Cushman reported that it employed a 7.0% terminal capitalization rate in its analysis and deducted a 3.0% cost of sale, which resulted in an estimated value indication for the commercial component of Montana I of approximately $2.8 million.

Based on the foregoing, Cushman reported that the development approach resulted in a valuation conclusion for Montana I of approximately $40,900,000.

Montana II. The following is a summary of the appraisal report of Montana II dated as of December 10, 2010:

Valuation Under Sales Comparison Approach. Cushman utilized the sales comparison approach to estimate the value of Montana II. Cushman reported that this methodology includes an analysis of the prices paid for comparable sites or under-improved (essentially vacant) sites. Comparisons between the data and Montana II were then made based on an evaluation of the comparable properties’ dates of sale, location, size, density and development potential, as well as on access, plottage and other considerations.

Cushman reported that it analyzed comparable sales based on the sales price per unit, which it reported is the most widely-used and market-oriented unit of comparison for properties such as Montana II. Cushman analyzed sales of five comparable development sites that occurred over the past two years. Four of those sales were located in the San Gabriel Valley area, which is where Montana II is located. Cushman reported that Montana II has an excellent location in Pasadena, California, and is superior to all of the comparable properties in the location.

The comparable sales reflected per unit unadjusted sales prices ranging from $77,273 to $176,309. After adjustment, the comparable sales illustrated a range from $101,420 to $224,001 per unit with average adjusted sale prices of $144,007 per unit. Cushman reported that the sale of the most comparable property was accorded the most significance. The adjusted per-unit indication for that comparable was $224,001. Placing reliance on that comparable, Cushman estimated that the indicated land value under the sales comparison approach as applied to Montana II was approximately $227,273 per unit. Applied to Montana II’s proposed 22 units, this resulted in Cushman’s land value conclusion for Montana II of approximately $5,000,000.

Upland Property. The following is a summary of the appraisal report of the Upland Property dated as of December 10, 2010:

Valuation Under Income Capitalization Approach. Using the income capitalization approach, Cushman performed both a discounted cash flow analysis and a direct capitalization analysis to derive a value for the Upland Property. Cushman reported that both methods of valuation were considered appropriate and were mutually supportive.

The direct capitalization analysis resulted in a valuation conclusion for the Upland Property of approximately $1,050,000. The discounted cash flow analysis resulted in a valuation calculation for the Upland Property of approximately $1,100,000. Cushman calculated the aggregate value conclusion for the Upland Property under the income capitalization approach of approximately $1,050,000.

The assumptions employed by Cushman to determine the value of the Upland Property under the income capitalization approach using a direct capitalization analysis included:

•	potential year one base rental revenue of $153,297;

•	estimated year one reimbursement revenue of $10,109;

•	estimated combined vacancy and collection loss allowance of 10%;

•	total year one estimated operating expenses of $57,052;

•	estimated year one real estate taxes of $11,862;

•	capitalization rate of 7.50%.

Using a direct capitalization analysis, Cushman calculated the value of the Upland Property by dividing the stabilized net operating income by the concluded capitalization rate of 7.50%.

The assumptions employed by Cushman to determine the value of the Upland Property under the income capitalization approach using a discounted cash flow analysis included:

•

discounting to present value future cash flows commencing on December 1, 2010 for a ten-year holding period with the eleventh year net operating income used in developing the Upland Property’s future reversionary value;

•	expenses grown by an average annual inflation rate of 3.0%;

•	projected rental revenue increases of 0.0% in years one and two and 3.0% annually thereafter;

•	estimated combined vacancy and collection loss allowance of 10%;

•	net rentable area of 11,763 square feet throughout the projection period;

•	stabilized cash flow based on the income and expense assumptions described above;

•	sales expense equal to 3.0% of the reversion;

•	terminal capitalization rate of 8.25%;

•	internal rate of return of 9.25%.

Cushman calculated the aggregate value conclusion of the Upland Property under the income capitalization approach of approximately $1,050,000.

Valuation Under Sales Comparison Approach. Cushman also compared the Upland Property to similar, recently sold properties in the surrounding and competing areas to obtain an estimate of the value of the Upland Property under the sales comparison approach. Cushman reported that it analyzed comparable sales price per square foot of gross leasable area, which it reported is the most widely-used and market-oriented unit of comparison for properties such as the Upland Property. Cushman reported that it analyzed a cross section of improved sales from five neighborhood retail and strip centers located throughout San Bernardino, Los Angeles, Riverside and Orange Counties that occurred between October 2009 and August 2010. The properties ranged in size from 21,269 to 95,062 square feet.

The comparable sales reflected unadjusted sales prices ranging from $85 to $227 per square foot. Cushman then made various adjustments to the market data for property rights conveyed in the comparable sales, the financial terms and conditions of the comparable sales, the markets conditions during the relevant time periods of the comparable sales as well as current market conditions, the location and quality of the applicable trade area, the quality of the tenants and the tenant mix, the quality and conditions of the comparable properties and the economic characteristics of the comparable properties. After adjustment, the comparable sales illustrated a range from $93 to $110 per square foot, with an average adjusted sale price of $102 per square foot. Cushman considered the available market data and determined that the proper unit price to apply to the Upland Property was $100 per square foot of gross leasable area. Applied to the Upland Property’s gross leasable area of 11,763 square feet, this resulted in Cushman’s concluded value for the Upland Property under the sales comparison approach of approximately $1,200,000.

Reconciliation of Values and Conclusion of Appraisal. For the appraisal of the Upland Property, Cushman determined that both the income capitalization approach and the sales comparison approach would be considered applicable and/or necessary for market participants. Cushman concluded that the income capitalization approach provided the most reliable estimate of the value of the Upland Property and relied secondarily on the sales comparison approach. The income capitalization approach resulted in a value of $1,050,000, and the sales comparison approach resulted in a value of $1,200,000. Cushman concluded that the market value of the Upland Property was $1,050,000.

Office Building. The following is a summary of the appraisal report of the Office Building dated as of December 10, 2010:

Valuation Under Income Capitalization Approach. Using the income capitalization approach, Cushman performed both a discounted cash flow analysis and a direct capitalization analysis to derive a value for the Office Building. Cushman reported that both methods of valuation were considered appropriate and were mutually supportive.

The direct capitalization analysis resulted in a valuation conclusion for the Office Building of approximately $25,000,000. The discounted cash flow analysis resulted in a valuation calculation for the Office Building of approximately $25,400,000. Cushman calculated the aggregate value conclusion for the Office Building under the income capitalization approach of approximately $25,000,000.

The assumptions employed by Cushman to determine the value of the Office Building under the income capitalization approach using a direct capitalization analysis included:

•	potential year one gross income of $4,091,203;

•	estimated year one combined vacancy and credit loss allowance of $179,196;

•	total year one estimated operating expenses of $1,918,722;

•	capitalization rate of 8.00%.

Using a direct capitalization analysis, Cushman calculated the value of the Office Building by dividing the total net operating income by the concluded capitalization rate of 8.00%.

The assumptions employed by Cushman to determine the value of the Office Building under the income capitalization approach using a discounted cash flow analysis included:

•

discounting to present value future cash flows commencing on January 1, 2011 for a ten-year holding period with the eleventh year net operating income used in developing the Office Building’s future reversionary value;

•	operating expenses grown by an average annual inflation rate of 3.0%;

•	real estate taxes grown by an average annual inflation rate of 2.0%;

•	tenant improvements grown by an average annual inflation rate of 3.0%;

•	parking and other income grown by an average annual inflation rate of 3.0%;

•	projected rental revenue increases of 0.0% in years one and two, 5.0% in year three, 6.0% in years four, five and six and 3.0% annually thereafter;

•	estimated combined vacancy and collection loss allowance of 5.0%;

•	net rentable area of 117,336 square feet throughout the projection period;

•	stabilized cash flow based on the income and expense assumptions described above;

•	sales expense equal to 2.0% of the reversion;

•	terminal capitalization rate of 8.00%;

•	internal rate of return of 9.00%.

Valuation Under Sales Comparison Approach. Cushman also compared the Office Building to similar, recently sold properties in the surrounding and competing areas to obtain an estimate of the value of the Office Building under the sales comparison approach. Cushman reported that it analyzed comparable sales price per square foot of building area, which it reported is the most widely-used and market-oriented unit of comparison for office building properties such as the Office Building. Cushman reported that it analyzed a cross section of investment activity involving properties in the directly competitive Tri-cities markets, as well as sales involving comparable office building properties in the Los Angeles County markets. The properties ranged in size from 61,087 to 273,618 square feet.

The comparable sales reflected unadjusted sales prices ranging from $183 to $313 per square foot. Cushman then made various adjustments for the comparable market data relative to the Office Building for status and conditions of sale, financing considerations, market conditions, occupancy and rollover profile, location and environs, improvement quality, age and condition. After adjustment, the comparable sales illustrated a range from $183 to $314 per square foot, with an average adjusted sale price of $237 per square foot. Cushman reported that the sale of the most comparable property was accorded the most significance, and determined that the proper unit price to apply to the Office Building was $220 per square foot. Applied to the Office Building’s 117,336 square feet, this resulted in Cushman’s concluded value for the Office Building under the sales comparison approach of approximately $25,800,000.

Reconciliation of Values and Conclusion of Appraisal. For the appraisal of the Office Building, Cushman determined that both the income capitalization approach and the sales comparison approach would be considered relevant. Cushman concluded that the income capitalization approach provided the most reliable estimate of value for the Office Building and relied secondarily on the sales comparison approach. The income capitalization approach resulted in a value of $25,000,000, and the sales comparison approach resulted in a value of $25,800,000. Cushman concluded that the market value of the Office Building was $25,000,000.

Assumptions of Cushman’s Valuations and Availability of Appraisal Reports. Each of Cushman’s appraisal reports was subject to a number of assumptions and limiting conditions which are described in such reports. You may obtain a full copy of Cushman’s appraisals upon request, without charge, by contacting Wesco’s Chief Financial Officer by mail at 301 East Colorado Boulevard, Suite 300 Pasadena, California 91101-1901, or by telephone at (626) 585-6700. In addition, the appraisal reports have been filed as exhibits to the Schedule 13E-3. For more information about how to obtain a copy of the appraisal reports see “Where To Find More Information.”

Compensation of Appraiser. Cushman’s fee for the appraisals was approximately $23,000. Wesco paid for the costs of the appraisals. Cushman’s fee for the appraisals was not contingent on the approval or completion of the merger. During the prior two years, no material relationship has existed between Cushman and Wesco or Berkshire or their affiliates.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF WESCO

Set forth below are selected historical consolidated financial data of Wesco. The selected historical consolidated financial data of Wesco as of and for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 have been derived from Wesco’s historical audited consolidated financial statements. Wesco’s historical audited consolidated financial statements for the years ended December 31, 2010, 2009 and 2008 are incorporated into this proxy statement/prospectus by reference to Wesco’s Annual Report on Form 10-K for the year ended December 31, 2010. The selected historical consolidated financial data of Wesco as of March 31, 2011 and for the three month periods ended March 31, 2011 and 2010 have been derived from Wesco’s historical unaudited interim consolidated financial statements contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which is incorporated by reference into this proxy statement/prospectus. The selected historical consolidated financial data of Wesco as of March 31, 2010 has been derived from Wesco’s historical unaudited interim consolidated financial statements contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. In the opinion of Wesco’s management, the unaudited interim consolidated financial statements of Wesco have been prepared on the same basis as its audited consolidated financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the financial position of Wesco as of March 31, 2011 and its results of operations for the three month periods ended March 31, 2011 and 2010. Results of interim periods are not necessarily indicative of the results expected for a full year or for future periods. This information is only a summary, and you should read it in conjunction with Wesco’s historical consolidated financial statements and the related notes contained in the reports and the other information that Wesco has previously filed with the SEC and which are incorporated into this proxy statement/prospectus by reference. For additional information, please see the section entitled “Where To Find More Information” beginning on page 114.

	Three Months Ended March 31,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(unaudited)
Assets:	(in thousands except per-share data)
Cash and cash equivalents	$492,599	$314,462	$472,569	$273,671	$297,643	$526,722	$1,257,351
Investments —
Securities with fixed maturities	236,338	223,422	235,193	229,872	28,656	38,600	81,861
Equity securities	2,247,792	2,172,177	2,272,253	2,065,627	1,868,293	1,919,425	1,040,550
Accounts receivable	53,903	48,719	37,191	37,983	57,489	42,841	37,204
Receivable from affiliates	220,820	215,151	170,852	173,476	133,396	36,671	23,182
Rental furniture	186,112	172,126	177,680	177,793	217,597	178,297	182,846
Goodwill of acquired businesses	277,578	277,474	277,514	277,590	277,742	266,607	266,607
Other assets	163,702	172,891	148,692	165,414	169,879	103,846	80,704

Total assets	$3,878,844	$3,596,422	$3,791,944	$3,401,426	$3,050,695	$3,113,009	$2,970,305

Liabilities:
Insurance losses and loss adjustment expenses —
Affiliated business	$467,347	$314,547	$371,805	$290,375	$164,424	$39,687	$29,761
Unaffiliated business	34,338	62,493	36,579	53,091	50,844	54,158	48,549
Unearned insurance premiums —
Affiliated business	151,615	142,941	112,019	110,477	94,544	15,041	14,062
Unaffiliated business	8,075	9,573	9,545	11,516	13,251	15,225	15,298
Deferred furniture rental income and security deposits	8,039	8,947	8,269	11,846	17,674	19,947	20,440
Accounts payable and accrued expenses	79,053	61,001	73,500	54,537	61,145	49,476	48,258
Notes payable	64,900	30,200	51,200	28,200	40,400	37,200	38,200
Income taxes payable, principally deferred	337,814	330,939	363,310	290,667	230,657	347,416	355,399

Total liabilities	$1,151,181	$960,641	$1,026,227	$850,709	$672,939	$578,150	$569,967

	Three Months Ended March 31,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(unaudited)
Shareholders’ equity:	(in thousands except per-share data)
Capital stock and additional paid- in capital	$33,324	$33,324	$33,324	$33,324	$33,324	$33,324	$33,324
Accumulated other comprehensive income —
Unrealized appreciation of investments, net of taxes	457,019	360,294	438,918	284,051	154,660	381,017	344,978
Foreign currency translation adjustments, net of taxes	(1,234)	(1,738)	(1,553)	(1,151)	(1,897)	—	—
Retained earnings	2,238,554	2,243,901	2,295,028	2,234,493	2,191,669	2,120,518	2,022,036

Total shareholders’ equity	$2,727,663	$2,635,781	$2,765,717	$2,550,717	$2,377,756	$2,534,859	$2,400,338

Per capital share	$383.11	$370.20	$388.45	$358.26	$333.96	$356.03	$337.14

Revenues:
Furniture rentals	$77,690	$71,865	$309,439	$312,234	$340,162	$327,671	$324,300
Sales and service revenues	28,108	27,623	106,278	106,342	130,753	129,861	139,058
Insurance premiums earned —
Affiliated business	85,240	66,113	272,223	307,560	218,094	35,530	32,643
Unaffiliated business	5,371	5,741	12,294	15,661	19,870	18,881	21,506
Dividend and interest income	24,522	19,681	75,807	67,458	79,079	90,872	84,504
Realized net investment gains (losses)	1,800	(259)	6,541	—	7,006	24,240	—
Other-than-temporary impairment losses on investments	(52,705)	—	(21,021)	—	—	—	—
Other	1,022	1,034	4,142	4,076	3,990	3,869	3,716

	171,048	191,798	765,703	813,331	798,954	630,924	605,727

Costs and expenses:
Cost of products and services sold	31,640	31,993	124,245	130,992	149,319	143,282	154,218
Insurance losses and loss adjustment expenses —
Affiliated business	122,511	51,570	182,925	198,853	151,308	24,008	21,401
Unaffiliated business	3,013	5,733	(2,669)	14,454	20,892	4,269	9,944
Insurance underwriting expenses —
Affiliated business	29,048	20,944	82,059	92,857	63,156	8,019	7,566
Unaffiliated business	2,576	1,673	5,525	5,946	7,135	7,284	7,294
Selling, general and administrative	71,102	66,039	281,929	305,934	300,231	280,728	265,327
Interest expense	109	87	504	641	1,798	2,408	2,711

	259,999	178,039	674,518	749,677	693,839	469,998	468,461

Income (loss) before income taxes	(88,951)	13,759	91,185	63,654	105,115	160,926	137,266
Income taxes	(35,467)	1,432	18,973	9,581	22,999	51,765	45,233

Net income (loss)	$(53,484)	$12,327	$72,212	$54,073	$82,116	$109,161	$92,033

Amounts per share:
Net income (loss)	$(7.51)	$1.73	$10.14	$7.59	$11.53	$15.33	$12.93
Cash dividends	$.42	$.41	1.64	1.58	1.54	1.50	1.46

RATIO OF EARNINGS TO FIXED CHARGES OF WESCO

	Three Months Ended March 31,	Year Ended December 31,
	2011	2010	2009	2008	2007	2006
	(dollars in thousands)
Income (loss) before income taxes	$(88,951)	$91,185	$63,654	$105,115	$160,926	$137,266
Fixed charges	2,731	10,991	12,105	12,469	12,100	12,568

Income before income taxes and fixed charges	$(86,220)	$102,176	$75,759	$117,584	$173,026	$149,834

Fixed charges:
Interest expense	$109	$504	$641	$1,798	$2,408	$2,711
Rentals representing interest expense	2,622	10,487	11,464	10,671	9,692	9,857

Total fixed charges	$2,731	$10,991	$12,105	$12,469	$12,100	$12,568

Ratio of earnings to fixed charges	(a)	9.30x	6.26x	9.43x	14.30x	11.92x

(a)	Earnings were inadequate to cover fixed charges. Additional earnings of $88,951 would have been necessary to bring the ratio for the period to 1.0.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BERKSHIRE

The following table sets forth selected historical consolidated financial data of Berkshire. The selected historical consolidated financial data of Berkshire as of and for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 have been derived from Berkshire’s historical audited consolidated financial statements. Berkshire’s historical audited consolidated financial statements for the years ended December 31, 2010, 2009 and 2008 are incorporated into this proxy statement/prospectus by reference to Berkshire’s Annual Report on Form 10-K for the year ended December 31, 2010. The selected historical consolidated financial data of Berkshire as of March 31, 2011 and for the three month periods ended March 31, 2011 and 2010 have been derived from Berkshire’s historical unaudited interim consolidated financial statements contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which is incorporated by reference into this proxy statement/prospectus. The selected historical consolidated financial data of Berkshire as of March 31, 2010 has been derived from Berkshire’s historical unaudited interim consolidated financial statements contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. In the opinion of Berkshire’s management, the unaudited interim consolidated financial statements of Berkshire have been prepared on the same basis as its audited consolidated financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the financial position of Berkshire as of March 31, 2011 and its results of operations for the three month periods ended March 31, 2011 and 2010. Results of interim periods are not necessarily indicative of the results expected for a full year or for future periods. This information is only a summary, and you should read it in conjunction with Berkshire’s historical consolidated financial statements and the related notes contained in the reports and the other information that Berkshire has previously filed with the SEC and which are incorporated into this proxy statement/prospectus by reference. For additional information, please see the section entitled “Where To Find More Information” beginning on page 114.

	Three Months Ended March 31,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(unaudited)
	(in millions except per-share data)
Selected Income Statement Data:
Revenues
Insurance premiums earned (1)	$7,482	$7,426	$30,749	$27,884	$25,525	$31,783	$23,964
Sales and service revenues	16,772	15,531	67,225	62,555	65,854	58,243	51,803
Revenues of railroad, utilities and energy businesses (2)	7,413	5,050	26,364	11,443	13,971	12,628	10,644
Interest, dividend and other investment income	1,277	1,295	5,215	5,531	5,140	5,161	4,568
Interest and other revenues of finance and financial products businesses	912	1,006	4,286	4,293	4,757	4,921	4,925
Investment and derivative gains/losses (3)	(136)	1,729	2,346	787	(7,461)	5,509	2,635

Total revenues	$33,720	$32,037	$136,185	$112,493	$107,786	$118,245	$98,539

Earnings
Net earnings attributable to Berkshire Hathaway (3)	$1,511	$3,633	$12,967	$8,055	$4,994	$13,213	$11,015

Net earnings per share attributable to Berkshire Hathaway shareholders (4)	$917	$2,272	$7,928	$5,193	$3,224	$8,548	$7,144

	Three Months Ended March 31,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(unaudited)
	(in millions except per-share data)

Selected Balance Sheet Data:
Total assets	$376,496	$356,320	$372,229	$297,119	$267,399	$273,160	$248,437
Notes payable and other borrowings:
Insurance and other businesses	10,375	12,339	12,471	4,561	5,149	3,447	4,431
Railroad, utilities and energy businesses (2)	31,761	30,599	31,626	19,579	19,145	19,002	16,946
Finance and financial products businesses	14,410	14,689	14,477	13,769	12,588	11,377	11,228
Berkshire Hathaway shareholders’ equity	160,055	147,209	157,318	131,102	109,267	120,733	108,419
Class A equivalent common shares outstanding, in thousands	1,649	1,647	1,648	1,552	1,549	1,548	1,543
Berkshire Hathaway shareholders’ equity per outstanding Class A equivalent common share	$97,081	$89,374	$95,453	$84,487	$70,530	$78,008	$70,281

(1)	Insurance premiums earned in 2007 included $7.1 billion from a single reinsurance transaction with Equitas.

(2)

On February 12, 2010, Burlington Northern Santa Fe, LLC (“BNSF”) became a wholly-owned subsidiary of Berkshire and BNSF’s accounts are included in Berkshire’s Consolidated Financial Statements beginning as of February 13, 2010. From December 31, 2008 to February 12, 2010, Berkshire’s investment in BNSF common stock was accounted for pursuant to the equity method.

(3)

Investment gains/losses include realized gains and losses and non-cash other-than-temporary impairment losses. Derivative gains/losses include significant amounts related to non-cash changes in the fair value of long-term contracts arising from short-term changes in equity prices, interest rates and foreign currency rates, among other factors. For the first three months of 2011 and 2010, after-tax investment and derivative gains/losses were $(82) million and $1.4 billion, respectively. Investment and derivative gains/losses for the first three months of 2010 included a one-time holding gain of approximately $1.0 billion related to the acquisition of BNSF. For each of the five years ended December 31, after-tax investment and derivative gains/losses were $1.87 billion in 2010, $486 million in 2009, $(4.65) billion in 2008, $3.58 billion in 2007 and $1.71 billion in 2006.

(4)	Represents net earnings per equivalent Class A common share. Net earnings per Class B common share is equal to 1/1,500 of such amount.

COMPARATIVE PER SHARE MARKET PRICE DATA

Shares of Berkshire Class B common stock are listed on the NYSE under the stock symbol “BRK.B.” Shares of Wesco common stock are listed on the NYSE Amex under the stock symbol “WSC.” The following table presents the closing price per share of Berkshire Class B common stock and Wesco common stock on (i) February 4, 2011, the last full trading day prior to the date on which the merger was publicly announced, and (ii) May 16, the record date for the special meeting. The table also includes the equivalent value of the merger consideration per share of Wesco common stock on those dates. The equivalent per share value of Wesco common stock reflects the value, on a per share basis, that Wesco’s unaffiliated shareholders would receive in exchange for their shares of Wesco common stock if the merger were completed on either of those dates, assuming that such shareholder received, on either of those dates, 50% of the aggregate merger consideration payable to such shareholder in cash and 50% in shares of Berkshire Class B common stock.

Actual per share merger consideration to be received by Wesco shareholders in the merger will be determined in the manner set forth in the section entitled “The Merger Agreement—Merger Consideration” beginning on page 82, and is subject to adjustment as set forth therein.

	Berkshire Class B Common Stock	Wesco Common Stock	Equivalent Per Share Value(1)
February 4, 2011	$83.17	$380.67	$392.63	(2)
May 16, 2011	$79.48	$386.50	$384.76	(3)

(1)	The equivalent per share value is calculated based on the value, on a per share basis, that Wesco shareholders would receive in exchange for their shares of Wesco common stock on each of February 4, 2011 and May 16, 2011 (each, a “deemed closing date”). For this purpose, the per share merger consideration as of the deemed closing date (the “deemed per share merger consideration”) is calculated as follows: (i) $386.55 (which represents shareholders’ equity per share as of January 31, 2011, estimated for purposes of the merger agreement), plus (ii) prorated estimated earnings of $.98691 per share per month from February 1, 2011 through the applicable deemed closing date, plus (or minus, if negative), (iii) the sum of the following (expressed on a per share basis, net of taxes) for the period between February 1, 2011 and the second full trading day prior to the determination date (the “deemed change in appreciation”): (a) the change (positive or negative) in net unrealized appreciation of Wesco’s investment securities, (b) the amount of net realized investment gains or losses, and (c) the amount of other-than-temporary impairment charges with respect to Wesco’s investment securities, less (iv) estimated after-tax transaction expenses of $.31 per share. These equivalent per share values do not reflect the additional estimated earnings of $.98691 per share per month after the applicable deemed closing date through the closing date that will be included in the actual per share merger consideration. Such values also do not reflect the change in net unrealized appreciation of Wesco’s investment securities and the amount of net realized investment gains or losses and other-than-temporary impairment charges with respect to Wesco’s investment securities through the determination date, which will adjust the actual merger consideration, possibly significantly. Each calculation does include estimated after-tax transaction expenses of $.31 per share, which represents an estimate of total pre-tax transaction expenses of $7.6 million less $4.2 million in pre-tax transaction expenses recorded by Wesco as of December 31, 2010. Actual merger consideration will be adjusted to reflect after-tax transaction expenses of Wesco, as estimated in good faith as of the determination date.

Because the example assumes a Wesco shareholder who has elected to receive 50% of the aggregate merger consideration payable to such shareholder in cash and 50% in shares of Berkshire Class B common stock, the equivalent per share value is calculated as the sum of (i) the deemed per share merger consideration multiplied by 50%, and (ii) the closing price per share of Berkshire Class B common stock on the deemed closing date multiplied by 50% of the exchange ratio. The exchange ratio for purposes of these calculations is determined by dividing the deemed per share merger consideration by the average of the daily volume-weighted average prices per share of Berkshire Class B common stock for the 20-day trading period ending on the second full trading day prior to the deemed closing date. The market prices of shares of Berkshire Class B common stock will be subject to fluctuation prior to the time the merger consideration is received by Wesco’s shareholders, and no assurance can be given as to the trading prices of shares of Berkshire Class B common stock at the time the merger consideration is received, nor can any assurance be given prior to the determination date as to the number of shares of Berkshire Class B common stock to which Wesco shareholders electing to receive such shares will be entitled. The examples included in this table ignore any effect of the limitations in the merger agreement that only whole shares of Berkshire Class B common stock will be delivered as merger consideration, with cash paid for any fractional shares, and that for each share of Wesco common stock, a Wesco shareholder must elect either cash or Berkshire Class B common stock.

(2)	This value includes, for the deemed change in appreciation, the addition of $2.12 per share, based on the change in after-tax unrealized appreciation on Wesco’s investment securities after January 31, 2011 through February 2, 2011 (which would be the determination date if the merger were completed on February 4, 2011), and applies the VWAP methodology described in the merger agreement to determine the change in net unrealized appreciation of Wesco’s investment securities. It is also based on an exchange ratio of 4.7716, calculated by dividing $388.59 (the deemed per share merger consideration that would be payable on this date) by $81.4383 (the average of the daily volume-weighted average prices per share of Berkshire Class B common stock for the 20-day trading period ending on February 2, 2011).

(3)	This value includes, for the deemed change in appreciation, the addition of $4.68 per share, based on the change in after-tax unrealized appreciation on Wesco’s investment securities after January 31, 2011 through May 12, 2011 (which would be the determination date if the merger were completed on May 16, 2011), and applies the VWAP methodology described in the merger agreement to determine the change in net unrealized appreciation of Wesco’s investment securities. It is also based on an exchange ratio of 4.7810, calculated by dividing $389.51 (the deemed per share merger consideration that would be payable on this date) by $81.4697 (the average of the daily volume-weighted average prices per share of Berkshire Class B common stock for the 20-day trading period ending on May 12, 2011).

RISK FACTORS

In addition to the other information included and incorporated by reference into this proxy statement/prospectus, including the matters addressed in the section entitled “Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote for adoption of the merger agreement. In addition, you should read and consider the risks associated with each of the businesses of Wesco and Berkshire. These risks can be found in Wesco’s and Berkshire’s respective Annual Reports on Form 10-K for the year ended December 31, 2010, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. For further information regarding the documents incorporated into this proxy statement/prospectus by reference, please see the section entitled “Where To Find More Information” beginning on page 114.

Because the per share merger consideration is subject to adjustment, the amount of merger consideration that Wesco shareholders receive in the merger will almost certainly be different from the per share merger consideration estimated as of the date of this proxy statement/prospectus and such difference may be significant.

As of the date of this proxy statement/prospectus, the per share merger consideration is estimated to be $390.31. For a detailed description of the merger consideration to be received by Wesco shareholders in the merger and the assumptions that form the basis of this per share estimate, see the section entitled “The Merger Agreement—Merger Consideration” beginning on page 82. However, the actual per share merger consideration to be received by Wesco shareholders in the merger will be adjusted to reflect, among other things, changes in the net unrealized appreciation of Wesco’s investment securities and the amount of net realized investment gains or losses and other-than-temporary impairment charges with respect to such securities for the period between February 1, 2011 and the determination date, as well as certain expenses incurred by Wesco related to the transaction. The amount of these adjustments will depend on a variety of factors, including the market value of Wesco’s investment securities on the determination date, which is beyond the control of Wesco or Berkshire. A significant decrease in the aggregate market value of Wesco’s investment securities between the date of this proxy statement/prospectus and the determination date would likely result in a significant decrease in the per share merger consideration to be received by Wesco shareholders in the merger. In addition, there is no “collar” or other mechanism with respect to adjustment to the merger consideration that will ensure that Wesco shareholders receive merger consideration with a minimum or maximum value. As a result, the actual per share merger consideration will almost certainly be different from the per share merger consideration estimated as of the date of this proxy statement/prospectus and such difference could be significant.

Because the market price of Berkshire Class B common stock will fluctuate, Wesco shareholders who elect to receive stock cannot be sure of the number of, or the market value of, shares of Berkshire Class B common stock that they will receive in the merger, and the value of the shares of Berkshire Class B common stock received may be less (or more) than the value received by Wesco shareholders who elect to receive merger consideration in cash.

If the merger is completed, each share of Wesco common stock (other than shares owned by Berkshire or Wesco or their respective subsidiaries) will be converted into the right to receive the merger consideration either in cash or Berkshire Class B common stock at the election of the shareholder. For Wesco shareholders who elect to receive their merger consideration in shares of Berkshire Class B common stock, the exchange ratio will be based on the average of the daily volume-weighted average prices per share of Berkshire Class B common stock for the period of 20 consecutive trading days ending on the determination date.

The average of the daily volume-weighted average prices per share of Berkshire Class B common stock for the 20 consecutive trading days ending on the determination date will almost certainly vary from the market price of Berkshire Class B common stock on the date the merger agreement was announced, on the date that this proxy statement/prospectus is mailed to Wesco shareholders, on the date that Wesco shareholders make elections with respect to the merger consideration, on the date of the special meeting of Wesco shareholders and on the date Wesco shareholders who elected to receive shares of Berkshire Class B common stock actually receive such shares, due to fluctuations in the market value of Berkshire Class B common stock during those periods. These fluctuations may be caused by changes in the businesses, operations, results and prospects of Berkshire, general market and economic conditions or other factors.

At the time Wesco shareholders cast their votes regarding approval of the merger agreement and make their election in respect of the merger consideration to be paid to them, Wesco shareholders will not know the actual market value of the shares of Berkshire Class B common stock that they will receive when the merger is finally completed, and at the time they make their election they will not know the number of shares of Berkshire Class B common stock that they will receive. The actual market value of Berkshire Class B shares, when received by Wesco shareholders that elect stock, may be less than the value received by Wesco shareholders that elect to receive merger consideration in cash. Also, there is no “collar” or similar mechanism with respect to the average of the daily volume-weighted average prices per share of Berkshire Class B common stock for the 20 consecutive trading days that would ensure Wesco shareholders that elect to receive stock receive a minimum number of shares of Berkshire’s Class B common stock.

Wesco shareholders are urged to consider these matters in voting on approval of the merger agreement and in making their merger consideration elections, and to obtain current market quotations for shares of Berkshire Class B common stock and Wesco common stock.

Shareholders who do not timely submit a properly completed election form to the exchange agent will be deemed not to have made an election, and will receive only cash in exchange for their shares of Wesco common stock, which could have adverse tax consequences to such shareholders.

Under the merger agreement, shareholders can elect to receive cash or shares of Berkshire Class B common stock for each Wesco share they own by properly completing an election form, which will be sent to Wesco shareholders in a separate mailing, and by returning the properly completed election form to the exchange agent so that it is received prior to the election deadline, which will be at 5:00 p.m., New York time, on the second business day prior to the date of the special meeting. Shareholders who do not timely submit a properly completed election form to the exchange agent will be deemed not to have made an election, and will receive only cash in exchange for their shares of Wesco common stock. This may have adverse tax consequences to Wesco shareholders. Wesco shareholders should carefully review the information set forth in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 94 for a description of the material U.S. Federal income tax consequences of the merger.

The merger and related transactions are subject to the Special Shareholder Approval.

In order for the merger to be completed, the merger must be approved by the holders of a majority of the outstanding shares of Wesco common stock not owned by Berkshire and its affiliates, or by Cascade Investment LLC, Robert E. Denham, Peter D. Kaufman or Robert E. Sahm, as well as by the holders of a majority of the issued and outstanding shares of Wesco common stock.

Directors and officers of Wesco have interests in the merger that are different from, or in addition to, the interests of Wesco shareholders generally in recommending that Wesco shareholders vote in favor of the merger agreement.

The directors and officers of Wesco have interests in the merger that are different from, or in addition to, the interests of Wesco shareholders generally. Among other things, these interests include Berkshire’s agreement to indemnify Wesco directors and officers against certain claims and liabilities and to continue existing indemnification agreements for a period of six years from the effective time of the merger. You should also be aware of the ownership of Berkshire stock by members of the Wesco Board and its executive officers, as set forth in the table under “Important Information Regarding Wesco—Ownership of Wesco Common Stock by Certain Beneficial Owners, Directors and Officers.”

Wesco shareholders should consider these interests in connection with their votes to adopt the merger agreement. For more information, please see the section entitled “Special Factors—Interests of Wesco Directors and Executive Officers in the Merger” beginning on page 54.

The fairness opinion obtained by Wesco from its financial advisor will not reflect subsequent changes.

Greenhill & Co., LLC, financial advisor to the special committee in connection with the proposed merger, has delivered to the special committee and the Wesco Board an opinion dated as of February 4, 2011. The opinion was to the effect that, based upon and subject to the limitations and assumptions set forth in the opinion, as of the date of the opinion, the merger consideration to be received by Wesco’s shareholders other than Berkshire and its affiliates pursuant to the merger agreement was fair, from a financial point of view, to such holders. The opinion does not reflect changes that may occur or may have occurred after the date of the opinion, including changes to the operations and prospects of Berkshire or Wesco, changes in the factors that determine the per share merger consideration, changes in general market and economic conditions or other factors. Any such changes, or other factors on which the opinion is based, may materially alter or affect the relative values of Berkshire and Wesco, and may change the per share merger consideration, and Greenhill does not have any obligation to update, revise or reaffirm its opinion.

If the merger is not completed by the Outside Date, either Berkshire or Wesco may choose not to proceed with the merger.

Either Berkshire or Wesco may terminate the merger agreement if the merger has not been completed by June 30, 2011 (the “Outside Date”), unless the failure of the merger to have been completed by such date was the result of the failure of the party seeking to terminate the merger agreement to have performed its obligations thereunder. The Outside Date may be extended to a date that is the later of (i) 45 days following the resolution of all comments from the SEC on this proxy statement/prospectus and the related Schedule 13E-3 and (ii) 30 days following the last day during which any party to the merger agreement is subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the merger, provided, however, that it may not be extended past September 30, 2011. For more information, please see the section entitled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 91.

The merger may not qualify as a tax-free reorganization under the Code, and therefore Wesco shareholders may recognize gain on the shares of any Berkshire Class B common stock they receive.

Although Berkshire and Wesco believe that the merger should qualify as a tax-free “reorganization” under the Code, it is possible that the Internal Revenue Service (the “IRS”) may assert that the merger fails to qualify as such. If the IRS were to be successful in any such contention, or if for any other reason the merger were to fail to qualify as a tax-free reorganization, each Wesco shareholder would recognize gain or loss with respect to all such shareholder’s shares of Wesco common stock based on the difference between (i) that shareholder’s tax basis in such shares and (ii) the aggregate cash and the fair market value of the Berkshire Class B common stock received. For additional information, please see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 94.

FORWARD-LOOKING STATEMENTS

Statements that describe Wesco’s or Berkshire’s objectives, expectations, plans or goals are forward-looking statements. Forward-looking statements include, without limitation, Wesco’s or Berkshire’s expectations concerning the marketing outlook for their respective businesses, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of Wesco and Berkshire as set forth in the sections of this proxy statement/prospectus entitled “Questions and Answers,” “Special Factors,” “Special Factors—Recommendation of the Special Committee and Wesco Board of Directors; Purpose and Reasons for the Merger; Fairness of the Merger,” “Special Factors—Financial Projections for CORT,” “Special Factors—Opinion of Financial Advisor to Special Committee,” “Special Factors—Purpose and Reasons for the Merger for Berkshire, Merger Sub and the Berkshire Filing Persons,” “Special Factors—Position of Berkshire, Merger Sub and the Berkshire Filing Persons as to the Fairness of the Merger,” “Special Factors—Effects of the Merger,” “Special Factors—Litigation Related to the Merger” and “Special Factors—Cushman Appraisals.” Forward-looking statements also include statements regarding the expected benefits of the proposed acquisition of Wesco by Berkshire.

Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The principal important risk factors that could cause actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to:

•	changes in market prices of investments of Berkshire or Wesco in fixed maturity and equity securities;

•	in the case of Berkshire, losses realized from derivative contracts;

•	the occurrence of one or more catastrophic events, such as an earthquake, hurricane or act of terrorism that causes losses insured by Berkshire’s or Wesco’s insurance subsidiaries;

•	changes in laws or regulations affecting the industries in which Berkshire and Wesco do business;

•	changes in federal income tax laws;

•	changes in general economic and market factors that affect the prices of securities or the industries in which we do business; and

•	the other matters described in the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2010 for each of Berkshire and Wesco.

In addition, the acquisition of Wesco by Berkshire is subject to the satisfaction of the conditions to the completion of the acquisition and the absence of events that could give rise to the termination of the merger agreement, and the possibility that the acquisition does not close.

Berkshire and Wesco caution against placing undue reliance on forward-looking statements, which reflect their current beliefs and are based on information currently available to them as of the date a forward-looking statement is made. Forward-looking statements set forth or incorporated by reference herein speak only as of the date of this proxy statement/prospectus or the date of the document incorporated by reference into this proxy statement/prospectus, as the case may be. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in Wesco’s or Berkshire’s public filings with the SEC, which are accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section entitled “Where To Find More Information” beginning on page 114.

THE SPECIAL MEETING OF WESCO SHAREHOLDERS

General Information

The Wesco Board is using this proxy statement/prospectus to solicit proxies to be voted at the special meeting of Wesco shareholders described below. Your vote is very important. For this reason, the Wesco Board is requesting that you allow your shares to be represented at the special meeting by the proxies named on the enclosed proxy card. Wesco began mailing this proxy statement/prospectus and the form of proxy on or about May 19, 2011.

Date, Time and Place of Special Meeting

The special meeting is scheduled to be held at the University Club of Pasadena, 175 North Oakland Avenue, Pasadena, California 91101, on Friday, June 24, 2011, at 10:00 a.m., local time. Please note that there will not be a question and answer session with Charles T. Munger during or immediately following the special meeting.

Purpose of Special Meeting

At the special meeting, Wesco shareholders will be asked:

•

to consider and vote upon a proposal to adopt the merger agreement, pursuant to which Wesco will be merged with and into Merger Sub and Merger Sub will continue as the surviving entity, as further described in the sections entitled “Special Factors” and “The Merger Agreement,” beginning on pages 16 and 82, respectively; and

•

to transact any other business that may properly be brought before the special meeting, or any adjournments or postponements thereof, including, without limitation, a motion to adjourn or postpone the special meeting to another time and/or place for the purpose of soliciting additional proxies in favor of the proposal to adopt the merger agreement, if necessary.

Recommendation of the Wesco Board of Directors

An independent special committee of the Wesco Board unanimously (i) determined that the merger agreement and the merger are fair to and in the best interests of Wesco and its shareholders (other than Berkshire and its affiliates), and (ii) recommended that the Wesco Board approve and declare advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger.

After carefully considering the unanimous recommendations of the special committee and other factors, the Wesco Board unanimously (a) determined that it is fair to and in the best interests of Wesco and its shareholders (other than Berkshire and its affiliates) to enter into the merger agreement and declared it advisable, (b) approved the execution, delivery and performance by Wesco of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, and (c) resolved to recommend adoption of the merger agreement by the Wesco shareholders.

The Wesco Board unanimously recommends that Wesco shareholders vote “FOR” the adoption of the merger agreement.

Please see the section entitled “Special Factors—Recommendation of the Special Committee and Wesco Board of Directors; Purpose and Reasons for the Merger; Fairness of the Merger” beginning on page 32 for more information.

Required Vote

Adoption of the merger agreement requires Wesco to obtain the Company Shareholder Approval and the Special Shareholder Approval.

Record Date; Voting

The Wesco Board has fixed May 16, 2011, as of the close of business, as the record date for the determination of shareholders entitled to this notice and to vote at such special meeting or any adjournments or postponements thereof. A list of the shareholders as of such record date will be open to examination by any shareholder for any purpose germane to the special meeting during ordinary business hours at Wesco’s principal office at 301 East Colorado Boulevard, Suite 300, Pasadena, California for a period of at least ten days prior to June 24, 2011. The shareholder list will also be available at the special meeting for examination by any shareholder present at the special meeting.

Each share of Wesco common stock entitles the shareholder to one vote.

As of the close of business on the record date for the special meeting, there were 7,119,807 shares of Wesco common stock outstanding. As of the same date, Berkshire and its subsidiaries owned 5,703,087 shares of Wesco common stock, representing approximately 80.1% of the total issued and outstanding shares of Wesco common stock. In addition, as of the same date, the directors and executive officers of Wesco as a group owned and were entitled to vote 72,263 shares of Wesco common stock, or approximately 1.0% of the total issued and outstanding shares of Wesco common stock on that date. Although none of the directors and executive officers of Wesco has entered into a voting agreement, Wesco currently expects that all directors and executive officers will vote their shares in favor of the merger because they believe that the merger and the merger agreement are in the best interests of Wesco and its unaffiliated shareholders. None of the directors or executive officers of Wesco has made a recommendation with respect to the proposed transaction other than as set forth in this proxy statement/prospectus.

Quorum

No business may be transacted at the special meeting unless a quorum is present. Attendance in person or by proxy at the special meeting of holders of record of a majority of the total number of issued and outstanding shares of Wesco common stock entitled to vote at the meeting will constitute a quorum. If a quorum is not present, or if fewer shares of Wesco common stock are voted in favor of the adoption of the merger agreement than the number required for its adoption, the special meeting may be adjourned or postponed to allow additional time for obtaining additional proxies or votes. At any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent meeting.

Abstentions and Broker Non-Votes

Abstentions will be included in the calculation of the number of shares of Wesco common stock represented at the special meeting for purposes of determining whether a quorum has been achieved. In accordance with the rules of the NYSE, banks, brokers and other nominees who hold shares of Wesco common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the adoption of the merger agreement. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to the adoption of the merger agreement and they will not be counted for purposes of determining whether a quorum is present at the special meeting. For shares of Wesco common stock held in “street name,” only shares of Wesco common stock affirmatively voted “FOR” adoption of the merger agreement will be counted as a favorable vote for such proposal. Abstaining from voting, or failing to provide voting instructions to your bank, broker or other nominee, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Voting at the Special Meeting

Attendance

All holders of shares of Wesco common stock as of the close of business on May 16, 2011, the record date for voting at the special meeting, including registered shareholders (shareholders holding shares in their own name) and beneficial owners of stock registered in the “street name” of a bank, broker or other nominee, are invited to attend the special meeting. If you are a registered shareholder, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification.

Voting in Person

Registered shareholders will be able to vote in person at the special meeting. If you are not a registered shareholder, but instead hold your shares in “street name” through a bank, broker or other nominee, you must provide a proxy executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the special meeting.

Voting by Proxy

To ensure that your shares are represented at the special meeting, we recommend that you vote promptly by proxy, even if you plan to attend the special meeting in person. If you attend the special meeting and wish to vote in person or change your vote, you can always revoke your proxy by voting at the meeting.

If your shares are held by a bank, broker or other nominee on your behalf in “street name,” your bank, broker or other nominee will send you instructions as to how to vote your shares by proxy. Many banks and brokerage firms have a process for their customers to provide voting instructions by telephone or via the Internet. If you do not provide your bank, broker or other nominee with instructions as to how to vote your shares, your bank, broker or other nominee will not be able to vote your shares, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

If you are a registered shareholder, you may vote by proxy using one of the methods described below.

Vote by Telephone or via the Internet. This proxy statement/prospectus is accompanied by a proxy card with instructions for voting. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

Vote by Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received before the special meeting, your shares will be voted in the manner directed by you on your proxy card. You may vote “FOR,” vote “AGAINST” or abstain from voting with respect to the proposal to adopt the merger agreement.

If you return your signed proxy card, but do not specify how you want to vote your shares, your shares will be voted “FOR” the proposal to adopt the merger agreement. In addition, your shares will be voted in the discretion of the persons appointed as proxies in the proxy card as to any other business that is properly brought before the special meeting or any adjournment or postponement of the meeting. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

Revocation of Proxies

Your proxy is revocable. If you are a registered shareholder, you can revoke your proxy at any time before it is voted at the special meeting by:

•	submitting a new proxy with a later date, by using the telephone or Internet voting procedures described above, or by completing, signing, dating and returning a new proxy card by mail to Wesco;

•	attending the special meeting and voting in person; or

•	sending written notice of revocation to: Wesco Financial Corporation, 301 East Colorado Boulevard, Suite 300, Pasadena, California 91101-1901, Attention: Chief Financial Officer.

Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Wesco or by sending a written notice of revocation to Wesco’s Chief Financial Officer, you should ensure that you mail your new proxy card or written notice of revocation in sufficient time for it to be received by Wesco before the day of the special meeting.

If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee in order to revoke your proxy or submit new voting instructions.

Other Business

The Wesco Board is not currently aware of any business to be acted upon at the special meeting of shareholders other than the proposal to adopt the merger agreement described above. If, however, other matters (including a motion to adjourn or postpone the special meeting for the purpose of soliciting additional proxies in favor of the proposal to adopt the merger agreement, if necessary) are properly brought before the special meeting, or any adjournments or postponements thereof, the persons appointed as proxies in the proxy cards will have discretion to vote or act on such matters according to their judgment.

Adjournments and Postponements

Any adjournment or postponement of the special meeting may be made from time to time by approval of the holders of a majority of the shares of common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the special meeting. If a quorum is not present at the special meeting, or if a quorum is present at the special meeting but there are not sufficient votes at the time of the special meeting to adopt the merger agreement, then Wesco shareholders may be asked to vote on a proposal to adjourn or postpone the special meeting so as to permit the further solicitation of proxies.

Solicitation of Proxies

The Wesco Board is soliciting proxies to be voted at the special meeting and any adjournment or postponement thereof. Proxies are being solicited through the mail. Wesco has engaged Phoenix Advisory Partners (“Phoenix”) to assist in the solicitation of proxies for the special meeting and Wesco estimates that it will pay Phoenix a fee of $10,000 plus certain costs associated with additional services, if required. Wesco also has agreed to reimburse Phoenix for out-of-pocket expenses and to indemnify Phoenix against certain losses arising out of its proxy solicitation services. The directors, executive officers and certain other employees of Wesco may also solicit proxies personally, by telephone, fax, email, the Internet, press release or other means, without additional compensation for such activities. Wesco will bear all expenses relating to the solicitation of proxies from Wesco shareholders, except that Wesco and Berkshire have agreed to share equally expenses incurred in connection with filing, printing and mailing this proxy statement/prospectus.

Wesco will request banks, brokers and other custodians, fiduciaries and nominees to forward proxy soliciting material to the beneficial owners of shares held of record by such banks, brokers or nominees and obtain their voting instructions. Wesco will reimburse such banks, brokers or nominees at approved rates for their reasonable expenses in connection with the foregoing activities.

THE MERGER AGREEMENT

The following discussion of the merger agreement is only a summary of its material terms and may not include all of the information that is important to a particular shareholder. Shareholders are urged to read the merger agreement and the amendment to the merger agreement, copies of which have been filed as Annex A-1 and A-2 to this proxy statement/prospectus and is incorporated by reference herein, for more details regarding the merger agreement.

The merger agreement has been included to provide you with information regarding its terms and provisions. The merger agreement contains, among other things, representations, warranties and covenants of Wesco and of Berkshire and Merger Sub. These representations, warranties and covenants may be subject to important limitations and qualifications agreed to by the contracting parties, such as qualifications with respect to materiality and knowledge. Furthermore, these representations and warranties in the merger agreement were used for the purpose of allocating risk between Berkshire and Wesco rather than establishing matters as facts and may be subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to shareholders. The representations and warranties in the merger agreement and the description of them in this document should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that each of Berkshire and Wesco file with the SEC. Please see the section entitled “Where To Find More Information” beginning on page 114 of this proxy statement/prospectus.

The Merger

The merger agreement provides for the merger of Wesco with and into Merger Sub upon the terms and subject to the conditions set forth in the merger agreement. As the surviving entity, Merger Sub will survive the merger and continue to exist as an indirect wholly owned subsidiary of Berkshire. Upon consummation of the merger, Merger Sub will change its name to “Wesco Financial, LLC.” The merger will be effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware (or at a later time, if agreed upon by the parties and specified in the certificate of merger filed with the Secretary of State of the State of Delaware). Each of Wesco and Berkshire expects to complete the merger as promptly as practicable after Wesco shareholders adopt the merger agreement, subject to the satisfaction or waiver of the other conditions to completion of the merger.

Merger Consideration

In the merger, each share of Wesco common stock (other than shares owned by Berkshire or Wesco or their respective subsidiaries) will be converted into the right to receive an amount equal to: (i) $386.55 (which represents Wesco’s shareholder’s equity per share as of January 31, 2011, estimated for purposes of the merger agreement), plus (ii) an earnings factor of $.98691 per share per month from and after February 1, 2011 through and including the anticipated effective time of the merger (pro rated on a daily basis for any partial month), plus (or minus, if negative) (iii) the sum of the following (expressed on a per share basis, net of taxes) for the period between February 1, 2011 and the close of business on the determination date: (a) the change (positive or negative) in net unrealized appreciation of Wesco’s investment securities, (b) the amount of net realized investment gains or losses, and (c) the amount of other-than-temporary impairment charges with respect to Wesco’s investment securities, minus (iv) the per share amount of cash dividends declared with respect to Wesco’s common stock having a record date from and after February 4, 2011 through and including the anticipated effective time of the merger, and minus (v) a good faith estimate (expressed on a per share basis) of the fees and expenses of the advisors to the special committee and of the legal counsel to Wesco and Wesco’s one-half share of the fees and expenses incurred in connection with printing and mailing this proxy statement/prospectus and the SEC filing fees relating to the merger, in each case, incurred or to be incurred subsequent to December 31, 2010 in connection with the merger.

For each share of Wesco common stock, Wesco shareholders can elect to receive the merger consideration in cash or a number of shares of Berkshire Class B common stock equal to the exchange ratio, which is calculated by dividing (x) the merger consideration per share (described above) by (y) the average of the daily volume-weighted average trading prices per share of Berkshire Class B common stock over the twenty trading day period ending on the determination date. If the application of the exchange ratio to all shares in respect of which a shareholder has elected to receive stock would cause such shareholder to receive a fraction of a share of Berkshire Class B common stock, such shareholder will instead receive cash with a value equal to the value of such fractional share of Berkshire Class B common stock.

As of the date of this proxy statement/prospectus, the per share merger consideration is estimated to be $390.31, assuming:

•	January 31, 2011 estimated per share shareholders’ equity of $386.55, plus

•	estimated earnings of $.98691 per share per month from February 1, 2011 through an estimated closing date of June 24, 2011, plus (or minus, if negative)

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$(0.25) per share, which is the sum of the following (expressed on a per share basis, net of taxes) for the period between February 1, 2011 and the date immediately preceding the date of this proxy statement/prospectus: (a) the change (positive or negative) in net unrealized appreciation of Wesco’s investment securities, (b) the amount of net realized investment gains or losses and (c) the amount of other-than-temporary impairment charges with respect to Wesco’s investment securities, minus

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estimated after-tax transaction expenses of $.31 per share, which represents an estimate of total pre-tax transaction expenses of $7.6 million less $4.2 million in pre-tax transaction expenses expensed and accrued or paid by Wesco as of December 31, 2010, minus

•	$.42 per share, which is the amount of the per share dividend payable to Wesco shareholders of record on May 25, 2011.

The actual merger consideration will be adjusted for the change in net unrealized appreciation of Wesco’s investment securities and the amount of net realized investment gains or losses and other-than-temporary impairment charges with respect to Wesco’s investment securities through the determination date. This estimate only reflects an adjustment of this component of merger consideration through the date immediately preceding the date of this proxy statement/prospectus, and this component of merger consideration will vary, possibly significantly, from the amount included in this estimate. This estimate reflects the repurchase by Goldman Sachs on April 18, 2011 of shares of its preferred stock that were held by Wesco. The actual merger consideration will also be adjusted for estimated earnings of $.98691 per share per month from February 1, 2011 through the closing date, and to reflect after-tax transaction expenses of Wesco, as estimated in good faith as of the determination date.

Because of the per share merger consideration formula in the merger agreement, the per share merger consideration will not be affected by losses incurred by Wesco’s Wes-FIC insurance business, under its quota share retrocession agreement with Berkshire’s National Indemnity Company subsidiary, as a result of recent catastrophic events such as the earthquake in New Zealand and the earthquake and tsunami in Japan.

Based on such estimated merger consideration, the exchange ratio (as described above) would be 4.8011, and Wesco shareholders who elect to receive their merger consideration in shares of Berkshire Class B common stock would receive 4 shares of Berkshire Class B common stock in exchange for one share of Wesco common stock, and $65.13 payable as cash in lieu of a fractional share. As of May 17, 2011, there are 1,061,797,321 shares of Berkshire Class B common stock outstanding. Based upon such estimated merger consideration, if all Wesco shareholders were to elect to receive their merger consideration in shares of Berkshire Class B common stock, Berkshire would issue an aggregate amount of 6,801,835 shares of Berkshire Class B common stock in exchange for such holders’ shares of Wesco common stock, which following such issuance would represent 0.6365% of the outstanding shares of Berkshire Class B common stock as of May 17, 2011.

From time to time between the date of this proxy statement/prospectus and the determination date, Wesco will update and make publicly available on its website at www.wescofinancial.com its estimate of the per share merger consideration. The final per share merger consideration will be determined by Berkshire and reasonably agreed to by Wesco (acting through the special committee), and will be made publicly available through the filing of a Form 8-K by Wesco with the SEC by no later than 9:30 a.m., New York time, on the first business day following the determination date.

Shareholders can elect to receive cash or stock for each share of Wesco common stock held by such shareholder, in whatever proportion such shareholder chooses, without proration or reallocation. Shareholders who fail to make an election will receive cash.

Berkshire expects to fund the cash component of the merger consideration (approximately $553 million as of the date of this proxy statement/prospectus assuming all shareholders elect cash) using cash on hand.

Shareholder Elections

The merger agreement requires that not less than thirty days prior to the anticipated effective time of the merger, an election form will be mailed to each holder of record of shares of Wesco common stock as of five business days prior to the mailing date. Each election form will permit that shareholder (or the beneficial owner through customary documentation and instructions) to specify the number of shares of Wesco common stock with respect to which such holder elects to receive stock consideration, the number of shares of Wesco common stock with respect to which such holder elects to receive cash consideration or that such holder makes no election with respect to such holder’s shares of Wesco common stock.

Election forms must be received by the exchange agent (as described below) no later than 5:00 p.m., New York time, on the second business day prior to the special meeting of shareholders to vote on the transaction (the “election deadline”). If the special meeting is postponed or adjourned to a later date, the election deadline will be similarly delayed to a subsequent date, and Berkshire will promptly announce any such delay and, when determined, the rescheduled election deadline. If you hold your shares through a bank, broker or other nominee, you should follow the instructions provided by such bank, broker or other nominee to ensure that your election instructions are timely returned. Any shares of Wesco common stock with respect to which the exchange agent does not receive a properly completed election form prior to the election deadline will be deemed not to have made an election.

Any election form may be revoked or changed by written notice to the exchange agent, which notice must be received by the exchange agent prior to the election deadline. In the event that an election form is revoked, the shares of Wesco common stock represented by such election form will be treated as shares in respect of which no election has been made, except to the extent a subsequent election is properly made by the shareholder prior to the election deadline. Subject to the terms of the merger agreement and the election form, the exchange agent will have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the election forms, and any good faith decisions of the exchange agent regarding such matters will be binding and conclusive.

Payment of the Merger Consideration

Berkshire will appoint an exchange agent reasonably acceptable to Wesco to handle the consideration elections made by Wesco shareholders and to make payment of the merger consideration as contemplated by the merger agreement. When and as needed, Berkshire will cause to be deposited in trust with the exchange agent the funds and shares sufficient to pay the merger consideration to Wesco shareholders on a timely basis.

After the effective time of the merger, there will be no further registration of transfers of shares of Wesco common stock. From and after the effective time, each holder of a certificate representing shares of Wesco common stock will no longer have any rights with respect to the shares, except for the right to receive the merger consideration or as otherwise provided in the merger agreement or by applicable laws. Each share of Wesco common stock owned by Berkshire, Wesco or their respective direct or indirect wholly owned subsidiaries at the time of the merger will be canceled without any payment.

As soon as reasonably practicable after the effective time of the merger, but in no event more than three business days following the effective time, Berkshire or the exchange agent will send you a letter of transmittal and instructions advising you how to surrender your certificates in exchange for the merger consideration. The exchange agent will pay you your merger consideration as promptly as practicable after you have (1) surrendered your stock certificates to the exchange agent and (2) provided to the exchange agent your signed letter of transmittal and any other items specified by the letter of transmittal. Interest will not be paid or accrue in respect of any of the merger consideration, and the amount of any merger consideration paid to you may be reduced by the amount of any applicable withholding taxes. YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE EXCHANGE AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY OR ELECTION FORM.

If the exchange agent is to pay some or all of your merger consideration to a person other than you, you must have your certificates properly endorsed or otherwise in proper form for transfer, and you must pay any transfer or other taxes payable by reason of the transfer or establish to the exchange agent’s satisfaction that the taxes have been paid or are not required to be paid.

The transmittal instructions will tell you what to do if you have lost your certificate, or if it has been stolen or destroyed. You will have to provide an affidavit to that fact and, if required by Berkshire, post a bond in such reasonable amount that Berkshire directs as indemnity against any claim that may be made against it in respect of the certificate, upon which the exchange agent will issue the merger consideration to be paid in respect of the shares represented by such lost, stolen or destroyed certificates.

Officers of the Surviving Entity

Upon completion of the merger, the officers of Merger Sub at the time immediately before the merger is completed will remain the officers of the surviving entity after the merger. All such officers will hold their positions until their successors are duly elected, appointed or qualified or until the earlier of their death, resignation or removal in accordance with the surviving entity’s certificate of formation and operating agreement.

Representations and Warranties

The merger agreement contains representations and warranties, many of which will be deemed untrue, inaccurate or incorrect as a consequence of the existence or absence of any fact, circumstance or event only if that fact, circumstance or event, individually or when taken together with other facts, circumstances or events, has had or would reasonably be expected to have a material adverse effect on the party making the representation.

The merger agreement provides that a “material adverse effect” means, with respect to Wesco, on the one hand, or Berkshire and Merger Sub, on the other hand, a material adverse effect on: (i) the ability of Wesco, on the one hand, or Berkshire and Merger Sub, on the other hand, to consummate the merger, or (ii) the business, results of operations or financial condition of such party and its subsidiaries, taken as a whole, except to the extent such material adverse effect under this clause (ii) results from (1) any changes in general United States or global economic conditions, (2) any changes in conditions generally affecting any of the industries in which such party and its subsidiaries operate, except to the extent such changes in conditions have a disproportionate effect on such party or its subsidiaries, taken as a whole, relative to others in such industries, (3) in the case of Wesco only, any action required to be taken by Wesco pursuant to the merger agreement or taken by Wesco at the written request of Berkshire, (4) any decline in the market price of the common stock of such party, (5) regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction, except to the extent such conditions have a disproportionate effect on such party and its subsidiaries, taken as a whole, relative to others in the industries in which such party and any of its subsidiaries operate, (6) any failure, in and of itself, by such party to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be a material adverse effect), (7) the execution and delivery of the merger agreement or the public announcement or pendency of the merger or any of the other transactions contemplated by the merger agreement, including the impact thereof on the relationships, contractual or otherwise, of such party or any of its subsidiaries with employees, labor unions, customers, suppliers or partners, (8) any change in applicable law, regulation or generally accepted accounting principles as adopted in the United States (or authoritative interpretations thereof), (9) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of the merger agreement, except to the extent such conditions or events have a disproportionate effect on such party and its subsidiaries, taken as a whole, relative to others in the industries in which such party and any of its subsidiaries operate or (10) any hurricane, tornado, flood, earthquake or other natural disaster, except to the extent such events have a disproportionate effect on such party and its subsidiaries, taken as a whole, relative to others in the industries in which such party and any of its subsidiaries operate.

In the merger agreement, Wesco, Berkshire and Merger Sub each make representations and warranties to each other relating to, among other things:

•	corporate organization, existence and capital structure;

•	corporate power and authority to enter into and perform its obligations under, and enforceability of, the merger agreement;

•	required regulatory filings and consents and approvals of governmental entities;

•	the absence of conflicts with or defaults under organizational documents, debt instruments, other contracts and applicable laws and judgments;

•	broker’s fees;

•	the absence of certain changes since December 31, 2009;

•	reports and other documents required to be filed with the SEC;

•	undisclosed liabilities; and

•	information supplied for inclusion in this proxy statement/prospectus and the transaction statement filed by Wesco, Berkshire, Merger Sub, OBH LLC, Blue Chip and Mr. Buffett on Schedule 13E-3.

In the merger agreement, Berkshire and Merger Sub also make representations and warranties relating to the availability of the funds necessary to perform their obligations under the merger agreement.

In the merger agreement, Wesco also makes representations and warranties relating to, among other things:

•	litigation;

•	compliance with applicable laws;

•	the special committee’s recommendation to the Wesco Board that it approve and declare advisable the merger agreement and the transactions contemplated thereby, including the merger;

•	the Wesco Board’s approval of the merger agreement and the transactions contemplated thereby, including the merger, and its recommendation to Wesco’s shareholders to adopt the merger agreement; and

•	receipt of a fairness opinion from Greenhill.

Conduct of Business Pending the Merger

Wesco has agreed in the merger agreement that, until the effective time of the merger, except as expressly contemplated or permitted by the merger agreement, required by applicable law or consented to in writing by Berkshire, Wesco and each of its subsidiaries will, in all material respects (and subject to certain exceptions):

•	conduct its respective business in the usual, regular and ordinary course consistent with past practice; and

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use all reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and to retain the services of its respective present officers and key employees.

Wesco has also agreed that, until the effective time of the merger, except as expressly contemplated or permitted by the merger agreement or required by applicable law or consented to in writing by Berkshire, Wesco will not, and will not permit any of its subsidiaries to (subject to certain exceptions):

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issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (a) any additional shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of Wesco or any of its subsidiaries, or (b) any other securities in respect of, in lieu of, or in substitution for, any shares of capital stock of Wesco or any of its subsidiaries outstanding on the date of the merger agreement;

•	redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of the outstanding shares of capital stock of Wesco or any of its subsidiaries;

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split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution, in respect of any shares of its capital stock or otherwise make any payments to its shareholders in their capacity as such, other than Wesco’s ordinary course quarterly dividends to holders of Wesco common stock in a per share amount no greater than $0.42 per share;

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engage in any borrowing transaction, or, other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any person other than Wesco or its direct or indirect wholly owned subsidiaries, except pursuant to the existing revolving credit facility used in CORT’s furniture rental business;

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sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a direct or indirect wholly owned subsidiary of Wesco, or cancel, release or assign to any such person any indebtedness or any claims related thereto, except, in each case, in the ordinary course of business consistent with past practice; provided in no event may Wesco sell, transfer, mortgage, encumber or otherwise dispose of any of the securities in its investment portfolio;

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make any acquisition or investment in a business either by purchase of stock or securities, merger or consolidation, contributions to capital, loans, advances, property transfers, or, other than in the ordinary course of business, purchases of any property or assets of any other individual, corporation or other entity other than a direct or indirect wholly owned subsidiary of Wesco;

•	make any material modifications to any employee benefit plans, employment or compensation arrangements, except as required by applicable law;

•	amend the charter, bylaws or similar organizational documents of Wesco or any of its subsidiaries; or

•	make any commitment to take any of the above prohibited actions.

Efforts to Complete the Merger

Subject to the terms and conditions set forth in the merger agreement, each of Berkshire and Wesco have agreed to, and to cause its subsidiaries to, use all reasonable best efforts to (a) take, or cause to be taken, all actions that are necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the merger, and, subject to the closing conditions discussed below, to consummate the merger as soon as practicable and (b) obtain, and cooperate with the other party to obtain, any consent, authorization or order from or approval of, or any exemption by, any governmental entity and any other third party required to be obtained by the merger agreement and to comply with the terms and conditions thereof. Subject to the terms and conditions of the merger agreement, Berkshire and Wesco have agreed to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective, as soon as practicable, the transactions contemplated by the merger agreement, including using reasonable efforts to (a) defend any litigation seeking to enjoin, prevent or delay the completion of the merger or seeking material damages and (b) lift or rescind any injunction or restraining or other order adversely affecting the ability of the parties to complete the merger.

Wesco has agreed to give Berkshire the opportunity to participate in the defense or settlement of any shareholder litigation against Wesco and/or its directors, including the members of the special committee, relating to the merger agreement and the transactions contemplated thereby, including the merger, and has also agreed not to settle any such litigation without Berkshire’s prior written consent.

Neither Berkshire nor any of its subsidiaries or affiliates, however, is required under the merger agreement to agree to any of the following to complete the merger:

•	an increase in the merger consideration;

•	any prohibition of or limitation on the ownership (or any limitation that would materially affect its or their operation) of any portion of their respective businesses or assets;

•	to divest, hold separate or otherwise dispose of any portion of its or their respective businesses or assets;

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any limitation on its or their ability to effect the merger or on the ability of Wesco or Merger Sub or its or their respective subsidiaries to acquire, hold or exercise full rights of ownership of any shares of any subsidiary of Wesco; or

•	any other limitation on its or their ability to effectively control their respective businesses, or any limitation that would affect its or their ability to control their respective operations.

Indemnification

From and after the effective time of the merger and subject to certain limitations described in the merger agreement, Berkshire will, and will cause the surviving entity in the merger to, indemnify, defend and hold harmless each person who has served as an officer or director of Wesco or any of its subsidiaries against any and all losses, claims, damages, costs, expenses, fines, liabilities, judgments or amounts paid in settlement with the approval of the indemnifying party, that result from any claim, action, suit, proceeding or investigation (a) based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of Wesco or any of its subsidiaries, whether pertaining to any action or omission existing or occurring at or prior to the effective time of the merger and whether asserted or claimed prior to, at or after the effective time and (b) based in whole or in part on, arising in whole or in part out of, or pertaining to the merger agreement or the transactions contemplated thereby. Berkshire has also agreed to pay all expenses of the indemnified parties in advance of the final disposition of any such action or proceeding.

Voting Agreement

Berkshire has agreed to vote, or cause to be voted, all of the shares of Wesco’s common stock that it or any of its subsidiaries owns (or with respect to which it has, directly or indirectly, sole voting power) in favor of the adoption of the merger agreement and the approval of the merger at the special meeting.

Delisting of Wesco Common Stock

Following the completion of the merger, Berkshire and Wesco will use reasonable best efforts to cause Wesco’s shares of common stock to be delisted from the NYSE Amex and deregistered under the Exchange Act, and such shares will cease to be publicly traded.

Conditions to the Merger

Conditions to Each Party’s Obligations. Each party’s obligation to complete the merger is subject to the satisfaction of the following conditions, which are non-waivable by either party:

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the merger agreement shall have been adopted by the affirmative vote of (i) the holders of a majority of the outstanding shares of Wesco common stock, and (ii) a majority of the outstanding shares of Wesco’s common stock not owned by Berkshire or Wesco or their respective direct or indirect wholly owned subsidiaries, or by Cascade Investment LLC (an investment entity owned by William H. Gates III, a Berkshire director), Robert E. Denham (a Wesco director and legal counsel to Berkshire), Peter D. Kaufman (a Wesco director) or Robert E. Sahm (a vice president of Wesco);

•	the shares of Berkshire Class B common stock issuable to Wesco shareholders as consideration in the merger shall have been approved for listing on the NYSE, subject to official notice of issuance;

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no statute, rule, regulation, judgment, order or injunction shall have been promulgated, entered, enforced, enacted, or issued or be applicable to the merger by any governmental entity that prohibits, restrains, or makes illegal the completion of the merger;

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the Registration Statement on Form S-4 (of which this proxy statement/prospectus is a part) shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order; and

•	all material filings with governmental entities required for the consummation of the merger and the other transactions contemplated by the merger agreement shall have been made.

Conditions to Berkshire’s and Merger Sub’s Obligations. The obligation of Berkshire and Merger Sub to complete the merger is subject to the satisfaction or waiver of the following further conditions:

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the representations and warranties of Wesco must be true and correct at and as of the closing of the merger (or, in the case of representations and warranties that speak as of a particular date, as of such date), except for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a Wesco material adverse effect, and Berkshire and Merger Sub must have received a certificate to this effect signed by the chief executive officer and chief financial officer of Wesco;

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Wesco must have performed or complied with all of its material obligations, agreements and covenants under the merger agreement, and Berkshire and Merger Sub must have received a certificate to this effect signed by the chief executive officer and chief financial officer of Wesco; and

•	no statute, rule, regulation, judgment, order or injunction shall have been promulgated, entered, enforced, enacted or issued or be applicable to the merger by any governmental entity that:

•	requires an increase in the merger consideration;

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prohibits or imposes any limitations on, Berkshire’s or its subsidiaries’ or affiliates’ ownership (or which imposes any limitations that would affect its or their operation) of any portion of their respective businesses or assets;

•	imposes any requirement to divest, hold separate or otherwise dispose of any portion of their respective businesses or assets;

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prohibits or imposes any limitation on its or their ability to effect the merger, or the ability of Wesco or Merger Sub or their respective subsidiaries to acquire or hold or exercise full rights of ownership of any capital stock of any subsidiary of Wesco; or

•

imposes limitations on its or their ability to effectively control their respective businesses or any limitation which would affect its or their ability to control their respective operations, and no action or proceeding by any governmental entity shall be pending that seeks any of these results; and

•

Berkshire shall have received an opinion of its tax counsel, or, if such firm is unable to render such opinion, of the legal counsel to the special committee, dated as of the closing date to the effect that for U.S. Federal income tax purposes (1) the merger will qualify as a reorganization within the meaning of Section 368 of the Code; (2) each of Berkshire and Wesco will be a party to the reorganization within the meaning of Section 368(b) of the Code; and (3) the merger will qualify as a complete liquidation of Wesco within the meaning of Section 332 of the Code.

Conditions to Wesco’s Obligations. Wesco’s obligation to complete the merger is subject to the satisfaction or waiver of the following further conditions:

•

the representations and warranties of Berkshire and Merger Sub must be true and correct at and as of the closing of the merger (or, in the case of representations and warranties that speak as of a particular date, as of such date), except for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a Berkshire material adverse effect, and Wesco must have received a certificate to this effect signed by an officer of Berkshire;

•

Berkshire and Merger Sub must have performed or complied with all of their material obligations, agreements and covenants under the merger agreement, and Wesco must have received a certificate to this effect signed by an officer of Berkshire; and

•

Wesco shall have received an opinion of Berkshire’s tax counsel, or, if such firm is unable to render such opinion, of the legal counsel to the special committee, dated as of the closing date to the effect that for U.S. Federal income tax purposes (1) the merger will qualify as a reorganization within the meaning of Section 368 of the Code; (2) each of Berkshire and Wesco will be a party to the reorganization within the meaning of Section 368(b) of the Code; and (3) the merger will qualify as a complete liquidation of Wesco within the meaning of Section 332 of the Code.

No Change in Recommendation

The merger agreement provides that the Wesco Board (and any committee thereof) will not withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Berkshire, its recommendation that Wesco’s shareholders adopt the merger agreement, except to the extent that it determines in good faith, after consultation with outside counsel, that such action is necessary in order for the directors to comply with their fiduciary duties under applicable law.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the completion of the merger, whether before or after shareholder approval has been obtained:

•	by mutual consent of Wesco (acting through the special committee) and Berkshire;

•	by either Wesco or Berkshire if:

•

any final, non-appealable governmental order, decree, ruling or other action prohibits the completion of the merger, except that the party seeking to terminate (subject to certain limitations in the case of Berkshire) shall have used all reasonable best efforts to challenge that order, decree, ruling or other action;

•

the merger is not completed on or before June 30, 2011, except that (a) this right to terminate will not be available to any party whose failure to comply with the merger agreement results in the failure of the merger to be completed by that date, and (b) this date will be extended to a date that is the later of (i) 45 days following the resolution of all comments from the SEC on the Form S-4 (of which the proxy statement/prospectus is a part) and the Schedule 13E-3 filed by Wesco in connection with the merger and (ii) 30 days following the last day during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the merger, provided that this date may not be extended past September 30, 2011; or

•	Wesco’s shareholders, at the special meeting or at any adjournment thereof, fail to adopt the merger agreement by the required votes; or

•	by Berkshire if:

•

the Wesco board of directors or any committee thereof withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to Berkshire, its recommendation to Wesco’s shareholders to adopt the merger agreement; or

•

there has been a breach of any representation, warranty, covenant or agreement of Wesco, or any such representation or warranty shall have become untrue after the date of the merger agreement, such that the conditions described in the first two bullets above under the heading “Conditions to Berkshire’s and Merger Sub’s Obligations” are incapable of being cured or have not been cured within 30 business days after Berkshire gives written notice of such inaccuracy or breach to Wesco; provided, however, that Berkshire will not have the right to terminate the merger agreement if (i) Berkshire or Merger Sub is then in material breach of any of its covenants or agreements contained in the merger agreement, or (ii) Berkshire or Blue Chip caused Wesco to act, or fail to act, in such a manner that resulted in the breach by Wesco giving rise to Berkshire’s right to terminate the merger agreement or Wesco’s inability to cure such breach; or

•	by Wesco (acting through the special committee) if:

•

there has been a breach of any representation, warranty, covenant or agreement of Berkshire or Merger Sub, or any such representation or warranty shall have become untrue after the date of the merger agreement, such that the conditions described in the first two bullets above under the heading “Conditions to Wesco’s Obligations” are incapable of being cured or have not been cured within 30 business days after Wesco gives written notice of such inaccuracy or breach to Berkshire; provided, however, that Wesco will not have the right to terminate the merger agreement if it is then in material breach of any of its covenants or agreements contained in the merger agreement.

If the merger agreement is terminated in accordance with its terms, the merger agreement (other than specified sections which survive the termination of the merger agreement) will become null and void, and there shall be no liability on the part of Berkshire or Wesco, except that Wesco and Berkshire have agreed that (i) all fees and expenses in connection with printing and mailing the Form S-4 and this proxy statement/prospectus, and all SEC filing fees relating to the transactions contemplated by the merger agreement, will be split equally by Berkshire and Wesco, and (ii) all other fees and expenses incurred by the parties to the merger agreement will be borne solely by the party that incurred such fees and expenses.

Continuation of the Special Committee

Berkshire and Merger Sub have agreed that, from and after the date of the merger agreement and until the earlier of the closing of the merger or the termination of the merger agreement, and subject to applicable law, they will not, and will not authorize their designees on the Wesco Board to, terminate the existence of the special committee or materially change the special committee’s duties, authority or current membership, subject to certain limited exceptions.

Amendment, Extension and Waiver

The parties (with respect to Wesco, acting through the special committee) may amend the merger agreement at any time before completion of the merger. All amendments to the merger agreement must be in writing signed by Wesco, Berkshire and Merger Sub.

At any time before the completion of the Merger, each of the parties (with respect to Wesco, acting through the special committee) may, by written instrument:

•	extend the time for the performance of any of the obligations or other acts of the other parties;

•	waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

•

waive compliance with any of the agreements or conditions contained in the merger agreement, except for the conditions described above under the heading “—Conditions to the Merger—Conditions to Each Party’s Obligations,” beginning on page 89, which are non-waivable.

However, after approval of the merger agreement by the Wesco shareholders, no amendment or waiver may be made which by law requires further approval by Wesco shareholders, unless Wesco obtains that further approval. Under Delaware law, after the merger agreement has been adopted by the Wesco shareholders, the merger consideration cannot be changed and the merger agreement cannot be altered in a manner adverse to Wesco shareholders without re-submitting the revisions to the Wesco shareholders for their approval.

ACCOUNTING TREATMENT

In accordance with accounting principles generally accepted in the United States, Berkshire will account for the merger as an acquisition of a noncontrolling interest in accordance with Accounting Standards Codification paragraphs 810-10-45-21A through 810-10-45-24 (formerly contained in FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements). Accordingly, the acquisition of the shares of Wesco not already owned by Berkshire will be accounted for as an equity transaction. Therefore, no gain or loss will be recognized in Berkshire’s consolidated earnings or other comprehensive income. Any difference between the fair value of the consideration paid to acquire the noncontrolling interest and the carrying value of the noncontrolling interest at the time of the merger will be recorded as an adjustment to Berkshire’s shareholders’ equity.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

General

The following is a summary of the material U.S. Federal income tax consequences of the merger. This discussion is based upon the Code, Treasury regulations, judicial authorities, published positions of the IRS, and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to U.S. holders (as defined below) who hold their shares of Wesco common stock as capital assets for U.S. Federal income tax purposes (generally, assets held for investment). This discussion does not address the tax consequences applicable to Wesco shareholders who are not U.S. holders, nor does it address all of the tax consequences that may be relevant to particular U.S. holders who are subject to special treatment under U.S. Federal income tax laws, including, without limitation, financial institutions, insurance companies, partnerships and other pass-through entities, tax-exempt organizations, regulated investment companies, real estate investment trusts, dealers in securities or currencies, U.S. persons whose functional currency is not the U.S. dollar, traders in securities that elect to use a mark-to-market method of accounting, and persons that hold Wesco common stock as part of a straddle, hedge, constructive sale or conversion transaction.

If a partnership or other entity taxed as a partnership holds Wesco common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding Wesco common stock and partners in such partnerships should consult their tax advisors about the tax consequences of the merger to them.

This discussion does not address the tax consequences of the merger under state, local or foreign tax laws. This discussion also does not address the tax consequences of any transaction other than the merger.

WESCO SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL (INCLUDING THE ALTERNATIVE MINIMUM TAX), STATE, LOCAL OR FOREIGN AND OTHER TAX LAWS AND OF CHANGES IN THOSE LAWS.

For purposes of this section, the term “U.S. holder” means a beneficial owner of Wesco common stock that for U.S. Federal income tax purposes is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or other entity treated as a corporation for U.S. Federal income tax purposes, created or organized in or under the laws of the United States or any state or the District of Columbia, (3) an estate that is subject to U.S. Federal income tax on its income regardless of its source, or (4) a trust (i) the substantial decisions of which are controlled by one or more U.S. persons and which is subject to the primary supervision of a U.S. court, or (ii) that has validly elected under applicable Treasury regulations to be treated as a U.S. person for U.S. Federal income tax purposes.

Tax Consequences of the Merger Generally

The obligations of Berkshire and Wesco to complete the merger are conditioned on, among other things, the receipt by each of Berkshire and Wesco of the opinion of Munger Tolles or, if such firm is unable to render such opinion, the opinion of Skadden Arps, dated the closing date of the merger, to the effect that for U.S. Federal income tax purposes (1) the merger will qualify as a reorganization within the meaning of Section 368 of the Code; (2) each of Berkshire and Wesco will be a party to the reorganization within the meaning of Section 368(b) of the Code; and (3) the merger will qualify as a complete liquidation of Wesco within the meaning of Section 332 of the Code. This opinion will be subject to customary qualifications and assumptions, including that the merger will be completed according to the terms of the merger agreement. In rendering its opinion, counsel may require and rely on representations of Berkshire, Wesco, and their affiliates, to be delivered at the time of closing.

If any such assumption or representation is or becomes inaccurate, the U.S. Federal income tax consequences of the merger could be adversely affected. Neither of these tax opinions will be binding on the IRS. Neither Berkshire nor Wesco intends to request any ruling from the IRS as to the U.S. Federal income tax consequences of the merger. Consequently, no assurance can be given that the IRS will not assert, or that a court will not sustain, a position contrary to any of the tax consequences set forth below or any of the tax consequences described in the tax opinions.

The following discussion assumes that the merger qualifies as a reorganization within the meaning of Section 368 of the Code, that each of Berkshire and Wesco will be a party to the reorganization within the meaning of Section 368(b) of the Code, and that the merger will qualify as a complete liquidation of Wesco within the meaning of Section 332 of the Code.

Tax Consequences of the Merger for Berkshire, Berkshire Shareholders and Wesco

No gain or loss will be recognized by Berkshire, Berkshire shareholders, or Wesco.

Tax Consequences of the Merger for U.S. Holders of Wesco Common Stock

The U.S. Federal income tax consequences of the merger to a U.S. holder of Wesco common stock will depend on whether such U.S. holder receives cash, shares of Berkshire Class B common stock or a combination of cash and stock in exchange for such U.S. holder’s Wesco common stock.

Exchange of Wesco common stock solely for Berkshire Class B common stock

Except as discussed below, see “—Cash in Lieu of Fractional Shares of Berkshire Class B Common Stock,” a U.S. holder who exchanges all of its shares of Wesco common stock solely for shares of Berkshire Class B common stock in the merger will not recognize gain or loss in connection with such exchange.

A U.S. holder’s aggregate tax basis in the Berkshire Class B common stock received in the merger, including any fractional shares deemed received by the U.S. holder under the treatment discussed below in “—Cash in Lieu of Fractional Shares of Berkshire Class B Common Stock,” generally will equal such U.S. holder’s aggregate tax basis in the Wesco common stock surrendered by such U.S. holder in the merger. The holding period for the shares of Berkshire Class B common stock received by such U.S. holder in the merger, including any fractional shares deemed received by the U.S. holder under the treatment discussed below in “—Cash in Lieu of Fractional Shares of Berkshire Class B Common Stock,” generally will include the holding period for the shares of Wesco common stock exchanged therefor.

Exchange of Wesco common stock solely for cash

A U.S. holder who exchanges all of its shares of Wesco common stock solely for cash in the merger generally will recognize capital gain or loss equal to the difference between the amount of cash received by such U.S. holder and the U.S. holder’s adjusted tax basis in the Wesco common stock exchanged therefor.

Any capital gain or loss generally will be long-term capital gain or loss if the U.S. holder held the shares of Wesco common stock for more than one year at the effective time of the merger. Currently, long-term capital gains of an individual generally are subject to a maximum U.S. Federal income tax rate of 15% and short-term capital gains of an individual generally are subject to a maximum U.S. Federal income tax rate of 35%. The deductibility of capital losses is subject to limitations. In some cases, if a U.S. holder actually or constructively owns Berkshire common stock immediately after the merger, such gain may be treated as having the effect of the distribution of a dividend to such U.S. holder, under the tests set forth in Section 302 of the Code, in which case such gain would be treated as ordinary dividend income. However, a U.S. holder who owns a relatively small actual and constructive stock interest in Berkshire and Wesco, and who suffers a reduction in its proportionate interest in Berkshire relative to what its proportionate interest in Berkshire would have been had it received solely shares of Berkshire Class B common stock in the merger, generally should not be subject to dividend treatment under Section 302 of the Code. These rules are complex and dependent upon the specific factual circumstances particular to each U.S. holder. Consequently, each U.S. holder that may be subject to those rules should consult its tax advisor as to the application of these rules to the particular facts relevant to such U.S. holder.

Exchange of Wesco common stock for a combination of Berkshire Class B common stock and cash

Except as discussed below, see “—Cash in Lieu of Fractional Shares of Berkshire Class B Common Stock,” a U.S. holder who exchanges shares of Wesco common stock for a combination of Berkshire Class B common stock and cash will recognize gain (but not loss) equal to the lesser of (i) the excess, if any, of the amount of cash plus the fair market value of any Berkshire Class B common stock received in the merger, over such U.S. holder’s adjusted tax basis in the shares of Wesco common stock surrendered by such U.S. holder in the merger and (ii) the amount of cash received by such U.S. holder in the merger (other than cash received in lieu of fractional shares of Berkshire Class B common stock). For purposes of this calculation, the fair market value of Berkshire Class B common stock is based on the trading price of that stock on the date of the merger, rather than on the 20-day average price used in calculating the number of shares of Berkshire Class B common stock to be issued to the shareholder.

In the case of any U.S. holder who acquired different blocks of Wesco common stock at different times and at different prices, any realized gain or loss will be determined separately for each identifiable block of shares exchanged in the merger, and a loss realized on the exchange of one block of shares cannot be used to offset a gain realized on the exchange of another block of shares. Such U.S. holder should consult its tax advisor prior to the exchange with regard to identifying the bases or holding periods of the particular shares of Berkshire Class B common stock received in the merger.

Generally, a U.S. holder’s aggregate tax basis in the Berkshire Class B common stock received by such U.S. holder in the merger, including any fractional shares deemed received by the U.S. holder under the treatment discussed below in “—Cash in Lieu of Fractional Shares of Berkshire Class B Common Stock,” will equal such U.S. holder’s aggregate tax basis in the Wesco common stock surrendered in the merger, increased by the amount of taxable gain or dividend income (see below), if any, recognized by such U.S. holder in the merger (other than with respect to cash received in lieu of fractional shares of Berkshire Class B common stock), and decreased by the amount of cash, if any, received by such U.S. holder in the merger (other than cash received in lieu of fractional shares of Berkshire Class B common stock). The holding period for the shares of Berkshire Class B common stock received in the merger, including any fractional shares deemed received by the U.S. holder under the treatment discussed below in “—Cash in Lieu of Fractional Shares of Berkshire Class B Common Stock,” generally will include the holding period for the shares of Wesco common stock exchanged therefor.

Any capital gain generally will be long-term capital gain if the U.S. holder held the shares of Wesco common stock for more than one year at the effective time of the merger. Currently, long-term capital gains of an individual generally are subject to a maximum U.S. Federal income tax rate of 15% and short term capital gains of an individual generally are subject to a maximum U.S. Federal income tax rate of 35%. In some cases, if a U.S. holder actually or constructively owns Berkshire common stock immediately after the merger, such gain may be treated as having the effect of the distribution of a dividend to such U.S. holder, under the tests set forth in Section 302 of the Code, in which case such gain would be treated as ordinary dividend income. However, a U.S. holder who owns a relatively small actual and constructive stock interest in Berkshire and Wesco, and who suffers a reduction in its proportionate interest in Berkshire relative to what its proportionate interest in Berkshire would have been had it received solely shares of Berkshire Class B common stock in the merger, generally should not be subject to dividend treatment under Section 302 of the Code. These rules are complex and dependent upon the specific factual circumstances particular to each U.S. holder. Consequently, each U.S. holder that may be subject to those rules should consult its tax advisor as to the application of these rules to the particular facts relevant to such U.S. holder.

Cash in Lieu of Fractional Shares of Berkshire Class B Common Stock

A U.S. holder who receives cash instead of a fractional share of Berkshire Class B common stock will be treated as having received the fractional share of Berkshire Class B common stock pursuant to the merger and then as having exchanged the fractional share of Berkshire Class B common stock for cash in a redemption by Berkshire. In general, this deemed redemption will be treated as a sale or exchange and a U.S. holder will recognize gain or loss equal to the difference between (i) the amount of cash received by such U.S. holder and (ii) the portion of the basis of the shares of Wesco common stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for the Wesco common stock exchanged by such U.S. holder is greater than one year as of the effective time. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Cash payments received in the merger by a U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at a rate of 28% of the cash payable to the U.S. holder, unless the U.S. holder provides proof of an applicable exemption, furnishes its taxpayer identification number (in the case of individuals, their social security number) and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a U.S. holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the U.S. holder’s U.S. Federal income tax liability, provided the required information is timely furnished to the IRS.

Reporting Requirements

A U.S. holder who receives shares of Berkshire Class B common stock as a result of the merger will be required to retain records pertaining to the merger. Each U.S. holder who is required to file a U.S. tax return and who is a “significant holder” that receives Berkshire Class B common stock in the merger will be required to file a statement with the significant holder’s U.S. Federal income tax return setting forth such significant holder’s basis (determined immediately before the exchange) in the Wesco common stock surrendered and the fair market value (determined immediately before the exchange) of the Wesco common stock that is exchanged by such significant holder. Generally, a “significant holder” is a U.S. holder who receives shares of Berkshire Class B common stock in the merger and who, immediately before the merger, owned at least 5% of the outstanding stock of Wesco (by vote or value) or securities of Wesco with a tax basis of $1 million or more.

IMPORTANT INFORMATION REGARDING WESCO

Description of the Business of Wesco

Wesco, a Delaware corporation, is a holding company engaged in three principal businesses through its direct or indirect wholly owned subsidiaries:

•

the insurance business, through Wes-FIC, which was incorporated in 1985 and engages in the property and casualty insurance business, and The Kansas Bankers Surety Company, which was incorporated in 1909, purchased by Wes-FIC in 1996 and provides specialized insurance coverages for banks;

•	the furniture rental business, through CORT, which traces its national presence to the combination of five regional furniture rental companies in 1972 and was purchased by Wesco in 2000; and

•	the steel service center business, through Precision Steel, which was begun in 1940 and acquired by Wesco in 1979.

Wesco’s operations also include, through MS Property, management of owned real estate in downtown Pasadena, California. MS Property began its operations in late 1993, upon transfer to it of real properties previously owned by Wesco and by a former savings and loan subsidiary of Wesco.

Wesco conducts no operating activities and owns no significant assets other than through its interests in its subsidiaries. As of December 31, 2010, Wesco and its subsidiaries had approximately 2,290 employees. Since 1983, Wesco has been an indirect 80.1% subsidiary of Berkshire.

The principal executive offices of Wesco are located at 301 East Colorado Boulevard, Suite 300, Pasadena, California 91101-1901 and its telephone number is (626)  585-6700.

Directors and Executive Officers of Wesco

Set forth below for each of the directors and executive officers of Wesco is his or her respective present principal occupation or employment, the name and principal business of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and executive officer. Each person identified below is a citizen of the United States and can be reached c/o Wesco Financial Corporation, 301 East Colorado Boulevard, Suite 300, Pasadena, California 91101-1901.

During the last five years, none of Wesco, its directors or its executive officers has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Directors

Charles T. Munger has been a director since 1973, and Chairman of the Board and Chief Executive Officer of Wesco since 1984. He has also served Wesco as President since May 2005. He has been Chairman of the Board of Blue Chip since 1976, and its president since February 2011, having joined its board in 1969; Blue Chip, the parent of Wesco, is engaged in the trading stamp business. Since 1978, Mr. Munger has been Vice Chairman of Berkshire, the parent of Blue Chip. Mr. Munger has been Chairman of the Board of Daily Journal Corporation, a publisher of specialty newspapers primarily in California, since 1977. He also has been a director of Costco Wholesale Corporation, which operates a large chain of membership warehouses, since 1997.

Carolyn H. Carlburg has been a director since 1991. Since 2005, she has been Chief Executive Officer of AIDS Research Alliance of America, Inc., a non-profit, national research organization which collaborates with scientists, universities and researchers worldwide. She is also an ex officio member of that organization’s board of directors. From 2001 until 2005, Ms. Carlburg was engaged in the practice of law under her own name and specialized in land use matters and business litigation. From 1997 until July 2001, she was Executive Director of the Center for Community & Family Services, Inc. Prior thereto, she practiced law under the name Carolyn H. Carlburg & Associates.

Robert E. Denham has been a director since 2000. He is a partner of Munger Tolles, a law firm which renders legal services for Wesco, Berkshire, and certain of their affiliates. In 1998, he rejoined that firm, with which he had been associated for twenty years, after serving Salomon Inc, a former investee of Berkshire, Wesco and several of their subsidiaries, in the following capacities: 1992 to 1997, Chairman and Chief Executive Officer of Salomon Inc; 1991 and 1992, general counsel of Salomon Inc and its investment banking subsidiary, Salomon Brothers. Mr. Denham has also been a director of Chevron Corporation, an international energy company, since 2004; Fomento Economico Mexicano, S.A. de C.V., a beverage and convenience store company, since 2001; and The New York Times Company, a media company, since 2008. He was also a director of Lucent Technologies, Inc., a telecommunications equipment manufacturer, from 2002 and of its successor by merger, Alcatel-Lucent, from 2006 through 2009.

Robert T. Flaherty has been a director since 2003. He is engaged in personal investments. From 1983 through 1996, he served as President of Flaherty & Crumrine Incorporated, a registered investment and commodities trading advisor. In addition, he served as a director of Flaherty & Crumrine Incorporated until 2002; he retired from that company in 2003. During his affiliation with Flaherty & Crumrine Incorporated, Mr. Flaherty also served as Chairman, President and Chief Executive Officer of three publicly traded closed-end investment companies managed by that firm.

Peter D. Kaufman has been a director since 2003. He is Chairman and Chief Executive Officer of Glenair, Inc., a privately held manufacturer of electrical and fiber optic components and assemblies for the aerospace industry. He has served in various capacities at that company since 1977. Mr. Kaufman has also been a director of Daily Journal Corporation since 2006.

Elizabeth Caspers Peters has been a director since 1959 except for the period 1961 to 1967. She is engaged in personal investments.

Executive Officers

Jeffrey L. Jacobson has served as Vice President and Chief Financial Officer of Wesco since 1984. He has served MS Property as Vice President and Chief Financial Officer since 1993, and as a director since 2005. He has served in various financial and other offices of Blue Chip since joining it in 1977—currently he is Vice President and Chief Financial Officer—and has served as a Blue Chip director since 1987.

Robert E. Sahm has, since 1971, served Wesco as Vice President in charge of building management and, ultimately, all real estate operations; prior thereto, he served as Building Manager from 1967. Since 2005, he has served MS Property as President and, from 1993 to 2005, as Senior Vice President in charge of property management, development and sales. He has served as a director of MS Property since 1993.

Book Value Per Share

Wesco’s book value per share as of December 31, 2010 was $388.45, calculated in accordance with generally accepted accounting principles as adopted in the United States.

Transactions in Wesco Common Stock

There have been no purchases of Wesco common stock during the past two years effected by Wesco. None of Berkshire, Merger Sub or any Berkshire Filing Person has made any purchase of Wesco’s common stock since 1977.

Prior Public Offerings

There have no public offerings of Wesco common stock during the past three years.

Transactions During the Past Sixty Days

There have been no transactions in the shares of Wesco’s common stock during the past 60 days by Wesco, any of Wesco’s directors or officers, Berkshire, Merger Sub, any of Merger Sub’s officers, the Berkshire Filing Persons or any of the directors or officers of the Berkshire Filing Persons.

Ownership of Wesco Common Stock by Certain Beneficial Owners, Directors and Officers

Wesco’s common stock is the only class of its outstanding capital stock. Blue Chip is the only organization or individual known to Wesco’s management to own beneficially 5% or more of its outstanding shares. Berkshire has two classes of common stock, designated Class A and Class B. Beneficial ownership as of May 1, 2011 of Wesco capital stock and Berkshire Class A and Class B common stock by Blue Chip and by all Wesco directors and executive officers who own shares is set forth below. All percentages in the table below are based on a total of 7,119,807 shares of Wesco common stock outstanding as of the date of this proxy statement/prospectus.

Unless otherwise indicated, the address for each of the shareholders in the table below is c/o Wesco, 301 East Colorado Boulevard, Suite 300, Pasadena, California 91101-1901.

	Wesco Capital Stock			Berkshire Class A Stock			Berkshire Class B Stock
Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Blue Chip Stamps	5,703,087	(2)	80.1%	—		—	—		—
Carolyn H. Carlburg	—		—	—		—	550		*
Robert E. Denham	1,270	(3)	*	60	(4)	*	9,250	(4)	*
Robert T. Flaherty	—		—	147		*	—		*
Peter D. Kaufman	1,000		*	—		—	2,300	(5)	*
Charles T. Munger	—		—	6,403		*	750		*
Elizabeth Caspers Peters	66,843	(6)	*	—		—	—		—
Jeffrey L. Jacobson	—		—	2		*	7,320	(7)	*
Robert E. Sahm	3,150		*	—		—	2,000		*
All directors and executive officers as a group	72,263	(2,3,6,8)	1.0	6,612	(4)	*	22,170	(4,5,7)	*

*	Less than 1%.

(1)	Beneficial owner has sole voting and investment power, except as indicated. With respect to Berkshire shares, each share of Berkshire Class A common stock is convertible into one thousand five hundred shares of Berkshire Class B stock at the option of the shareholder. As a result, pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, a shareholder is deemed to have beneficial ownership of the shares of Berkshire Class B common stock which such shareholder may acquire upon conversion of the Berkshire Class A common stock. In order to avoid overstatement in this table, the amount of Berkshire Class B common stock beneficially owned does not take into account such shares of Berkshire Class B common stock which may be acquired upon conversion of shares of Berkshire Class A common stock held by a shareholder. The percentage of outstanding Berkshire Class B common stock is based on the total number of shares of Berkshire Class B common stock outstanding as of February 15, 2011 and does not take into account shares of Berkshire Class B common stock which may be issued upon conversion of Berkshire Class A common stock.
(2)	Voting and investment power may be deemed to be controlled by Berkshire and Mr. Buffett by virtue of the relationships described above. Blue Chip’s principal executive offices are located at 301 East Colorado Boulevard, Suite 300, Pasadena, California 91101-1901. Berkshire’s principal executive offices are located at 3555 Farnam Street, Omaha, Nebraska 68131, which is also Mr. Buffett’s principal address.
(3)	Includes 270 shares held by Mr. Denham’s spouse, as to which Mr. Denham disclaims beneficial ownership.
(4)	Includes 20 Berkshire Class A shares and 1,750 Berkshire Class B shares as to which Mr. Denham has shared beneficial ownership by virtue of a power of attorney, allowing Mr. Denham investment power but with respect to which he has no voting power. Also includes 5,250 Berkshire Class B shares as to which Mr. Denham has voting and investment power but with respect to which he has no economic interest.
(5)	Represents shares held by Mr. Kaufman’s spouse, as to which Mr. Kaufman disclaims beneficial ownership.
(6)	Includes 16,843 shares held by a trust of which Mrs. Peters is co-trustee with her children and income beneficiary.
(7)	Includes 1,050 shares held jointly by Mr. Jacobson and his spouse as to which Mr. Jacobson has shared voting and investment power and 300 shares as to which he has shared voting and investment power but with respect to which he has no economic interest.
(8)	Does not include the 5,703,087 shares (80.1%) held by Blue Chip, of which Messrs. Munger and Jacobson are directors and executive officers.

Market Price of Wesco Common Stock and Dividend Information

Wesco’s common stock is listed on the NYSE Amex under the symbol “WSC.” The following table sets forth (i) high and low sales prices per share of Wesco common stock as reported by Bloomberg LP and (ii) cash dividends paid by Wesco on each outstanding share of Wesco common stock for the indicated calendar periods.

	2011			2010			2009
	Sales Price		Dividends Paid	Sales Price		Dividends Paid	Sales Price		Dividends Paid
Quarter Ended	High	Low		High	Low		High	Low
March 31	$393	$365	$0.42	$416	$342	$0.41	$309	$208	$0.395
June 30	—	—	—	408	319	0.41	323	269	0.395
September 30	—	—	—	387	318	0.41	328	285	0.395
December 31	—	—	—	373	352	0.41	354	313	0.395

						$1.64			$1.580

Wesco’s dividend for the second quarter of 2011 that was declared in March 2011, payable to holders of record on May 25, 2011, will be paid in June 2011. Under the merger agreement, Wesco may continue to declare and pay ordinary course quarterly dividends prior to the effective time of the merger not to exceed $0.42 per share. If the record date for any such dividend is on or before the anticipated effective time of the merger, as is the case with the second quarter dividend, then holders of Wesco’s common stock on such record date will be entitled to be paid the applicable dividend, but the merger consideration will be reduced by the same amount.

IMPORTANT INFORMATION REGARDING BERKSHIRE, MERGER SUB AND THE

BERKSHIRE FILING PERSONS

Description of the Business of Berkshire and Merger Sub

Berkshire, a Delaware corporation, is a holding company owning subsidiaries that engage in a number of diverse business activities including property and casualty insurance and reinsurance, railroads, utilities and energy, finance, manufacturing, services and retailing. Included in the group of subsidiaries that underwrite property and casualty insurance and reinsurance is GEICO, the third largest auto insurer in the United States and two of the largest reinsurers in the world, General Re and the Berkshire Hathaway Reinsurance Group. Other subsidiaries that underwrite property and casualty insurance include National Indemnity Company, Columbia Insurance Company, National Fire & Marine Insurance Company, National Liability and Fire Insurance Company, Wesco-Financial Insurance Company, Medical Protective Company, Applied Underwriters, U.S. Liability Insurance Company, Central States Indemnity Company, Kansas Bankers Surety, Cypress Insurance Company, Boat U.S. and several other subsidiaries referred to as the “Homestate Companies.”

Burlington Northern Santa Fe, LLC (“BNSF”) is a holding company that, through its subsidiaries, is engaged primarily in the freight rail transportation business. BNSF’s rail operations make up one of the largest railroad systems in North America. MidAmerican Energy Holdings Company (“MidAmerican”) is an international energy holding company owning a wide variety of operating companies engaged in the generation, transmission and distribution of energy. Among MidAmerican’s operating energy companies are Northern Electric and Yorkshire Electricity; MidAmerican Energy Company; Pacific Power and Rocky Mountain Power; and Kern River Gas Transmission Company and Northern Natural Gas. In addition, MidAmerican owns HomeServices of America, a real estate brokerage firm. Berkshire’s finance and financial products businesses primarily engage in proprietary investing strategies (BH Finance), commercial and consumer lending (Berkshire Hathaway Credit Corporation and Clayton Homes, Inc.) and transportation equipment (XTRA). McLane Company is a wholesale distributor of groceries and nonfood items to convenience stores, wholesale clubs, mass merchandisers, quick service restaurants and others. The Marmon Group is an international association of approximately 130 manufacturing and service businesses that operate independently within diverse business sectors.

Numerous business activities are conducted through Berkshire’s other manufacturing, services and retailing subsidiaries. Shaw Industries is the world’s largest manufacturer of tufted broadloom carpet. Benjamin Moore is a formulator, manufacturer and retailer of architectural and industrial coatings. Johns Manville is a leading manufacturer of insulation and building products. Acme Building Brands is a manufacturer of face brick and concrete masonry products. MiTek Inc. produces steel connector products and engineering software for the building components market. Fruit of the Loom, Russell, Vanity Fair, Garan, Fechheimer, H.H. Brown Shoe Group and Justin Brands manufacture, license and distribute apparel and footwear under a variety of brand names. FlightSafety International provides training to aircraft operators. NetJets provides fractional ownership programs for general aviation aircraft. Nebraska Furniture Mart, R.C. Willey Home Furnishings, Star Furniture and Jordan’s Furniture are retailers of home furnishings. Borsheims, Helzberg Diamond Shops and Ben Bridge Jeweler are retailers of fine jewelry.

In addition, other manufacturing, service and retail businesses include: The Buffalo News, a publisher of a daily and Sunday newspaper; See’s Candies, a manufacturer and seller of boxed chocolates and other confectionery products; Scott Fetzer, a diversified manufacturer and distributor of commercial and industrial products; Albecca, a designer, manufacturer and distributor of high-quality picture framing products; CTB International, a manufacturer of equipment for the livestock and agricultural industries; International Dairy Queen, a licensor and service provider to about 6,000 stores that offer prepared dairy treats and food; The Pampered Chef, the premier direct seller of kitchen tools in the United States; Forest River, a leading manufacturer of leisure vehicles in the United States; Business Wire, the leading global distributor of corporate news, multimedia and regulatory filings; Iscar Metalworking Companies, an industry leader in the metal cutting tools business; TTI, Inc., a leading distributor of electronic components; and Richline Group, a leading jewelry manufacturer.

Operating decisions for the various Berkshire businesses are made by managers of the business units. Investment decisions and all other capital allocation decisions are made for Berkshire and its subsidiaries by Warren E. Buffett, in consultation with Charles T. Munger. Mr. Buffett is Chairman and Mr. Munger is Vice Chairman of Berkshire’s Board of Directors. The Berkshire businesses collectively employ approximately 260,000 people.

Merger Sub, a Delaware limited liability company, is a wholly owned subsidiary of Blue Chip (which, in turn, is a wholly owned subsidiary of Berkshire), and was formed solely for the purpose of facilitating the merger. Merger Sub has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will be renamed Wesco Financial, LLC.

Certain Information Regarding Berkshire, Merger Sub and the Berkshire Filing Persons

Set forth below is information about (i) the name, state of organization, principal business, the address and telephone number of the principal office of each of Berkshire, Merger Sub, OBH LLC and Blue Chip and (ii) the name and title of each executive officer and director of those entities, his or her business address and telephone number, and his or her present principal occupation or employment, and the name, principal business, and address of any corporation or other organization in which such employment is conducted. Each natural person listed below is a citizen of the United States. Except as otherwise noted, each person identified below can be reached c/o Berkshire Hathaway Inc., 3555 Farnam Street, Omaha, Nebraska 68131. With the exception of Mr. Buffett and Mr. Gates, none of the directors or officers of Berkshire, Merger Sub or the Berkshire Filing Persons is a beneficial owner of Wesco common stock. Mr. Buffett may be deemed to control Blue Chip, OBH LLC and Berkshire and therefore may be considered to have beneficial ownership of the 5,703,087 shares of Wesco common stock held by Blue Chip, which represents approximately 80.1% of total issued and outstanding shares of Wesco common stock. Mr. Gates, a director of Berkshire, beneficially owns 89,972 shares of Wesco common stock held by Cascade Investment LLC, which represents approximately 1.26% of total issued and outstanding shares of Wesco common stock.

Warren E. Buffett

Mr. Buffett is the Chairman of the Board and Chief Executive Officer of Berkshire. Mr. Buffett may be deemed to control Berkshire, which controls Blue Chip, OBH LLC and Merger Sub.

Berkshire Hathaway Inc.

The principal executive office of Berkshire is located at 3555 Farnam Street, Omaha, Nebraska 68131, and the telephone number is (402) 346-1400. The executive officers of Berkshire are Warren E. Buffett, Chairman and Chief Executive Officer, Charles T. Munger, Vice Chairman, and Marc D. Hamburg, Senior Vice President and Chief Financial Officer. The directors of Berkshire are Warren E. Buffett, Charles T. Munger, Howard G. Buffett, Stephen B. Burke, Susan L. Decker, William H. Gates III, David S. Gottesman, Charlotte Guyman, Donald R. Keough, Thomas S. Murphy, Ronald L. Olson and Walter Scott, Jr. Other information regarding Berkshire is set forth above.

OBH LLC

OBH LLC, a Delaware limited liability company, is an intermediate holding company which is a direct wholly owned subsidiary of Berkshire. The principal executive office of OBH LLC is located at 3555 Farnam Street, Omaha, Nebraska 68131, and the telephone number is (402) 346-1400. The executive officers of OBH LLC are Warren E. Buffett, Chairman and Chief Executive Officer, Charles T. Munger, Vice Chairman, and Marc D. Hamburg, Vice President and Treasurer. The managers of OBH LLC are Warren E. Buffett, Marc D. Hamburg, and Forrest N. Krutter.

Blue Chip Stamps

Blue Chip, a California corporation, is an intermediate holding company which is a direct wholly owned subsidiary of OBH LLC. It is engaged in the trading stamp business. The principal executive office of Blue Chip is located at 301 East Colorado Boulevard, Suite 300, Pasadena, California 91101, and the telephone number is (626) 585-6700. The executive officers of Blue Chip are Charles T. Munger, Chief Executive Officer and President, and Jeffrey L. Jacobson, Vice President and Chief Financial Officer. The directors of Blue Chip are Charles T. Munger and Jeffrey L. Jacobson.

Montana Acquisitions, LLC

Montana Acquisitions, LLC, a Delaware limited liability company, is a direct wholly owned subsidiary of Blue Chip. It was formed solely for the purpose of facilitating the merger. The principal executive office of Montana Acquisitions, LLC is located at 3555 Farnam Street, Omaha, Nebraska 68131, and the telephone number is (402) 346-1400. The officers of Montana Acquisitions, LLC are Warren E. Buffett, President, and Marc D. Hamburg, Vice President.

Executive Officers and Directors

Name	Principal Occupation	Business Address
Howard G. Buffett	President of Buffett Farms, a family farm in Illinois and a farm in Nebraska	407 Southmoreland Place, Decatur, Illinois 62521

Warren E. Buffett	Chairman and Chief Executive Officer of Berkshire	3555 Farnam Street, Omaha, Nebraska 68131

Stephen B. Burke	Chief Executive Officer of NBCUniversal, a media and entertainment company	NBCUniversal 30 Rockefeller Plaza, 52nd Floor New York, NY 10112

Susan L. Decker	Private investor

William H. Gates	Co-Chair of the Bill and Melinda Gates Foundation	One Microsoft Way, Redmond, Washington 98052

David S. Gottesman	Senior Managing Director of First Manhattan Company, an investment advisory firm	437 Madison Avenue, New York, NY 10022

Charlotte Guyman	Retired

Jeffrey L. Jacobson	Vice President and Chief Financial Officer of Wesco	301 East Colorado Blvd., Suite 300, Pasadena, California 91101

Marc D. Hamburg	Senior Vice President and Chief Financial Officer of Berkshire	3555 Farnam Street, Omaha, Nebraska 68131

Donald R. Keough	Chairman of Allen & Company Incorporated, an investment banking firm	DMK International, 200 Galleria Parkway, Atlanta, Georgia 30339

Forrest N. Krutter	Secretary of Berkshire	3555 Farnam Street, Omaha, Nebraska 68131

Charles T. Munger	Vice Chairman of Berkshire	355 South Grand Avenue, 34th Floor, Los Angeles, California 90071

Name	Principal Occupation	Business Address
Thomas S. Murphy	Retired

Ronald L. Olson	Partner in the law firm of Munger, Tolles & Olson LLP	355 South Grand Avenue, 35th Floor, Los Angeles, California 90071

Walter Scott, Jr.	Chairman of the Board of Directors of Level 3 Communications, Inc., which is engaged in telecommunications and computer outsourcing	1025 El Dorado Boulevard, Broomfield, Colorado 80021

During the last five years, none of Berkshire, Merger Sub, the Berkshire Filing Persons or any of the officers or directors of such entities have been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

With the exception of Mr. Burke and Ms. Decker, each of the individuals listed above has held his or her principal occupation for more than the past five years. Mr. Burke has been the Chief Executive Officer of NBCUniversal and Executive Vice President of Comcast Corporation since January 2011, and from 2004 to January 2011, he was the Chief Operating Officer of Comcast Corporation and from 1998 until January 2010, he was also President of Comcast Cable Communications. Ms. Decker served as Entrepreneur-in-Residence at Harvard Business School during the 2009-2010 school year. Ms. Decker had been the President of Yahoo! Inc., a global Internet brand, from June 2007 to April 2009. From December 2006 to June 2007 she served as head of Yahoo! Inc.’s Advertiser and Publisher Group. From June 2000 through June 2007, she served as Yahoo! Inc.’s Chief Financial Officer.

COMPARATIVE RIGHTS OF SHAREHOLDERS

General

Berkshire and Wesco are incorporated under the laws of the State of Delaware and, accordingly, the rights of the shareholders of each are governed by the General Corporation Law of the State of Delaware (the “DGCL”). Before the completion of the merger, the rights of Wesco shareholders are also governed by the Wesco certificate of incorporation and the Wesco bylaws. Upon completion of the merger, each share of Wesco common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by Berkshire and its affiliates) will be converted into the right to receive the merger consideration, which, at the shareholder’s election, will be received either in shares of Berkshire Class B common stock (subject to cash for fractional shares) or cash. As a result, upon completion of the merger, the rights of Wesco shareholders who become Berkshire shareholders in the merger will be governed by the DGCL, the Berkshire restated certificate of incorporation and the Berkshire bylaws.

Certain Differences Between the Rights of Berkshire and Wesco Shareholders

The following is a summary of material differences between the current rights of Berkshire shareholders and the current rights of Wesco shareholders. While Berkshire and Wesco believe that this summary covers the material differences between the two, this summary may not contain all of the information that is important to you. This summary is not intended to be a complete discussion of the respective rights of Berkshire shareholders and Wesco shareholders, and it is qualified in its entirety by reference to the DGCL and the various documents of Berkshire and Wesco to which Berkshire and Wesco refer in this summary. In addition, the identification of some of the differences in the rights of these shareholders as material is not intended to indicate that other differences that are equally important do not exist. Berkshire and Wesco urge you to carefully read this entire proxy statement/prospectus, the relevant provisions of the DGCL and the other documents to which Berkshire and Wesco refer in this proxy statement/prospectus for a more complete understanding of the differences between the rights of a Berkshire shareholder and the rights of a Wesco shareholder. Berkshire and Wesco have filed with the SEC their respective documents referenced in this summary of shareholder rights and will send copies of these documents to you, without charge, upon your request. For further information, please see the section entitled “Where To Find More Information” beginning on page 114 of this proxy statement/prospectus.

	Berkshire	Wesco
Authorized Capital Stock	The total number of shares of authorized capital stock of Berkshire is 3,227,650,000, of which 1,650,000 shares are Class A Common Stock, 3,225,000,000 shares are Class B Common Stock, and 1,000,000 shares are Preferred Stock. Shares of Preferred Stock have no par value. Each share of Class A Common Stock has a par value of $5.00. Each share of Class B Common Stock has a par value of $.0033.	The authorized capital stock of Wesco consists of 7,500,000 shares of par value of $1.00 per share.

Number of Directors	Berkshire’s bylaws provide that the Berkshire board of directors shall consist of one or more members, with the exact number to be determined from time to time by the board of directors. Berkshire currently has 12 directors.	Wesco’s bylaws provide that the Wesco board of directors shall consist of 6 members.

	Berkshire	Wesco
Election of Directors	In accordance with Section 216 of the DGCL, Berkshire’s directors are elected by the affirmative vote of a plurality in voting power of the Berkshire shares entitled to vote for the election of directors at a meeting at which a quorum is present.	Under Wesco’s certificate of incorporation, a Wesco shareholder may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among as many candidates as he thinks fit. The candidates for directors receiving the highest number of votes up to the number of directors to be elected are elected.

Voting

Under Berkshire’s restated certificate of incorporation, each holder of Class A common stock shall be entitled to one vote for each share of Class A common stock standing in that holder’s name on the books of Berkshire. Each holder of Class B common stock shall be entitled to 1/10,000th of one vote for each share of Class B common stock standing in that holder’s name on the books of Berkshire.

Except as required by Delaware law, or for certain matters specified in the Berkshire restated certificate of incorporation upon which the Class B common stock votes as a separate class, the Class A and Class B common stock vote as a single class with respect to all matters submitted to a vote of the shareholders.

Under Wesco’s certificate of incorporation, each shareholder is entitled to one vote for each share of capital stock held by such shareholder.

Vacancies on the Board of Directors

Under Berkshire’s bylaws, vacancies on the board of directors may be filled by the vote of the shareholders at a meeting called for that purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Under Wesco’s bylaws, vacancies on the board of directors may be filled by a majority vote of the remaining directors.

	Berkshire	Wesco
Shareholder Action by Written Consent

Under Berkshire’s restated certificate of incorporation, any action which would otherwise be required or permitted to be taken at a meeting of shareholders may instead be taken by the written consent of shareholders who would be entitled to vote on that action at a meeting having at least the total number of votes required to take that action at a meeting.

Under Wesco’s bylaws, any action that could be taken at a shareholder meeting can be taken without a meeting, upon written consent of the holders of outstanding stock having at least the minimum number of votes that would have been necessary to authorize the action at a meeting at which all shares entitled to vote were present and voted.

Amendment to Certificate of Incorporation

Under Section 242 of the DGCL, an amendment to Berkshire’s certificate of incorporation generally requires approval of the majority of the Berkshire board of directors and the vote of the holders of shares of Class A and Class B common stock having a majority of the votes. Under the DGCL and Berkshire’s restated certificate of incorporation, certain amendments that could adversely affect the rights of the holders of the Class B common stock require a separate class vote of the holders of a majority of the Class B common stock.

Under Section 242 of the DGCL, an amendment to Wesco’s certificate of incorporation generally requires the approval of the majority of the Wesco board of directors and the vote of the majority of outstanding stock entitled to vote.

Amendment of Bylaws	Under Section 109 of the DGCL, the power to adopt, amend or repeal bylaws is held by the shareholders entitled to vote. Section 109 also provides that a corporation may, in its certificate of incorporation, give that power to the directors as well. Under Berkshire’s restated certificate of incorporation, Berkshire’s board of directors is authorized to make, alter, amend and repeal the bylaws of Berkshire in any manner not inconsistent with Delaware law.	Under Wesco’s bylaws, the bylaws may be amended by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote, or by the affirmative vote of a majority of the Wesco board of directors.

Special Shareholder Meetings

Under Berkshire’s bylaws, a special meeting of the Berkshire shareholders may be called by the chairman of the board or by the board of directors, or by the secretary upon application of a majority of the directors or one or more shareholders who are entitled to vote and who hold at least 50% of Berkshire’s issued and outstanding capital stock.

Under Wesco’s bylaws, a special meeting of the shareholders may be called by the President or by the board of directors, or by a written demand, delivered to the President or Secretary, signed by a majority of the directors or by a majority in amount of the entire Wesco capital stock entitled to vote.

	Berkshire	Wesco
Notice of Shareholder Meetings	Under Berkshire’s bylaws, written notice of each meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting.

Under Wesco’s bylaws, written or printed notice of each meeting shall be given not less than 10 days before the meeting in the case of annual meetings, and not less than 5 days before the meeting in the case of a special meeting.

Preemptive Rights	Berkshire’s restated certificate of incorporation does not grant any preemptive rights.	Wesco’s certificate of incorporation does not grant any preemptive rights.

Dividends

Under Berkshire’s restated certificate of incorporation, holders of Class A common stock shall be entitled to receive dividends or other distributions when and as may be declared by Berkshire’s board of directors out of assets or funds that are legally available for such purpose. Holders of Class B common stock generally shall be entitled to receive dividends or other distributions equal in value to 1/1,500th of the amount per share declared by Berkshire’s board of directors for each share of Class A common stock.

Dividends on Preferred Stock are paid before dividends on Class A or Class B Common Stock.

Under Wesco’s bylaws, shareholders shall be entitled to receive dividends as may be declared by the Wesco board of directors, when the board deems expedient, and out of funds legally available for such purpose. Before declaring any dividend, the board may set apart such sum or sums as the directors, in their discretion, deem proper for working capital, as a reserve fund to meet contingencies, for equalizing dividends, or for other purposes the directors deem conducive to the interests of the corporation.

Limitation of Liability of Directors

Under Berkshire’s restated certificate of incorporation, no Berkshire director shall have personal liability to Berkshire or its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL, as it may be amended from time to time.

Under Wesco’s certificate of incorporation, no Wesco director shall have personal liability to Wesco or any of its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL, as it may be amended from time to time.

	Berkshire	Wesco
Indemnification of Officers and Directors

Berkshire’s bylaws provide that Berkshire shall indemnify and hold harmless to the fullest extent permitted by Delaware law, as that law may be amended from time to time (but only to the extent that such an amendment permits Berkshire to provide broader indemnification rights), any director or officer who was or is a party or is threatened to be made a party to or who is involved in any proceeding by reason of the fact that he or she (or a person of whom he or she is the legal representative) is or was a director or officer of Berkshire or was serving in another capacity at the request of Berkshire; provided, however, except for a proceeding against Berkshire seeking to enforce or obtain payment under any right to indemnification, Berkshire shall indemnify a person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if Berkshire has joined in or consented to the initiation of such proceeding (or part thereof).

Wesco’s bylaws provide that Wesco shall indemnify and hold harmless to the fullest extent permitted by Delaware law, as that law may be amended from time to time (but only to the extent that such an amendment permits Wesco to provide broader indemnification rights), any director or officer who was or is a party or is threatened to be made a party or who is involved in any proceeding by reason of the fact that he or she (or a person of whom he or she is the legal representative) is or was a director or officer of Wesco, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director or officer; provided, however, except for a proceeding against Wesco seeking to enforce or obtain payment under any right to indemnification, Wesco shall indemnify a person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if Wesco has joined in or consented to the initiation of such proceeding (or part thereof).

	Berkshire	Wesco
Appraisal Rights	Berkshire shareholders are not entitled to appraisal rights under Section 262 of the DGCL in connection with the merger because Berkshire is not a constituent corporation in the merger.

Under Delaware law, appraisal rights are only available if, among other things, shareholders are required to accept cash for their shares (other than cash in lieu of fractional shares). Given that the Wesco shareholders may elect to receive cash or Berkshire Class B common stock, or a combination of cash and Berkshire Class B common stock, in exchange for their shares of Wesco common stock, Wesco does not believe that, under Section 262 of the DGCL, Wesco shareholders will have any appraisal rights with respect to the shares of Wesco common stock they hold in connection with the merger.

However, in the event that Wesco shareholders do have such appraisal rights, Wesco shareholders who elect to exercise such rights must not vote in favor of the merger agreement and must comply with the strict procedures set forth in Section 262 of the DGCL. Failure to comply with such procedures may result in termination or waiver of such shareholder’s appraisal rights. For a summary of the material provisions of Section 262 required to be followed by any dissenting Wesco shareholder wishing to demand and perfect their appraisal rights, please read the section entitled “Special Factors—Appraisal Rights” beginning on page 55.

	Berkshire	Wesco
Certain Business Combination Restrictions

Section 203 of the DGCL restricts a Delaware corporation from engaging in certain transactions with a shareholder within three years of that shareholder acquiring a significant holding in the corporation. A corporation may elect not to be governed by Section 203 of the DGCL, but Berkshire has not made such an election. Accordingly, Berkshire is governed by Section 203.

Under Berkshire’s certificate of incorporation, any merger or consolidation of Berkshire with or into another entity, or any reclassification of securities or recapitalization of Berkshire, or any other transaction that increases, as compared to the outstanding shares of Class B stock, the proportionate number of shares outstanding or aggregate voting power of the outstanding shares of any other class of equity securities, or any class of securities convertible into any class of equity securities, shall require the affirmative vote of the holders of a majority of the outstanding shares of Class B stock, unless the holders of the Class B stock receive equivalent but proportionate consideration for their shares or certain other requirements are met.

Section 203 of the DGCL restricts a Delaware corporation from engaging in certain transactions with a shareholder within three years of that shareholder acquiring a significant holding in the corporation. A corporation may elect not to be governed by Section 203 of the DGCL, but Wesco has not made such an election. Accordingly, Wesco is governed by Section 203.

However, because of when Berkshire acquired its significant holding in Wesco, the three year restriction on certain transactions set forth in that statute does not apply to this merger.

SUBMISSION OF WESCO SHAREHOLDER PROPOSALS

Wesco will hold a 2011 annual meeting of shareholders only if the merger is not completed. If the merger is not completed, set forth below is information relevant to Wesco’s 2011 annual meeting of shareholders.

Under SEC rules, holders of Wesco common stock who wish to make a proposal to be included in Wesco’s proxy statement and proxy for Wesco’s 2011 annual meeting of shareholders (in the event this meeting is held) must cause such proposal to be received by Wesco at its principal executive offices a reasonable time in advance of Wesco mailing its proxy statement. Wesco shareholders submitting proposals for inclusion in the proxy statement and form of proxy must comply with the proxy rules under the Exchange Act.

LEGAL MATTERS

The validity of the Berkshire Class B common stock to be issued in connection with the merger and being offered by this proxy statement/prospectus will be passed upon by Munger Tolles. Certain U.S. Federal income tax consequences of the merger will be passed upon for Berkshire and for Wesco by Munger Tolles, or if Munger Tolles is unable to give the related opinions, such opinions will be given by Skadden Arps.

Ronald L. Olson, a partner of Munger Tolles, is a director of Berkshire. Robert E. Denham, a partner of Munger Tolles, is a director of Wesco. Mr. Olson, Mr. Denham and the other attorneys at Munger Tolles who are representing Berkshire in connection with the merger beneficially own, in the aggregate, approximately 1,270 shares of Wesco common stock, approximately 360 shares of Berkshire Class  A common stock and approximately 27,000 shares of Berkshire Class B common stock.

EXPERTS

The financial statements and the related financial statement schedule, incorporated in this proxy statement/prospectus by reference from Berkshire Hathaway Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of Berkshire Hathaway Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements and the related financial statement schedule, incorporated in this proxy statement/prospectus by reference from Wesco Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of Wesco Financial Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE TO FIND MORE INFORMATION

Berkshire Hathaway Inc.

Berkshire files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Berkshire files at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Berkshire’s SEC filings are also available to the public at the SEC’s website at www.sec.gov or at Berkshire’s website at www.berkshirehathaway.com.

The SEC allows Berkshire to incorporate by reference into this proxy statement/prospectus documents it files with the SEC. This means that Berkshire can disclose important information to you by referring you to those documents. The information filed by Berkshire and incorporated by reference is considered to be a part of this proxy statement/prospectus, and later information that Berkshire files with the SEC will update and supersede that information. Statements contained in this proxy statement/prospectus, or in any document incorporated in this proxy statement/prospectus by reference, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC. Berkshire incorporates by reference the documents listed below and any documents filed by Berkshire pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this proxy statement/prospectus:

Berkshire Filings:	Period/Filing Date:
Annual Report on Form 10-K	For the year ended December 31, 2010
Quarterly Report on Form 10-Q	For the quarter ended March 31, 2011
Current Report on Form 8-K	January 11, 2011, March 17, 2011 and May 4, 2011

Berkshire also incorporates by reference the description of its Class B common stock contained in its registration statement on Form 8-A/A, filed with the SEC on February 1, 2010, and any amendment or report filed with the SEC for the purpose of updating the description.

Wesco Financial Corporation

Wesco files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Wesco files at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Wesco’s SEC filings are also available to the public at the SEC’s website at www.sec.gov or at Wesco’s website at www.wescofinancial.com.

The SEC allows Wesco to incorporate by reference into this proxy statement/prospectus documents it files with the SEC. This means that Wesco can disclose important information to you by referring you to those documents. The information filed by Wesco and incorporated by reference is considered to be a part of this proxy statement/prospectus, and later information that Wesco files with the SEC will update and supersede that information. Statements contained in this proxy statement/prospectus, or in any document incorporated in this proxy statement/prospectus by reference, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC. Wesco incorporates by reference the documents listed below and any documents filed by Wesco pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this proxy statement/prospectus and before the date of the Wesco meeting:

Wesco Filings:	Period/Filing Date:
Annual Report on Form 10-K	For the year ended December 31, 2010
Quarterly Report on Form 10-Q	For the quarter ended March 31, 2011
Current Report on Form 8-K	February 7, 2011 and March 14, 2011

Because the merger is a “going-private” transaction, Wesco, Berkshire, Merger Sub, OBH LLC, Blue Chip and Warren E. Buffett have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the proposed merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The reports, opinions or appraisals referenced in this proxy statement/prospectus and filed as exhibits to the Schedule 13E-3 will also be made available for inspection and copying at the principal executive offices of Wesco during regular business hours by any interested holder of Wesco common stock or any representative who has been so designated in writing.

Annex A-1

AGREEMENT AND PLAN OF MERGER

by and among

BERKSHIRE HATHAWAY INC.

MONTANA ACQUISITIONS, LLC

and

WESCO FINANCIAL CORPORATION

February 4, 2011

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AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 4, 2011, by and among Berkshire Hathaway Inc., a Delaware corporation (“Parent”), Montana Acquisitions, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and Wesco Financial Corporation, a Delaware corporation (the “Company”).

WHEREAS, the parties intend that the Company be merged with and into Merger Sub, with Merger Sub surviving the merger on the terms and conditions set forth in this Agreement (the “Merger”), pursuant to which each share of Common Stock, par value $1.00 per share, of the Company (the “Company Common Stock” and, in the aggregate, the “Shares”) issued and outstanding immediately prior to the Effective Time (as defined in Section 1.2), other than the Shares described in Section 2.1(b) and any Dissenting Shares (as defined in Section 2.1(c)), will be converted into the right to receive, at the election of the holders of Company Common Stock and subject to the terms hereof, shares of Class B Common Stock, $0.0033 par value per share, of Parent (“Parent Class B Stock”), or cash;

WHEREAS, a special committee of independent directors of the Company’s Board of Directors (the “Special Committee”) unanimously has (a) determined that it is fair to and in the best interests of the Company and its stockholders (other than Parent and any of its affiliates) to enter into this Agreement and (b) recommended to the Board of Directors of the Company that it approve and declare advisable this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, following the recommendation of the Special Committee, the Company’s Board of Directors unanimously has (a) determined that it is fair to and in the best interests of the Company and its stockholders (other than Parent and any of its affiliates) to enter into this Agreement and declared it advisable, (b) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (c) resolved to recommend adoption of this Agreement by the stockholders of the Company;

WHEREAS, the Board of Directors of Parent and the sole member of Merger Sub have approved this Agreement and determined that it is advisable and in the best interests of Parent and Merger Sub, respectively, to enter into this Agreement;

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the other transactions contemplated hereby; and

WHEREAS, for United States Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and a complete liquidation of the Company under the provisions of Section 332 of the Code, and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 of the Code and a plan of liquidation within the meaning of Section 332 of the Code.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. Subject to the terms and conditions of this Agreement and the provisions of the Delaware General Corporation Law (the “DGCL”) and the Delaware Limited Liability Company Act (the “DLLCA”), at the Effective Time, the Company and Merger Sub shall consummate the Merger pursuant to

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which (a) the Company shall be merged with and into Merger Sub and the separate corporate existence of the Company shall thereupon cease, (b) Merger Sub shall be the surviving entity in the Merger (the “Surviving Entity”) under the name “Wesco Financial, LLC” and shall continue to be governed by the laws of the State of Delaware, and (c) the separate existence of Merger Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. After the Effective Time, (x) the certificate of formation of Merger Sub shall be amended as desired by Parent and as so amended shall become the certificate of formation of the Surviving Entity, until thereafter amended, and (y) the operating agreement of Merger Sub shall be amended as desired by Parent and as so amended shall become the operating agreement of the Surviving Entity, until thereafter amended. The Merger shall have the effects set forth in the DGCL and the DLLCA.

Section 1.2 Effective Time. Parent, Merger Sub, and the Company shall cause an appropriate Certificate of Merger (the “Certificate of Merger”) to be executed and filed on the Closing Date (as defined in Section 1.3) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) as provided in the DGCL and DLLCA. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Delaware Secretary of State or such later time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the “Effective Time.”

Section 1.3 Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., on a date to be specified by the parties, which shall be as soon as practicable, but in no event later than the second business day, after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the “Closing Date”), at, or directed from, the offices of Munger, Tolles & Olson LLP, 355 South Grand Avenue, Los Angeles, California 90071, unless another date or place is agreed to in writing by the parties hereto.

Section 1.4 Officers of the Surviving Entity. The officers of the Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Entity until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Entity’s certificate of formation and operating agreement.

ARTICLE II

CONVERSION OF SECURITIES

Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a) Conversion of Company Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares (each as defined below)) shall be converted into and shall thereafter represent the right to receive the Merger Consideration (as defined below) in either cash or Parent Class B Common Stock, at the election of the holder of Company Common Stock as set forth below:

(i) Cash Election Shares. Each share of Company Common Stock with respect to which the holder has elected to receive cash shall receive an amount in cash equal to the Merger Consideration, without interest.

(ii) Stock Election Shares. Each share of Company Common Stock with respect to which the holder has elected to receive stock shall be converted into the right to receive the number of shares of Parent Class B Stock equal to the Class B Exchange Ratio (as defined below); provided that if after applying this calculation to the shares of Company Common Stock with respect to which such holder has elected to receive stock, that holder would become entitled to receive a fraction of a share of Parent Class B Stock, in lieu of receiving such fractional share, the holder shall have the right to receive a cash payment equal to the product of (x) such fraction and (y) the Average Parent Class B Stock Price (as defined below).

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(iii) No Election Shares. Each share of Company Common Stock for which no valid election to receive cash or stock has been made (a “No Election Share”) shall be converted into the right to receive the Merger Consideration in cash, without interest.

(b) Parent or Company Owned Shares. Each share of Company Common Stock owned by Parent or the Company or their respective direct or indirect wholly owned subsidiaries (“Excluded Shares”), in each case immediately prior to the Effective Time, shall be canceled without any conversion thereof, and no Merger Consideration shall be paid with respect thereto.

(c) Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, if and to the extent required by the DGCL, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Company Common Stock who have properly exercised appraisal rights with respect thereto (the “Dissenting Shares” and, each such share, a “Dissenting Share”) in accordance with Section 262 of the DGCL, shall not be exchangeable for the right to receive the Merger Consideration, and holders of such Dissenting Shares shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, each such Dissenting Share shall thereupon be treated as if it had been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration in cash, without interest. Notwithstanding anything to the contrary contained in this Section 2.1(c), if this Agreement is terminated prior to the Effective Time, then the right of any stockholder to be paid the fair value of such stockholder’s Dissenting Shares pursuant to Section 262 of the DGCL shall cease. The Company shall give Parent (i) prompt notice of any written demands received by the Company for appraisal of Dissenting Shares, withdrawals of such demands and any other instruments served pursuant to the DGCL which are received by the Company relating to such holder’s rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demand for appraisal or offer to settle or settle any such demands.

(d) Merger Sub Membership Interests. Each membership interest in Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time as the membership interests of the Surviving Entity in the Merger.

(e) Adjustments. If after the date hereof and prior to the Effective Time, (i) the Company, subject to Section 5.1(a), pays a dividend in, splits, combines into a smaller number of shares, or issues by reclassification any shares of Company Common Stock (or undertakes any similar act) or (ii) Parent pays a dividend in, splits, combines into a smaller number of shares, or issues by reclassification any shares of Parent Class B Stock (or undertakes any similar act); then the Merger Consideration, the Class B Exchange Ratio, and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide to the holders of the Company Common Stock the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted shall, from and after the date of such event, be the Merger Consideration, the Class B Exchange Ratio, or other dependent item, as applicable, subject to further adjustment in accordance with this provision.

(f) Certificates. From and after the Effective Time, the Company Common Stock converted into Merger Consideration pursuant to this Section 2.1 shall no longer remain outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate previously representing any such Company Common Stock or holding former shares of Company Common Stock in non-certificated book-entry form (either case being referred to herein, as a “Certificate”) shall thereafter cease to have any rights with respect to such Company Common Stock except the right to receive (i) the Merger Consideration, (ii) any dividends and other distributions in accordance with Section 2.2(g), and (iii) any declared dividends and other distributions in respect of the Company Common Stock for which there has been an adjustment to the Aggregate Merger Consideration

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under Section 2.3(a); provided, however, that with respect to dividends and other distributions with a record date after the Effective Time, the holders of Certificates shall not have the right to receive any such dividends or distributions and there shall be no adjustments to the Aggregate Merger Consideration under Section 2.3(a).

Section 2.2 Elections and Exchange of Certificates.

(a) Exchange Agent. Prior to the Mailing Date, Parent shall appoint an exchange agent reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of exchanging Certificates for Merger Consideration. Not less than thirty (30) days prior to the anticipated Effective Time (the “Mailing Date”), Parent will send, or will cause the Exchange Agent to send, to each holder of record of shares of Company Common Stock as of five (5) business days prior to the Mailing Date, an election form in such form as Parent shall specify (the “Election Form”). As soon as reasonably practicable after the Effective Time, but in no event more than three (3) business days following the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of record of shares of Company Common Stock as of the Effective Time (and, to the extent commercially practicable, to make available for collection by hand if so elected by such holder of record), whose shares of Company Common Stock were converted into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) to the Exchange Agent) in such form as the Company and Parent may reasonably agree, including instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) to the Exchange Agent in exchange for the Merger Consideration.

(b) Choice of Election. Each Election Form shall permit the holder (or the beneficial owner through customary documentation and instructions) to specify (i) the number of shares of such holder’s Company Common Stock with respect to which such holder elects to receive stock, (ii) the number of shares of such holder’s Company Common Stock with respect to which such holder elects to receive cash or (iii) that such holder makes no election with respect to such holder’s Company Common Stock. Any shares of Company Common Stock with respect to which the Exchange Agent does not receive a properly completed Election Form during the period from the Mailing Date to 5:00 p.m., New York time, on the second business day prior to the Special Meeting (the “Election Deadline”) shall be deemed to be No Election Shares. If the Special Meeting is postponed or adjourned to a later date, the Election Deadline shall be similarly delayed to a subsequent date, and Parent shall promptly announce any such delay and, when determined, the rescheduled Election Deadline. Any election made pursuant to this Section 2.2(b) shall have been properly made only if the Exchange Agent shall have received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting the form, by written notice received by the Exchange Agent prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline and no subsequent election is properly made prior to the Election Deadline, the shares of Company Common Stock represented by such Election Form shall be deemed No Election Shares. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. None of Parent, Merger Sub or the Company or the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form. The Election Form shall indicate in a clear and unambiguous manner that a stockholder’s failure to make a proper election prior to the Election Deadline will result in such stockholder receiving Merger Consideration in cash, and shall provide stockholders with a toll-free number to contact the Exchange Agent with any questions concerning making an election.

(c) Deposit. When and as needed, Parent shall cause to be deposited with the Exchange Agent, in trust for the benefit of the holders of shares of the Company Common Stock, shares of Parent Class B Stock and an amount of cash in U.S. dollars sufficient to be issued and paid pursuant to Section 2.1, payable upon due surrender of the Certificates (or effective affidavits of loss in lieu thereof) pursuant to the provisions of this Article II. Following the Effective Time, Parent agrees to make available to the Exchange Agent, when and as

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needed, cash in U.S. dollars sufficient to pay any dividends and other distributions pursuant to Section 2.2(g). All cash and book-entry shares representing shares of Parent Class B Stock deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund.” The Exchange Agent shall, pursuant to irrevocable instructions, deliver the appropriate Merger Consideration out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent; provided that no such investment or losses thereon shall affect the Merger Consideration payable to holders of shares of Company Common Stock entitled to receive such consideration or cash in lieu of fractional interests and Parent shall promptly cause to be provided additional funds to the Exchange Agent for the benefit of holders of shares of Company Common Stock entitled to receive such consideration in the amount of any such losses. Any interest and other income resulting from such investments shall be the property of, and paid to, Parent.

(d) Exchange. Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Certificate (or effective affidavits of loss in lieu thereof), together with a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, will be entitled to receive in exchange therefor (i) the number of shares of Parent Class B Stock representing, in the aggregate, the whole number of shares of Parent Class B Stock, if any, that such holder has the right to receive, and/or (ii) a check in the amount, if any, that such holder has the right to receive in cash, including cash payable in lieu of fractional shares pursuant to Section 2.1(a)(ii) as well as any dividends and other distributions payable pursuant to Section 2.2(g) (subject to Section 2.2(h)), pursuant to the provisions of this Article II. Following the Effective Time, the Merger Consideration shall be paid as promptly as practicable (by mail or, to the extent commercially practicable, made available for collection by hand if so elected by the surrendering holder of a Certificate) after receipt by the Exchange Agent of the Certificate and letter of transmittal in accordance with the foregoing. No interest shall be paid or accrued on any Merger Consideration, cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates.

(e) Other Payees. If any cash payment is to be made to a person other than the person in whose name the applicable surrendered Certificate is registered, it shall be a condition of such payment that the person requesting such payment shall pay any transfer or other similar Taxes (as defined below) required by reason of the making of such cash payment to a person other than the registered holder of the surrendered Certificate or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable. If any portion of the Merger Consideration is to be registered in the name of a person other than the person in whose name the applicable surrendered Certificate is registered, it shall be a condition to the registration thereof that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such delivery of the Merger Consideration shall pay to the Exchange Agent any transfer or other similar Taxes required as a result of such registration in the name of a person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable. As used in this Agreement, “Taxes” shall mean all taxes of any kind, including those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign.

(f) No Further Transfers. After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. From and after the Effective Time, the holders of Certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided in this Agreement or by applicable laws. If, after the Effective Time, Certificates are presented to the Exchange Agent or Parent, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth in this Article II.

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(g) Dividends and Distributions. No dividends or other distributions with respect to Parent Class B Stock issued in the Merger shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Section 2.2 or, in the case of any lost, stolen or destroyed Certificates, until the requirements of Section 2.2(i) shall have been satisfied with respect to such lost, stolen or destroyed Certificates. Following such surrender, subject to the effect of escheat, Tax or other applicable laws, there shall be paid, without interest, to the record holder of the Parent Class B Stock, if any, issued in exchange therefor at the time of such surrender, all dividends and other distributions, if any, payable in respect of any such shares of Parent Class B Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid.

(h) Withholding Taxes. Parent, the Surviving Entity and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Shares pursuant to the Merger such amounts as Parent, the Surviving Entity or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent amounts are so withheld by Parent, the Surviving Entity or the Exchange Agent, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which the deduction and withholding was made.

(i) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of the Company Common Stock represented by such Certificates as contemplated by this Article II.

(j) Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the holders of shares of Company Common Stock one (1) year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged his or her shares of Company Common Stock for the Merger Consideration in accordance with this Article II prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration in respect of such holder’s shares of Company Common Stock. Notwithstanding the foregoing, none of Parent, Merger Sub, the Surviving Entity or the Company shall be liable to any holder of shares of Company Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property laws. Any Merger Consideration remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by applicable laws, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

Section 2.3 Certain Definitions. As used in this Agreement, the following terms shall have the meanings specified below:

(a) “Aggregate Merger Consideration” shall mean the Total Shareholders Equity, plus the Estimated Earnings Value, plus (or minus, if negative) the Change in Appreciation, minus the amount of cash dividends that have been declared, whether or not paid, with a record date from and after February 4, 2011 through and including the anticipated Effective Time, and minus a good faith estimate of the sum of (i) the fees and expenses of the advisors to the Special Committee and of the legal counsel to the Company, and (ii) the Company’s share of the expenses referred to in clauses (i) and (ii) of Section 7.3, in each case incurred or to be incurred by the Company subsequent to December 31, 2010 in connection with the transactions contemplated by this Agreement that are not reflected in Total Shareholders’ Equity.

(b) “Average Parent Class B Stock Price” means the average VWAP price per share, rounded to four decimals, of the Parent Class B Stock, for the period of twenty (20) consecutive trading days ending on the

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second full trading day prior to the date of the Special Meeting. If the Special Meeting is postponed or adjourned to a later date, the calculation of the Average Parent Class B Stock Price shall be similarly adjusted to reflect the rescheduled Special Meeting.

(c) “Change in Appreciation” shall mean the sum of (i) the positive or negative difference obtained by subtracting (x) $421,951,783 (i.e., the agreed upon unrealized appreciation of the Portfolio, after taxes, on January 31, 2011) from (y) the unrealized appreciation or loss of the Portfolio, after taxes or tax benefits, as of the close of business on the Determination Date, plus (ii) any actual gains, after taxes, realized with respect to the Portfolio after January 31, 2011 but on or before the Determination Date, and minus (iii) any actual losses and any other than temporary impairment charges (but only to the extent that such impairment charges are also taken by Parent and its Non-Wesco Subsidiaries with respect to the same securities, if any, in their portfolio), in each case, after tax benefits, realized with respect to the Portfolio after January 31, 2011 but on or before the Determination Date. For purposes of this calculation: (1) the fair values of the shares of 10% cumulative preferred stock of The Goldman Sachs Group, Inc. (“Goldman”), the 5% senior notes due 2014 of Wm. Wrigley, Jr. Company and the various government agency obligations in the Portfolio will be calculated as of December 31, 2010 and such amounts, which were used for purposes of calculating the unrealized appreciation in clause (i)(x) above, will also be used for purposes of calculating the unrealized appreciation in clause (i)(y) above, except to the extent any actual gains or losses (after taxes or tax benefits) are realized from such securities prior to the Determination Date; (2) the fair value with respect to the warrant held in the Portfolio to purchase shares of common stock of Goldman for purposes of calculating the unrealized appreciation in clause (i)(y) above shall be calculated on the Determination Date as the positive difference, if any, between the VWAP price per share of Goldman common stock for the period of twenty (20) consecutive trading days ending on the Determination Date and $115.00, multiplied by the number of shares that may be purchased under the Goldman warrant; (3) in determining the fair value for any security in the Portfolio for which a VWAP is available, except to the extent any actual gains or losses (after taxes or tax benefits) are realized with respect to such security prior to the Determination Date, such security shall be valued on the Determination Date using the average VWAP price for the period of twenty (20) consecutive trading days ending on the Determination Date (or for any security purchased after January 31, 2011 and held for less than twenty (20) consecutive trading days prior to the Determination Date, such lesser number of consecutive trading days as such security was part of the Portfolio); and (4) in determining the fair value for any security in the Portfolio for which a VWAP is not available and which is not otherwise specifically mentioned above, except to the extent any actual gains or losses (after taxes or tax benefits) are realized with respect to such security prior to the Determination Date, the Board of Directors of the Company shall make a good faith determination of the fair value of such security as of the Determination Date. Except as specifically set forth above, all calculations shall be made in accordance with GAAP in a manner consistent with the Company’s past practice.

(d) “Class B Exchange Ratio” shall mean the quotient obtained by dividing the Merger Consideration by the Average Parent Class B Stock Price and rounding to four decimals.

(e) “Determination Date” shall mean the second full trading day prior to the date of the Special Meeting. If the Special Meeting is postponed or adjourned to a later date, the Determination Date shall be similarly adjusted to reflect the rescheduled Special Meeting.

(f) “Estimated Earnings Value” shall mean $7,026,611 per month from and after February 1, 2011 through and including the anticipated Effective Time, prorated on a daily basis for any partial month (i.e., with such amount based on the Company’s average monthly net income less net realized investment gains for 2010).

(g) “Merger Consideration” shall mean the quotient obtained by dividing the Aggregate Merger Consideration by the Outstanding Company Shares, and rounding to the nearest cent.

(h) “Outstanding Company Shares” shall mean the total number of shares of Company Common Stock outstanding as of the date of this Agreement, which is 7,119,807.

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(i) “Portfolio” shall mean the securities owned by the Company and its subsidiaries at any given time, but not any cash or cash equivalents.

(j) “Total Shareholders’ Equity” shall mean $2,752,172,087 (i.e., the Company’s shareholders’ equity as of January 31, 2011, estimated for purposes of this Agreement).

(k) “VWAP” per share of any security on any trading day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on the Bloomberg (or, if the Bloomberg ceases to publish such price, any successor service reasonably chosen by Parent) page “the trading symbol of such security<Equity>VWAP” (or the equivalent successor if such page is not available), in respect of the period from the open of trading on the relevant trading day until the close of trading on such trading day (or if such volume-weighted average price is unavailable, the market price of one share of such security on such trading day determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with Parent or the Company) retained for this purpose by Parent and reasonably agreed to by the Company (acting through the Special Committee)).

Section 2.4 Determination of Merger Consideration.

(a) The Merger Consideration will be determined by the Parent as provided in Section 2.3 hereof and reasonably agreed to by the Company (acting through the Special Committee), and shall be made publicly available through the filing of a Form 8-K by the Company with the SEC by no later than 9:30 a.m. Eastern Time on the first business day following the Determination Date.

(b) From the date of this Agreement through the Determination Date, Parent shall, and shall cause its affiliates, as applicable, to (i) manage the Portfolio in the usual, regular and ordinary course consistent with past practice and (ii) refrain from taking any actions, directly or indirectly, with respect to the Portfolio intended to adversely affect the Change in Appreciation for the sole purpose of reducing the amount of the Merger Consideration; provided, however, that the restriction contained in this Section 2.4(b) shall not apply to any actions taken, directly or indirectly, with respect to any securities in the Portfolio so long such actions are consistent with actions taken by Parent or its Non-Wesco Subsidiaries (as defined below) with respect to the same securities in their portfolios.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Documents (as defined below) filed with the SEC and publicly available prior to the date of this Agreement, the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1 Corporate Organization. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except (other than with respect to the Company’s due organization, valid existence and good standing) as would not have a Material Adverse Effect (as defined below) on the Company (a “Company Material Adverse Effect”). Each of the Company and its subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, individually or when aggregated with all other such failures, a Company Material Adverse Effect. The copies of the Certificate of Incorporation and Bylaws of the Company (the “Company Charter” and “Company Bylaws”), as most recently filed with the Company’s SEC Documents (as defined below), are true, complete and correct copies of such documents as in

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effect as of the date of this Agreement. As used in this Agreement, the term “Material Adverse Effect” means, with respect to the Company, on the one hand, or Parent, on the other hand, a material adverse effect on (i) the ability of the Company, on the one hand, or Parent and Merger Sub, on the other hand, to consummate the Merger, or (ii) the business, results of operations or financial condition of such party and its subsidiaries, taken as a whole, except to the extent such material adverse effect under this clause (ii) results from (A) any changes in general United States or global economic conditions, (B) any changes in conditions generally affecting any of the industries in which such party and its subsidiaries operate, except to the extent such changes in conditions have a disproportionate effect on such party or its subsidiaries, taken as a whole, relative to others in such industries, (C) in the case of the Company only, any action required to be taken by the Company pursuant to this Agreement or taken by the Company at the written request of Parent, (D) any decline in the market price of the common stock of such party, (E) regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction, except to the extent such conditions have a disproportionate effect on such party and its subsidiaries, taken as a whole, relative to others in the industries in which such party and any of its subsidiaries operate, (F) any failure, in and of itself, by such party to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be a Material Adverse Effect), (G) the execution and delivery of this Agreement or the public announcement or pendency of the Merger or any of the other transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of such party or any of its subsidiaries with employees, labor unions, customers, suppliers or partners, (H) any change in applicable law, regulation or generally accepted accounting principles as adopted in the United States (“GAAP”) (or authoritative interpretations thereof), (I) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, except to the extent such conditions or events have a disproportionate effect on such party and its subsidiaries, taken as a whole, relative to others in the industries in which such party and any of its subsidiaries operate or (J) any hurricane, tornado, flood, earthquake or other natural disaster, except to the extent such events have a disproportionate effect on such party and its subsidiaries, taken as a whole, relative to others in the industries in which such party and any of its subsidiaries operate. As used in this Agreement, the word “subsidiary” when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, (x) of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries, or (y) that would be required to be consolidated in such party’s financial statements under GAAP.

Section 3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 7,500,000 shares of Company Common Stock, par value $1.00 per share. As of the close of business on February 4, 2011, there were 7,119,807 shares of Company Common Stock issued and outstanding. Except as set forth above, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Company Stock have been duly authorized and validly issued and are or will be fully paid, nonassessable and free of preemptive rights. As of the date hereof, there are not, and as of the Effective Time there will not be, any outstanding securities, options, warrants, calls, rights, commitments, agreements, derivative contracts, forward sale contracts or undertakings of any kind to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any subsidiary of the Company or obligating the Company or any subsidiary of the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking, or obligating the Company to

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make any payment based on or resulting from the value or price of the Company Common Stock or of any such security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries.

(b) The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of its subsidiaries, free and clear of any liens, charges, encumbrances, adverse rights or claims and security interests whatsoever (“Liens”), and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

Section 3.3 Authority.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to obtaining the affirmative vote of holders of a majority of the outstanding Company Common Stock in favor of the adoption of this Agreement (the “Company Stockholder Approval”). The Company Stockholder Approval is the only vote of the holders of any class or series of the Company’s securities necessary under applicable law, rule or regulation, or under the Company Charter and Company Bylaws, to approve this Agreement, the Merger and the other transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by its Board of Directors and, except for obtaining the Company Stockholder Approval, no other corporate action on the part of the Company is necessary under applicable law, rule or regulation, or under the Company Charter and Company Bylaws, to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by the other parties thereto, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity.

(b) The Board of Directors of the Company has approved and taken all corporate action required to be taken by the Board of Directors for the consummation by the Company of the transactions contemplated by this Agreement.

Section 3.4 Consents and Approvals; No Violations.

(a) Except for (i) the filing with the SEC of the proxy statement relating to the Special Meeting (as defined below) (as amended or supplemented from time to time, the “Proxy Statement”), the Form S-4 (as defined below) and the Schedule 13E-3 (as defined below), (ii) the filing of the Certificate of Merger with the Delaware Secretary of State pursuant to the DGCL and the DLLCA, (iii) the Company Stockholder Approval, (iv) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, (A) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) the Securities Act of 1933, as amended (the “Securities Act”), and (C) the rules and regulations of the NYSE Amex, and (v) any notice filings that may be required to be made with the Nebraska Department of Insurance and the Kansas Insurance Department, no consents or approvals of, or filings, declarations or registrations with, any federal, state or local court, administrative or regulatory agency or commission or other governmental authority or instrumentality, domestic or foreign (each a “Governmental Entity”), are necessary for the consummation by the Company of the transactions contemplated hereby, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(b) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Company Charter or Company Bylaws or any of the similar organizational documents of any of its subsidiaries or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4(a) and the Company Stockholder Approval are duly obtained in accordance with the DGCL, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii) above, for such violations, conflicts, breaches, defaults, losses, terminations of rights thereof, accelerations or Lien creations which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.5 SEC Documents; Undisclosed Liabilities. The Company has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the U.S. Securities and Exchange Commission (“SEC”) since December 31, 2009 (collectively, and in each case including all exhibits, schedules and amendments thereto and documents incorporated by reference therein, the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Documents (the “SEC Financial Statements”) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Since December 31, 2009, neither the Company nor any of its subsidiaries, has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required, if known, to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP except (i) as and to the extent set forth on the audited balance sheet of the Company and its subsidiaries as of December 31, 2009 (including the notes thereto) included in the SEC Documents, (ii) as incurred in connection with the transactions contemplated by this Agreement, (iii) as incurred after December 31, 2009 in the ordinary course of business and consistent with past practice, (iv) as described in the SEC Documents filed since December 31, 2009 (such SEC Documents, excluding any exhibits thereto or documents incorporated by reference therein, the “Recent SEC Documents”), or (v) as would not, individually or in the aggregate, have a Company Material Adverse Effect. If, at any time prior to the Effective Time, the Company shall obtain knowledge of any material facts that would require supplementing or amending any of the foregoing documents in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to comply with applicable laws, such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The management of the Company has (i) designed disclosure controls and procedures, or caused such disclosure controls to be designed under its supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the management

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of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation of internal controls over financial reporting, to the Company’s auditors and the audit committee of the Company’s Board of Directors (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

Section 3.6 Broker’s Fees. Except for the engagement of Greenhill & Co., LLC, as financial advisor to the Special Committee (the “Financial Advisor”), and the fees and expenses associated therewith, neither the Company nor any subsidiary of the Company nor any of their respective officers or directors on behalf of the Company or such subsidiaries has employed any financial advisor, broker or finder or incurred any liability for any financial advisory fee, broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated hereby.

Section 3.7 Absence of Certain Changes or Events. Except as set forth in the Recent SEC Documents filed prior to the date hereof, since December 31, 2009, the Company and its subsidiaries have conducted their businesses in all material respects only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been any event that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Except as set forth in the Recent SEC Documents, since December 31, 2009 through the date of this Agreement, neither the Company nor any of its subsidiaries has taken any action that would have constituted a breach of Section 5.1(a), (b), (e), (f) or (g) (but, in the case of (g), only as it relates to the actions set forth in Section 5.1 (a), (b), (e) or (f)), and the covenants therein applied since December 31, 2009.

Section 3.8 Legal Proceedings.

(a) Except as set forth in the Recent SEC Documents and except with respect to any matters contemplated by Section 5.7(c), there is no action, suit or proceeding, claim, arbitration or investigation pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries is a party to any action, suit or proceeding, arbitration or investigation, in each case which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

(b) Except as disclosed in the Recent SEC Documents, there is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any of its subsidiaries or the assets of the Company or any of its subsidiaries which, individually or when aggregated with all other such injunctions, orders, judgments, decrees and restrictions, would reasonably be expected to have a Company Material Adverse Effect.

Section 3.9 Compliance with Applicable Law. Except as disclosed in the Recent SEC Documents, (a) the Company and each of its subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses as presently conducted and are in compliance with the terms thereof, except where the failure to hold such license, franchise, permit or authorization or such noncompliance would not, individually or when aggregated with all other such failures or noncompliance, reasonably be expected to have a Company Material Adverse Effect, and (b) neither the Company nor any of its subsidiaries knows of, or has received notice of, any material violations of any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its subsidiaries, which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

Section 3.10 Company Information. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Stock in the Merger (as amended or supplemented from time to

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time, the “Form S-4”) and the Rule 13e-3 transaction statement on Schedule 13E-3 (as amended or supplemented from time to time, the “Schedule 13E-3”) filed with the SEC by Parent and the Company will, at the time the Form S-4 and the Schedule 13E-3 are filed with the SEC, and at any time it is amended or supplemented or at the time they become effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date it or any amendment or supplement is mailed to holders of the shares of Company Common Stock and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Company to such portions thereof that relate expressly to Parent, Merger Sub or any of their Non-Wesco Subsidiaries or to statements made therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein). The Proxy Statement and the Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Agreement, “Non-Wesco Subsidiaries” shall mean all subsidiaries of Parent other than the Company and subsidiaries of the Company.

Section 3.11 Special Committee and Board of Directors Recommendations. The Special Committee, at a meeting duly called and held, unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and its stockholders (other than Parent and any of its affiliates), and (ii) recommended to the Board of Directors of the Company that it approve and declare advisable this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and conditions contained herein (the “Special Committee Recommendation”). The Board of Directors of the Company, at a meeting duly called and held, unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and conditions contained herein, are fair to and in the best interests of the Company and its stockholders (other than Parent and any of its affiliates), (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved, subject to Section 5.2 hereof, to recommend that the stockholders of the Company adopt this Agreement and that such matter be submitted for consideration at the Special Meeting (as defined below) (the “Board of Directors Recommendation”).

Section 3.12 Opinion of Financial Advisor. The Financial Advisor has delivered to the Special Committee and the Company’s Board of Directors its opinion (in writing or to be confirmed in writing), dated the date hereof, to the effect that, as of the date hereof and based on and subject to the limitations and assumptions set forth therein, the consideration (whether in cash or shares of Parent Class B Stock) to be received by the holders of the Shares (other than Parent and any of its affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.1 Corporate Organization. Parent is a corporation and Merger Sub is a limited liability company, and each is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate or limited liability company power and authority, as applicable, to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except for such failure regarding corporate or limited liability company power and authority as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined below).

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Section 4.2 Authority. Each of Parent and Merger Sub has all necessary corporate or limited liability company power and authority, as applicable, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by its Board of Directors. The execution, delivery and performance by Merger Sub of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by Blue Chip Stamps, a California corporation and an indirect wholly owned subsidiary of Parent and the sole member of Merger Sub (“Blue Chip”). No other corporate or limited liability company action, as applicable, on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation by them of the Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub, and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except that such enforceability may be limited by (a) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally or (b) general principles of equity.

Section 4.3 Capitalization. The authorized capital stock of Parent consists of 1,650,000 shares of Class A Common Stock, par value $5.00, of Parent (“Parent Class A Stock”), 3,225,000,000 shares of Parent Class B Stock, and 1,000,000 shares of preferred stock, no par value per share (“Parent Preferred Stock”). As of the close of business on January 31, 2011, there were (i) 944,251 shares of Parent Class A Stock, 1,055,925,267 shares of Parent Class B Stock, and no shares of Parent Preferred Stock issued and outstanding and (ii) 13,779,058 shares of Parent Class B Stock issuable upon the exercise of outstanding stock options or vesting of restricted share units to acquire shares of Parent Class B Stock (whether or not presently exercisable) (“Parent Stock Options”). Except as set forth above, and for shares of Parent Class B Stock reserved for issuance upon conversion of Parent Class A Stock or under Parent equity plans, no shares of capital stock or other equity securities of Parent are issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Parent Class A Stock and Parent Class B Stock have been, and any shares of Parent Class A Stock and Parent Class B Stock issued upon the exercise of options to acquire Parent Class A Stock and Parent Class B Stock will be, duly authorized and validly issued and are or will be fully paid, nonassessable and free of preemptive rights. Except as set forth above, as of the date hereof, there are not, and as of the Effective Time there will not be, any outstanding securities, options, warrants, calls, rights, commitments, agreements, derivative contracts, forward sale contracts or undertakings of any kind to which Parent is a party, or by which Parent is bound, obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking, or obligating Parent to make any payment based on or resulting from the value or price of the Parent Stock or of any such security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking.

Section 4.4 Consents and Approvals; No Violation.

(a) Except for (i) the filing with the SEC of the preliminary proxy statement, the Proxy Statement, the Form S-4, and the Schedule 13E-3, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State pursuant to the DGCL and the DLLCA, and (iii) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, (A) the Exchange Act, (B) the Securities Act and (C) the rules and regulations of the New York Stock Exchange (the “NYSE”), no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the consummation by Parent and Merger Sub of the transactions contemplated hereby, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent (a “Parent Material Adverse Effect”).

(b) Neither the execution and delivery of this Agreement by Parent or Merger Sub, nor the consummation by Parent or Merger Sub of the transactions contemplated hereby, nor compliance by Parent or

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Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Restated Certificate of Incorporation or Bylaws of Parent or the certificate of formation or operating agreement of Merger Sub or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.4(a) are obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent, Merger Sub or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or Merger Sub is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii) above, for such violations, conflicts, breaches, defaults, losses, terminations of rights thereof, accelerations or Lien creations which (1) individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, or (2) relate to the Company or any of its subsidiaries (for which no representation or warranty under this Section 4.4 is given).

Section 4.5 SEC Documents; Undisclosed Liabilities. Parent has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC (collectively, and in each case including all exhibits, schedules and amendments thereto and documents incorporated by reference therein, the “Parent SEC Documents”) since December 31, 2009. As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents (the “Parent SEC Financial Statements”) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Since December 31, 2009, neither Parent nor any of its Non-Wesco Subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required, if known, to be reflected or reserved against on a consolidated balance sheet of Parent prepared in accordance with GAAP except (i) as and to the extent set forth on the audited balance sheet of Parent and its subsidiaries as of December 31, 2009 (including the notes thereto) included in the Parent SEC Documents, (ii) as incurred in connection with the transactions contemplated by this Agreement, (iii) as incurred after December 31, 2009 in the ordinary course of business and consistent with past practice, (iv) as described in the Parent SEC Documents filed since December 31, 2009 (such SEC Documents, excluding any exhibits thereto or documents incorporated by reference therein, the “Parent Recent SEC Documents”), or (v) as would not, individually or in the aggregate, have a Parent Material Adverse Effect. If, at any time prior to the Effective Time, Parent shall obtain knowledge of any material facts that would require supplementing or amending any of the foregoing documents in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to comply with applicable laws, such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent.

Section 4.6 Absence of Certain Changes or Events. Except as set forth in the Parent Recent SEC Documents filed prior to the date hereof, since December 31, 2009, there has not been any event that, individually or in the aggregate, has had or would reasonably be expected to have in the future a Parent Material Adverse Effect.

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Section 4.7 Broker’s Fees. Neither Parent nor any of its officers or directors, nor Merger Sub nor any of its officers, on behalf of Parent or Merger Sub, has employed any financial advisor, broker or finder in a manner that would result in any liability of the Company for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated hereby or that would result in any reduction of the consideration payable to the stockholders of the Company.

Section 4.8 Merger Sub’s Operation. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby. All of the issued and outstanding membership interests of Merger Sub have been validly issued, are fully paid and nonassessable and are owned as of the date hereof, and will be owned, as of the Closing Date, either directly or indirectly, by Parent, free and clear of any Liens.

Section 4.9 Parent or Merger Sub Information. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in (i) the Form S-4 and the Schedule 13E-3 will, at the time the Form S-4 and the Schedule 13E-3 are filed with the SEC, and at any time they are amended or supplemented or at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date it or any amendment or supplement is mailed to holders of the shares of Company Common Stock and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Schedule 13E-3 will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, respectively, and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Form S-4 and the Schedule 13E-3.

Section 4.10 Financing. Parent and Merger Sub collectively have and will have at the Effective Time sufficient funds to pay the cash portion of the Merger Consideration for all outstanding shares of Company Common Stock converted into cash pursuant to the Merger, to perform Parent’s and Merger Sub’s obligations under this Agreement and to pay all fees and expenses related to the transactions contemplated by this Agreement payable by them.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Businesses Prior to the Effective Time. Except as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, unless Parent otherwise agrees in writing, the Company shall, and shall cause its subsidiaries to, in all material respects, conduct its business in the usual, regular and ordinary course consistent with past practice and use all reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees. Without limiting the generality of the foregoing, and except as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Parent in each instance:

(a) (i) issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of its capital stock or any securities

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or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, option, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company or any of its subsidiaries, or (B) any other securities in respect of, in lieu of, or in substitution for, any shares of capital stock of the Company or any of its subsidiaries outstanding on the date hereof; (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of the outstanding shares of capital stock of the Company or any of its subsidiaries; or (iii) split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution, in respect of any shares of its capital stock or otherwise make any payments to its stockholders in their capacity as such, other than the Company’s ordinary course quarterly dividends to holders of Company Common Stock in a per share amount no greater than the Company’s most recently declared dividend in the amount of $0.42 per share that it declared on December 1, 2010 to holders of Company Common Stock at the close of business on February 3, 2011;

(b) engage in any borrowing transaction, or, other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any person other than the Company or its direct or indirect wholly owned subsidiaries, except pursuant to the existing revolving credit facility used in the Company’s CORT furniture rental business;

(c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a direct or indirect wholly owned subsidiary of the Company, or cancel, release or assign to any such person any indebtedness or any claims related thereto, except, in each case, in the ordinary course of business consistent with past practice; provided in no event may the Company sell, transfer, mortgage, encumber or otherwise dispose of any of the securities in the Portfolio;

(d) make any acquisition or investment in a business either by purchase of stock or securities, merger or consolidation, contributions to capital, loans, advances, property transfers, or, other than in the ordinary course of business, purchases of any property or assets of any other individual, corporation or other entity other than a direct or indirect wholly owned subsidiary of the Company;

(e) make any material modifications to any employee benefit plans, employment or compensation arrangements, except as required by applicable law;

(f) amend its charter, bylaws, or similar organizational documents; or

(g) make any commitment to take any of the actions prohibited by this Section 5.1.

Section 5.2 No Change in Recommendation.

(a) The Board of Directors of the Company (and any committee thereof) shall not withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the Board of Directors Recommendation, except to the extent the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that such action is necessary in order for the directors to comply with their fiduciary duties to the Company’s stockholders under applicable law (a “Change in Recommendation”); provided, that the Company has provided to Parent two (2) business days’ prior written notice advising Parent that it intends to take such action and specifying, in reasonable detail, the reasons for such Change in Recommendation.

(b) Nothing contained in this Section 5.2 or Section 5.4 shall prohibit the Company from taking and disclosing to its stockholders a position complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act; provided, however, if the taking or disclosing of such position would constitute a withdrawal or

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modification, in a manner adverse to Parent, of the Board of Directors Recommendation, then the taking or disclosing of such position shall be a Change in Recommendation for all purposes under this Agreement.

Section 5.3 Preparation of Form S-4, Schedule 13E-3 and Proxy Statement; Special Meeting.

(a) Promptly following the date of this Agreement, (i) the Company shall prepare and file with the SEC the Proxy Statement, (ii) the Company and Parent shall prepare and file with the SEC the Schedule 13E-3, and (iii) Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts as promptly as practicable (and after consultation with the other) to respond to any comments made by the SEC with respect to the Proxy Statement, the Schedule 13E-3 and the Form S-4 and to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act.

(b) The Company, acting through its Board of Directors, shall, in accordance with applicable law:

(i) establish a record date for, duly call, give notice of, convene and hold a special meeting of its stockholders for the purpose of considering and taking action upon this Agreement and obtaining the Stockholder Approvals (as defined below) (including any adjournment or postponement thereof, the “Special Meeting”) as soon as practicable following the date hereof; provided, however, that the Company shall adjourn or postpone the Special Meeting if the majority of the outstanding shares of Company Common Stock (excluding the Excluded Shares and any shares beneficially owned by Cascade Investment LLC or Robert E. Denham) are not represented (either in person or by proxy). If the date of the Special Meeting has been set, the Company shall not establish a record date with respect to any dividend or other distribution that is within five (5) business days after the scheduled date of the Special Meeting. If a record date with respect to any dividend or other distribution has been established, the Company shall not set the date of the Special Meeting to be within five (5) business days prior to such scheduled record date; and

(ii) include in the Proxy Statement (1) the recommendation of the Board that the Stockholder Approvals be given, unless such recommendation has been withdrawn, or as such recommendation has been modified or amended, in each case in accordance with Section 5.2, and (2) the opinion of the Financial Advisor described in Section 3.12.

(c) At the Special Meeting or any postponement or adjournment thereof, Parent shall vote, or cause to be voted, all of the shares of Company Common Stock owned of record by Parent or any subsidiary of Parent with respect to which Parent or such subsidiary otherwise has, directly or indirectly, sole voting power in favor of the adoption of this Agreement and the approval of the Merger and to deliver or provide, in its capacity as a stockholder of the Company, any other stockholder approvals that are required by applicable law to effect the Merger.

Section 5.4 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release reasonably acceptable to Parent and the Company (acting through the Special Committee). Thereafter, so long as this Agreement is in effect, none of the Company, Parent or Merger Sub, nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other parties, except as may be required by law or by any listing agreement with a national securities exchange as determined in the good faith judgment of the party wanting to make such release.

Section 5.5 Notification of Certain Matters. The Company shall give prompt notice to Parent if any of the following occur after the date of this Agreement: (i) receipt of any notice or other communication in writing from any person alleging that the consent or approval of such third party is or may be required in connection with the

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transactions contemplated by this Agreement; (ii) receipt of any notice or other communication from any Governmental Entity or the NYSE Amex (or any other securities market) in connection with the transactions contemplated by this Agreement; or (iii) the occurrence of an event which would or would be reasonably likely in the future to (A) have a Company Material Adverse Effect or prevent or delay the consummation of the Merger or (B) cause any condition to the Merger to be unsatisfied; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies of Parent and Merger Sub available hereunder.

Section 5.6 Access to Information. Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall, and shall cause each of its subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Parent, during normal business hours during the period prior to the Effective Time, reasonable access to all its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel and other representatives and, during such period, the Company shall, and shall cause its subsidiaries to, make available to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request.

Section 5.7 Further Assurances.

(a) Subject to the terms and conditions of this Agreement, each of Parent and the Company shall, and shall cause its subsidiaries to, use all reasonable best efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VI hereof, to consummate the transactions contemplated by this Agreement, including the Merger, as promptly as practicable and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or Parent or any of their respective subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of any such consent, authorization, order or approval.

(b) Subject to the terms and conditions of this Agreement, each of Parent and the Company shall use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including using reasonable best efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages, and using all reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

(c) The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors, including the Special Committee, relating to this Agreement and the transactions contemplated hereby, including the Merger, and no such settlement shall be agreed to without Parent’s prior written consent.

(d) Notwithstanding the other provisions of this Section 5.7 or any other provision of this Agreement to the contrary, in no event shall Parent or its subsidiaries (including Merger Sub) or affiliates be required to agree to (i) an increase in Merger Consideration, (ii) any prohibition of or limitation on its or their ownership (or any limitation that would affect its or their operation) of any portion of their respective businesses or assets, (iii) divest, hold separate or otherwise dispose of any portion of its or their respective businesses or assets, (iv) any limitation on its or their ability to effect the Merger, or the ability of the Company (or Merger Sub) or its or their respective subsidiaries to acquire or hold or exercise full rights of ownership of any capital stock of any

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subsidiary of the Company, or (v) any other limitation on its or their ability to effectively control their respective businesses or any limitation that would affect its or their ability to control their respective operations.

Section 5.8 Indemnification.

(a) From and after the Effective Time, Parent shall, and shall cause the Surviving Entity to, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes such prior to the Effective Time, an officer or director of the Company or any of its subsidiaries (the “Indemnified Parties”) against (i) any and all losses, claims, damages, costs, expenses, fines, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company or any of its subsidiaries whether pertaining to any action or omission existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time (“Indemnified Liabilities”), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby; provided, however, that, in the case of the Surviving Entity, such indemnification shall only be to the fullest extent a corporation is permitted under the DGCL to indemnify its own directors and officers, and in the case of Parent, such indemnification shall not be limited by the DGCL but such indemnification shall not be applicable to any claims made against the Indemnified Parties (A) if a judgment or other final adjudication established that their acts or omissions were the result of active and deliberate dishonesty and were material to the cause of action so deliberated or (B) arising out of, based upon or attributable to the gaining in fact of any financial profit or other advantage to which they were not legally entitled. Parent, Merger Sub, and the Surviving Entity, as the case may be, will pay all expenses of each Indemnified Party in advance of the final disposition of any such action or proceeding, but in the case of Merger Sub and the Surviving Entity only to the fullest extent permitted by law upon receipt of an undertaking of the kind described in Section 145(e) of the DGCL. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and reasonably satisfactory to Parent (it being agreed by Parent that Skadden, Arps, Slate, Meagher & Flom LLP shall be deemed reasonably satisfactory to Parent), (ii) Parent shall, or shall cause the Surviving Entity to, pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) Parent shall, and shall cause the Surviving Entity to, use all reasonable efforts to assist in the vigorous defense of any such matter, provided that none of Parent, Merger Sub or the Surviving Entity shall be liable for any settlement of any claim effected without its written consent. Any Indemnified Party wishing to claim indemnification under this Section 5.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Parent, Merger Sub or the Surviving Entity (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 5.8 except to the extent such failure materially prejudices such party), and shall deliver to the Surviving Entity (but not Parent) an undertaking of the kind described in Section 145(e) of the DGCL. The Indemnified Parties who are members of the Special Committee (as a group) and all other Indemnified Parties (as a group) may each retain only one law firm (in addition to local counsel in each applicable jurisdiction if reasonably required) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. In the event any Indemnified Party brings any action against Parent or the Surviving Entity to enforce rights or to collect monies due under this Section 5.8, the prevailing party in such action shall be entitled to recover its costs, including reasonable attorneys’ fees and costs.

(b) Successors. In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provisions shall be made so that the continuing or surviving entity or transferee, as appropriate, shall assume the obligations set forth in this Section 5.8.

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(c) Survival of Indemnification. To the fullest extent not prohibited by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the directors, officers and fiduciaries of the Company and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective certificates of incorporation and bylaws or comparable documents in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time, provided that in the event any claim or claims are asserted or made within such six-year period, all such rights to indemnification in respect of such claim or claims shall continue until the final disposition thereof.

Section 5.9 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Entity with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Parent.

Section 5.10 Pre-Closing Restructuring. Parent will make (or not make) or cause to be made (or not be made) such entity classification elections under the Code, convert any corporate entities into limited liability companies under state corporate law, or do such other restructuring, as may be necessary to enable the Merger to qualify as a reorganization within the meaning of Section 368 of the Code.

Section 5.11 Stock Exchange Listing. Parent shall use its best efforts to cause the shares of Parent Class B Stock to be issued in the Merger to be approved for listing on the NYSE, subject to notice of issuance, prior to the Closing Date.

Section 5.12 Delisting. The Company and Parent shall cooperate and use reasonable best efforts to cause the delisting of the Company Common Stock from the NYSE Amex and the deregistration of such shares as promptly as practicable following the Effective Time in compliance with applicable law.

Section 5.13 Continuation of Special Committee. Parent and Merger Sub agree that, from and after the date of this Agreement, subject to applicable law, at all times prior to the earlier of (i) the Closing Date or (ii) the termination of this Agreement, they shall not seek to, and shall not authorize their designees to the Board of Directors of the Company to, terminate the existence of the Special Committee or materially change the Special Committee’s duties or authority or its current membership (so long as its existing members are willing to serve and have not been removed for cause, as determined in good faith by directors of the Board of Directors of the Company who are not members of the Special Committee).

ARTICLE VI

CONDITIONS TO THE MERGER

Section 6.1 Conditions to Each Party’s Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

(a) Stockholder Approvals. The Company Stockholder Approval and the affirmative vote of a majority of the outstanding shares of Company Common Stock (excluding the Excluded Shares and any shares beneficially owned by Cascade Investment LLC or Robert E. Denham) in favor of the adoption of this Agreement (the “Special Stockholder Approval” and, together with the Company Stockholder Approval, the “Stockholder Approvals”) shall have been obtained.

(b) NYSE Listing. The shares of Parent Class B Stock issuable to the Company’s stockholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject to notice of issuance.

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(c) Statutes and Injunctions. No statute, rule, regulation, judgment, order or injunction shall have been promulgated, entered, enforced, enacted or issued or be applicable to the Merger by any Governmental Entity which prohibits, restrains, or makes illegal the consummation of the Merger.

(d) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

(e) Consents. All material filings with any Governmental Entity required for the consummation of the Merger and the other transactions contemplated hereby shall have been made.

Section 6.2 Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions (which may be waived in whole or in part by Parent):

(a) The representations and warranties of the Company set forth in this Agreement shall be true and correct at and as of the Closing (without regard to any qualification as to materiality or Company Material Adverse Effect) as though made at and as of such time (or, in the case of representations and warranties that address matters only as of a particular date, as of such date), except for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by its chief executive officer and chief financial officer.

(b) The Company shall have performed or complied with, as applicable, all material obligations, agreements and covenants required by this Agreement to be performed or complied with by it, and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by its chief executive officer and chief financial officer.

(c) No statute, rule, regulation, judgment, order or injunction shall have been promulgated, entered, enforced, enacted, issued or applicable to the Merger by any Governmental Entity which (1) requires an increase in the Merger Consideration, (2) prohibits, or imposes any limitations on, Parent’s or its subsidiaries’ (or Merger Sub’s) or affiliates’ ownership (or which imposes any limitations that would affect its or their operation) of any portion of their respective businesses or assets, (3) imposes any requirement to divest, hold separate or otherwise dispose of any portion of their respective businesses or assets, (4) prohibits or imposes any limitation on its or their ability to effect the Merger, or the ability of the Company (or Merger Sub) or its or their respective subsidiaries to acquire or hold or exercise full rights of ownership of any capital stock of any subsidiary of the Company or (5) imposes limitations on its or their ability to effectively control their respective businesses or any limitation which would affect its or their ability to control their respective operations, and no action or proceeding by any Governmental Entity shall be pending which seeks any of the results described in clauses (1) through (5).

(d) Parent shall have received the opinion of Munger, Tolles & Olson LLP or, if such firm is unable to render such opinion, the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the Closing Date, based on appropriate representations of the Company, its affiliates, and Parent, and such other facts, representations, assumptions, and agreements as counsel may reasonably deem relevant, to the effect that for United States Federal income tax purposes (1) the Merger will qualify as a reorganization within the meaning of Section 368 of the Code; (2) each of Parent and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; and (3) the Merger will qualify as a complete liquidation of the Company within the meaning of Section 332 of the Code.

Section 6.3 Conditions to Obligations of the Company to Effect the Merger. The obligation of the Company to effect the Merger is subject to the satisfaction on or prior to the Closing Date of the following conditions (which may be waived in whole or in part by the Company):

(a) The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct at and as of the Closing (without regard to any qualification as to materiality or Parent Material

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Adverse Effect) as though made at and as of such time (or, in the case of representations and warranties that address matters only as of a particular date, as of such date), except for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and the Company shall have received a certificate to such effect signed on behalf of Parent by an officer of Parent.

(b) Parent and Merger Sub shall have performed or complied with, as applicable, all material obligations, agreements and covenants required by this Agreement to be performed or complied with by each of them, and the Company shall have received a certificate to such effect signed on behalf of Parent by an officer of Parent.

(c) The Company shall have received the opinion of Munger, Tolles & Olson LLP or, if such firm is unable to render such opinion, the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the Closing Date, based on appropriate representations of the Company, its affiliates, and Parent and such other facts, representations, assumptions, and agreements as counsel may reasonably deem relevant, to the effect that for United States Federal income tax purposes (1) the Merger will qualify as a reorganization within the meaning of Section 368 of the Code; (2) each of Parent and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; and (3) the Merger will qualify as a complete liquidation of the Company within the meaning of Section 332 of the Code.

Section 6.4 Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely on the failure of any condition to its obligation to consummate the Merger set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement or otherwise comply with Section 5.7 (subject, in the case of Parent and Merger Sub, to Section 5.7(d)).

ARTICLE VII

TERMINATION

Section 7.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

(a) By the mutual consent of the Parent and the Company (acting through the Special Committee).

(b) By either of the Company or Parent:

(i) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable (any such order, decree, ruling or other action, a “Final Order”); provided that the party seeking to terminate this Agreement shall have used all reasonable best efforts (subject, in the case of Parent and Merger Sub, to Section 5.7(d)) to challenge such order, decree, ruling or other action; or

(ii) if the Effective Time shall not have occurred on or before June 30, 2011 (the “Outside Date”), provided, that, a party may not terminate the Agreement pursuant to this Section 7.1(b)(ii) if its failure to perform any of its obligations under this Agreement results in the failure of the Effective Time to occur by such time; provided, however, that the Outside Date shall be extended to a date that is the later of (x) 45 days following the resolution of all comments from the SEC on the Form S-4, Proxy Statement and Schedule 13E-3 and (y) 30 days following the last day during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger, provided further, however, that the Outside Date shall not be extended past September 30, 2011.

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(c) By the Company if the Stockholder Approvals shall not have been obtained by reason of the failure to obtain the required votes upon a vote held at the Special Meeting;

(d) By the Company (acting through the Special Committee) if there has been a breach of any representation, warranty, covenant or agreement of Parent or Merger Sub set forth in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, such that Section 6.3(a) or 6.3(b) is incapable of being cured or has not been cured within thirty (30) business days after the Company gives written notice of such inaccuracy or breach to Parent; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d) if the Company is then in material breach of any of its covenants or agreements contained in this Agreement.

(e) By Parent:

(i) if the Stockholder Approvals shall not have been obtained by reason of the failure to obtain the required votes upon a vote held at the Special Meeting;

(ii) if the Board of Directors of the Company (or any committee of the Board of Directors) shall have made a Change in Recommendation; or

(iii) if there has been a breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, such that Section 6.2(a) or 6.2(b) is incapable of being cured or has not been cured within thirty (30) business days after the Parent gives written notice of such inaccuracy or breach to the Company; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(e)(iii) if (x) Parent or Merger Sub is then in material breach of any of its covenants or agreements contained in this Agreement, or (y) Parent or Blue Chip caused the Company to act, or fail to act, in such a manner that resulted in the breach by the Company giving rise to Parent’s right to terminate this Agreement pursuant to this Section 7.1(e)(iii) or the Company’s inability to cure such breach.

Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement (other than Sections 7.2, 7.3, 8.4, 8.6, 8.7, 8.8, 8.9, 8.11 and 8.12 hereof) shall forthwith become null and void, and there shall be no liability on the part of the Parent or the Company, except as provided in Section 7.3; provided, however, that nothing in this Section 7.2 shall relieve any party from liability for any breach (occurring prior to any such termination) of any of the covenants or agreements set forth in this Agreement.

Section 7.3 Expenses. Except as provided in this Section 7.3 and except for (i) the expenses in connection with printing and mailing the Proxy Statement and the Form S-4 and (ii) all SEC filing fees relating to the transactions contemplated herein (which fees and expenses shall be borne, in each case, equally by Parent and the Company), all fees and expenses incurred by the parties hereto shall be borne solely by the party that has incurred such fees and expenses.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto (with respect to the Company, acting through the Special Committee) at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that no amendment, modification or supplement of this Agreement shall be made following the adoption of this Agreement by the stockholders of the Company unless, to the extent required, approved by the stockholders of the Company.

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Section 8.2 Extension; Waiver. At any time prior to the Effective Time, the parties (with respect to the Company, acting through the Special Committee) may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.1, and except for the conditions set forth in Section 6.1, which are non-waivable, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 8.3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

Section 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Parent or Merger Sub, to:

Berkshire Hathaway Inc.
3555 Farnam Street
Omaha, Nebraska 68131
Attention: Marc D. Hamburg
Telephone No.: (402) 346-1400
Telecopier No.: (402) 346-3375

with a copy to:

Munger, Tolles & Olson LLP
355 South Grand Avenue, Suite 3500
Los Angeles, CA 90071-1560
Attention: Mary Ann Todd, Esq.
Telephone No.: (213) 683-9100
Telecopier No.: (213) 687-3702

(b)	if to the Company, to:

Wesco Financial Corporation
301 East Colorado Boulevard, Suite 300
Pasadena, California 91101-1901
Attention: Jeffrey L. Jacobson
Telephone No.: (626) 585-6700
Telecopier No.: (626) 449-1455

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Suite 3400
Los Angeles, California 90071
Attention: Brian J. McCarthy
Telephone No.: (213) 687-5000
Telecopier No.: (213) 621-5070

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Section 8.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 8.6 Entire Agreement; Third Party Beneficiaries. This Agreement (including the Exhibits hereto and the documents and the instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.8, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Section 5.8 is intended for the benefit of, and shall be enforceable by, the Indemnified Parties.

Section 8.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any party hereto.

Section 8.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

Section 8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any entity that is wholly owned, directly or indirectly, by Parent. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 8.10 Headings; Interpretation. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. “Include,” “includes,” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import. “Knowledge” and “known” means the actual knowledge after reasonable inquiry of the executive officers of the Company or Parent, as the case may be.

Section 8.11 Enforcement; Exclusive Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, including the Merger, shall be brought in any court of the State of Delaware, and each party irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in any such court, and agrees not to bring any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, including the Merger, in any other court.

Section 8.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

Berkshire Hathaway Inc.

By:	/s/ Marc D. Hamburg
	Name:	Marc D. Hamburg
	Title:	Senior Vice President and
Chief Financial Officer

Montana Acquisitions, LLC

By:	/s/ Marc D. Hamburg
	Name:	Marc D. Hamburg
	Title:	Vice President

Wesco Financial Corporation

By:	/s/ Jeffrey L. Jacobson
	Name:	Jeffrey L. Jacobson
	Title:	Vice President and Chief Financial Officer

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Annex A-2

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of April 15, 2011, is hereby entered into by and among Berkshire Hathaway Inc., a Delaware corporation (“Parent”), Montana Acquisitions, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and Wesco Financial Corporation, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, Parent, Merger Sub, and the Company are each a party to that certain Agreement and Plan of Merger, dated as of February 4, 2011 (the “Original Merger Agreement”);

WHEREAS, Parent, Merger Sub, and the Company desire to amend the Original Merger Agreement in the manner set forth herein; and

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Merger Sub and the Company agree as follows:

AGREEMENTS

1. Amendments.

(a) Section 5.3(b)(i) of the Original Merger Agreement is hereby amended and restated in its entirety to read as follows:

“establish a record date for, duly call, give notice of, convene and hold a special meeting of its stockholders for the purpose of considering and taking action upon this Agreement and obtaining the Stockholder Approvals (as defined below) (including any adjournment or postponement thereof, the “Special Meeting”) as soon as practicable following the date hereof; provided, however, that the Company shall adjourn or postpone the Special Meeting if the majority of the outstanding shares of Company Common Stock (excluding the Excluded Shares and any shares beneficially owned by Cascade Investment LLC, Robert E. Denham, Peter D. Kaufman or Robert E. Sahm) are not represented (either in person or by proxy). If the date of the Special Meeting has been set, the Company shall not establish a record date with respect to any dividend or other distribution that is within five (5) business days after the scheduled date of the Special Meeting. If a record date with respect to any dividend or other distribution has been established, the Company shall not set the date of the Special Meeting to be within five (5) business days prior to such scheduled record date; and”

(b) Section 6.1(a) of the Original Merger Agreement is hereby amended and restated in its entirety to read as follows:

“Stockholder Approvals. The Company Stockholder Approval and the affirmative vote of a majority of the outstanding shares of Company Common Stock (excluding the Excluded Shares and any shares beneficially owned by Cascade Investment LLC, Robert E. Denham, Peter D. Kaufman or Robert E. Sahm) in favor of the adoption of this Agreement (the “Special Stockholder Approval” and, together with the Company Stockholder Approval, the “Stockholder Approvals”) shall have been obtained.”

2. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

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3. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any party hereto.

4. Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

5. No Other Amendment and Agreements. Except to the extent expressly amended by this Amendment, all terms of the Original Merger Agreement shall remain in full force and effect without further amendment, change or modification.

6. Miscellaneous. Capitalized terms used but not defined herein shall have the same meaning as in the Original Merger Agreement.

(Signature Page Follows)

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company (acting through the Special Committee) have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

Berkshire Hathaway Inc.

By:	/s/ Warren E. Buffett
	Name:	Warren E. Buffett
	Title:	Chairman and Chief Executive Officer

Montana Acquisitions, LLC

By:	/s/ Marc D. Hamburg
	Name:	Marc D. Hamburg
	Title:	Vice President

Wesco Financial Corporation

By:	/s/ Jeffrey L. Jacobson
	Name:	Jeffrey L. Jacobson
	Title:	Vice President and Chief Financial Officer

Approved by the Special Committee of the Board of Directors of Wesco Financial Corporation

By:	/s/ Carolyn H. Carlburg
	Name:	Carolyn H. Carlburg
	Title:	Chairperson of the Special Committee

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Annex B

Greenhill & Co., LLC 300 Park Avenue New York, NY 10022 (212) 389-1500

CONFIDENTIAL

February 4, 2011

Special Committee of the Board of Directors (“Special Committee”)

The Board of Directors

Wesco Financial Corporation

301 East Colorado Boulevard, Suite 300

Pasadena, California 91101

Members of the Special Committee and of the Board of Directors:

We understand that Wesco Financial Corporation (the “Company”), Berkshire Hathaway Inc. (“Parent”) and Montana Acquisitions, LLC, an indirect wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), which provides, among other things, for the merger (“the Merger”) of the Company with and into Merger Sub on the terms and conditions set forth in the Merger Agreement. In the Merger, each share of common stock, par value $1.00 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger, other than shares of Company Common Stock owned by Parent or the Company or their respective direct or indirect wholly owned subsidiaries and other than any Dissenting Shares (as defined in the Merger Agreement), will be converted into the right to receive, at the election of the holder and subject to the terms of the Merger Agreement, (i) a number of shares of Class B Common Stock, $0.0033 par value per share, of Parent (“Parent Class B Stock”) equal to the Class B Exchange Ratio (which is defined in the Merger Agreement to be the quotient obtained by dividing the Merger Consideration by the Average Parent Class B Stock Price (as defined in the Merger Agreement) and rounding to four decimals) (the “Stock Consideration”) or (ii) cash, in the amount of the Merger Consideration (as defined in the Merger Agreement) (the “Cash Consideration” and together with the Stock Consideration, the “Consideration”). The Exchange Ratio and the Merger Consideration shall be determined in accordance with the terms of the Merger Agreement. For the purposes of our opinion, we have assumed that the Merger Consideration will be $390.54 per share (calculated as of February 3, 2011), based on the formula for calculating the Merger Consideration set out in the Merger Agreement and assuming a closing date of April 30, 2011.

The terms and conditions of the Merger are more fully set forth in the Merger Agreement. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

You have asked for our opinion as to whether, as of the date hereof, the Consideration to be received by the Minority Holders pursuant to the Merger Agreement is fair, from a financial point of view, to such Minority Holders. We have not been requested to opine as to, and our opinion does not in any manner address, the underlying business decision to proceed with or effect the Merger. “Minority Holders” means the holders of Company Common Stock, other than Parent and any of its affiliates.

For purposes of the opinion set forth herein, we have:

1.	reviewed a draft of the Merger Agreement dated as of February 4, 2011 and certain related documents;

2.	reviewed certain publicly available financial statements of the Company and Parent;

3.	reviewed certain other publicly available business and financial information relating to the Company and Parent that we deemed relevant;

4.	reviewed certain information, including financial and operating data concerning the Company’s businesses: Wesco-Financial Insurance Company and Kansas Bankers Surety Company (“Insurance”), CORT Business Services (“CORT”) and Precision Steel Warehouse Inc. (“Precision Steel”);

5.	reviewed certain actuarial, financial, rating agency and legal information for Insurance prepared by management of National Indemnity Company;

6.	reviewed financial forecasts for CORT prepared by the management of CORT (“CORT Forecasts”);

7.	reviewed certain publicly available financial forecasts relating to the business and financial prospects of Parent prepared by certain research analysts (“Parent Street Forecasts”);

8.	discussed the past and present operations and financial condition and the prospects of each of Insurance, CORT and Precision Steel with senior executives of each business;

9.	discussed the business, financial condition and prospects of Parent with senior executives of Parent;

10.	reviewed an independent third party appraisal from Cushman & Wakefield for the value of certain real estate assets of the Company (the “Real Estate Appraisal”);

11.	compared the value of the Consideration to a range of implied valuations for each of the component businesses of the Company;

12.	compared the premium implied by the value of the Consideration to a range of premiums paid in certain publicly available transactions that we deemed relevant, including certain minority buyout transactions;

13.	reviewed the historical market prices and trading activity for the Company Common Stock and certain companies we deemed comparable and analyzed their implied valuation multiples;

14.	participated in discussions and negotiations among representatives of the Company and its legal advisors and representatives of Parent and its legal advisors; and

15.	performed such other analyses and considered such other factors as we deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information publicly available, supplied or otherwise made available to us by representatives and management of the Company and Parent, in the case of Insurance, National Indemnity Company, and, in the case of certain real estate assets, Cushman & Wakefield, for the purposes of this opinion and have further relied upon the assurances of the representatives and management of the Company and Parent that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the CORT Forecasts that have been furnished or otherwise provided to us, we have assumed that such CORT Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of CORT as to those matters, and we have relied upon such forecasts and data in arriving at our opinion. Parent has not provided us with internally prepared forecasts, analyses or estimates and has not endorsed the Parent Street Forecasts or any other publicly available forecasts relating to the business and financial prospects of Parent. Parent did, however, participate in a discussion with us regarding its future business and financial prospects in which Parent’s management responded to questions we posed based on the Parent Street Forecasts and commented on the future business and financial prospects of Parent. On the basis of the foregoing and with the consent of the Special Committee and the Board of Directors, we have assumed that the Parent Street Forecasts are a reasonable basis upon which to evaluate the business and financial prospects of Parent and have used the Parent Street Forecasts for the purposes of our opinion. We express no opinion with respect to the CORT Forecasts or the Parent Street Forecasts or the assumptions upon which they are based. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals other than the Real Estate Appraisal, and we have relied upon the Real Estate Appraisal for the purposes of our opinion. We express no opinion with respect to the Real Estate Appraisal. We have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement and without waiver of any material terms or conditions set forth in the Merger Agreement. We have further assumed that all material governmental, regulatory and other consents and approvals necessary for the consummation of the Merger will be obtained without any effect on the Merger meaningful to our analysis. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion.

We were not requested to and did not solicit any expressions of interest from any other parties with respect to the sale of the Company, the sale of the Company Common Stock held by the Minority Holders or any other alternative transaction. No opinion is expressed as to whether any alternative transaction might produce consideration for the Minority Holders in an amount in excess of that contemplated in the Merger.

We have acted as financial advisor to the Special Committee in connection with the Merger and will receive a fee for rendering this opinion. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this opinion we have not been engaged by, performed any services for or received any compensation from the Special Committee, the Company or any other parties to the Merger (other than any amounts that were paid to us under the letter agreement pursuant to which we were retained as a financial advisor to the Special Committee in connection with the Merger).

It is understood that this letter is for the information of the Special Committee and the Board of Directors and is rendered to the Special Committee and to the Board of Directors in connection with their respective considerations of the Merger and may not be used for any other purpose without our prior written consent, except that this opinion may be reproduced in full in any proxy or information or registration statement to be mailed to the stockholders of the Company in connection with the Merger. We are not expressing an opinion as to any aspect of the Merger other than the fairness to the Minority Holders of the Consideration to be received by them from a financial point of view. Our opinion addresses fairness from a financial point of view to the Minority Holders solely in their capacities as holders of Company Common Stock, and without regard to their ownership of any other securities, including securities of any affiliate of Parent. We express no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of the Company, or any class of such persons relative to the Consideration to be received by the holders of Company Common Stock in the Merger or with respect to the fairness of any such compensation. In particular, we express no opinion as to the prices at which shares of Parent will trade at any future time. This opinion has been approved by our fairness committee. This opinion is not intended to be and does not constitute a recommendation to the members of the Special Committee or the Board of Directors as to whether they should recommend or approve the Merger or the Merger Agreement, nor does it constitute a recommendation as to whether the stockholders of the Company should approve the Merger or take any other action in respect of the Merger at any meeting of the stockholders convened in connection with the Merger.

Based on and subject to the foregoing, including the limitations and assumptions set forth herein, we are of the opinion that as of the date hereof the Consideration to be received by the Minority Holders pursuant to the Merger Agreement is fair, from a financial point of view, to such Minority Holders.

Very best regards,

GREENHILL & CO., LLC

By:	/s/ Robert F. Greenhill
Robert F. Greenhill
Chairman

Annex C

DELAWARE GENERAL CORPORATION LAW

SECTION 262 APPRAISAL RIGHTS

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes as indicated in this example	☒

Wesco Financial Corporation’s Board of Directors recommends a vote FOR proposal 1:

		FOR ☐	AGAINST ☐	ABSTAIN ☐
1.	To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 4, 2011, as it may be amended from time to time, by and among Berkshire Hathaway Inc., a Delaware corporation, Montana Acquisitions, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Berkshire Hathaway Inc., and Wesco Financial Corporation, a Delaware corporation.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting, and, if necessary, a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies in favor of the proposal to adopt the Agreement and Plan of Merger.

Mark Here for Address Change or Comments SEE REVERSE	☐	Will Attend Meeting	☐	YES

Signature	Signature	Date

NOTE: Please sign as name appears hereon and date. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take of advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time on the day prior to the special meeting day.

INTERNET http://www.proxyvoting.com/wsc Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Directions to Special Meeting

Meeting – The special shareholders’ meeting of Wesco Financial Corporation will be held at the University Club of Pasadena, 175 North Oakland Avenue, Pasadena, California 91101, on Friday, June 24, 2011 at 10:00 a.m., local time. Please note that there will not be a question and answer session with Charles T. Munger during or immediately following the special meeting.

Parking – Parking is available at nearby public parking lots.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders. The proxy statement and proxy card for the special meeting are available on Wesco Financial Corporation’s website at www.wescofinancial.com or at http://bnymellon.mobular.net/bnymellon/wsc.

▼ FOLD AND DETACH HERE ▼

WESCO FINANCIAL CORPORATION

Proxy for Special Meeting of Shareholders

June 24, 2011

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Jeffrey L. Jacobson, Margery A. Patrick and Robert E. Sahm, or any one of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as directed on the other side hereof, all shares of capital stock of WESCO FINANCIAL CORPORATION held of record by the undersigned on May 16, 2011, at the special meeting of shareholders to be held at the University Club of Pasadena, 175 North Oakland Avenue, Pasadena, California 91101, on Friday, June 24, 2011 at 10:00 a.m., local time, or at any adjournment or adjournments thereof.

The shares represented by the proxy will be voted as specified. If no specification is made, the shares represented by the proxy will be voted FOR the proposal on the reverse side of this proxy card.

Address Change/Comments (Mark the corresponding box on the reverse side)

(Continued and to be marked, dated and signed, on the other side)